QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/x/	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
PREVIEW SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ /	No fee required
/x/	Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies: Common Stock, Par Value $0.0002
	(2)	Aggregate number of securities to which transaction applies: Not Applicable
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    Not Applicable

	(4)	Proposed maximum aggregate value of transaction: $59,247,500
	(5)	Total fee paid: $11,850
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PREVIEW SYSTEMS, INC.
1195 W. Fremont Blvd.
Sunnyvale, California 94087

    June [  ], 2001

    Dear Stockholders:

    You are cordially invited to attend our Annual Meeting of Stockholders, which will be held on Friday, July 13, 2001, at 8:00 a.m., Pacific Daylight Savings Time, at the Marriott Hotel, 2700 Mission College Blvd., Santa Clara, California 95054.

    At the meeting, you will be asked, among other things, to approve a Plan of Liquidation and Dissolution for Preview Systems, Inc. This proposal is being offered because our Board believes that, if adopted, a Plan of Liquidation and Dissolution would maximize stockholder value. If you approve the Plan of Liquidation and Dissolution, you will then be asked to approve the sale of assets related to our electronic software distribution business pursuant to the terms of a Asset Purchase Agreement by and between Preview Systems, Inc. and Aladdin Knowledge Systems, Ltd. dated May 17, 2001. Because of the uncertainties as to the precise net realizable value of our assets and the ultimate settlement amount of our liabilities, it is impossible to predict with certainty the aggregate net values that will ultimately be distributed to our stockholders or the timing of distributions if the Plan of Liquidation and Dissolution is approved. However, based upon information presently available to us, assuming the close of the sale of certain of our assets to Aladdin Knowledge Systems, Ltd., and assuming no unanticipated claims or other material adverse events, we believe our stockholders are likely to receive a minimum of $3.25 per share from the initial distribution of net available assets to occur in or around August 2001. We currently anticipate that the majority of the remaining proceeds from the dissolution would be distributed over a period of 3 years.

    Our Board of Directors believes that this proposal is in the best interests of Preview Systems, Inc. and our stockholders and urges you to vote in favor of this proposal.

    The formal Notice of Meeting, the Proxy Statement, the proxy card and a copy of the Annual Report to Stockholders describing Preview Systems' operations for the year ended December 31, 2000 are enclosed. I hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

    If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials. If so, please sign and return each proxy card you receive so that all of your shares may be voted. I look forward to meeting you at the Annual Meeting.

                      Very truly yours,

                      PREVIEW SYSTEMS, INC.

                      VINCENT PLUVINAGE
                       President, Chief Executive Officer and Director

PREVIEW SYSTEMS, INC.
1195 W. Fremont Blvd.
Sunnyvale, California 94087

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 13, 2001

To the Stockholders of Preview Systems, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PREVIEW SYSTEMS, INC., a Delaware corporation, ("Preview Systems") will be held at the Marriott Hotel, 2700 Mission College Blvd., Santa Clara, California, 95054 on July 13, 2001, at 8:00 a.m., Pacific Daylight Savings Time. The purposes of the Annual Meeting will be:

  1.
  To approve and adopt the Plan of Liquidation and Dissolution attached as Exhibit A to the Proxy Statement (Proposal No. 1);

  2.
  If the Plan of Liquidation and Dissolution is approved, to consider and vote upon the principal terms of the Asset Purchase Agreement, dated as of May 17, 2001, by and between Preview Systems and Aladdin Knowledge Systems, Ltd. attached as Exhibit B to the Proxy Statement (Proposal No. 2);

  3.
  To elect our Board of Directors to serve until the next Annual Meeting of Stockholders or until their successor are duly elected (Proposal No. 3);

  4.
  To ratify the appointment of Arthur Andersen LLP as Preview Systems' independent accountants for the year ending December 31, 2001 (Proposal No. 4); and

  5.
  To consider and act upon any other matter which may properly come before the meeting or any postponement or adjournment thereof.

    Our Board of Directors has fixed the close of business on May 16, 2001, as the record date for determining stockholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. Only holders of record of Common Stock of Preview Systems at the close of business on the record date will be entitled to notice of and to vote at the meeting and any postponement or adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

    A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may revoke your proxy and vote in person. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                      By Order of the Board of Directors,

                      VINCENT PLUVINAGE
                       President, Chief Executive Officer and Director

Sunnyvale, California
June [  ], 2001

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

    The following questions and answers are for your convenience only, and briefly address some commonly asked questions about the proposals. You should still carefully read this proxy statement in its entirety, including the attached appendix.

Q:
WHAT WILL BE VOTED ON AT THE ANNUAL MEETING?

A:
The proposals to be voted on at the Annual Meeting are (1) whether to approve a Plan of Liquidation and Dissolution attached as Exhibit A (the "Plan of Dissolution" or the "Plan"); (2) if the Plan of Liquidation and Dissolution is approved, whether to approve a sale of assets related to our electronic software distribution ("ESD") business to Aladdin Knowledge Systems, Ltd. ("Aladdin") pursuant to the terms of the Asset Purchase Agreement attached as Exhibit B (the "Asset Purchase Agreement"); (3) whether to elect the two Board of Directors standing for re-election; (4) whether to ratify the appointment of Arthur Andersen LLP as Preview Systems' independent accountants for the year ending December 31, 2001, and (5) any other matter which may properly come before the meeting.

Q:
WHAT DOES THE PLAN OF DISSOLUTION ENTAIL?

A:
The Plan of Dissolution provides for the liquidation, winding up and dissolution of Preview Systems. If the Plan of Dissolution is approved, we will sell all of our non-cash assets, satisfy our contractual obligations and make liquidating distributions to our stockholders of Preview Systems' net available assets. By the terms of the Plan of Dissolution, stockholder approval of the Plan will also constitute stockholder approval of the sale of all or substantially all of Preview Systems' assets in one or more transactions. However, assuming stockholders approve the Plan of Dissolution, we will also seek stockholder approval of the sale of assets pursuant to the Asset Purchase Agreement.

Q:
WHAT IS PREVIEW SYSTEMS ENTITLED TO RECEIVE FOR THE ASSETS PROPOSED TO BE SOLD TO ALADDIN?

A:
On May 17, 2001, Preview Systems entered into an agreement with Aladdin to sell assets related to our ESD business which represents substantially all of our non-cash assets, for approximately $5,000,000 in cash (the "Asset Sale"). This agreement is subject to, among other things, approval of the Plan of Dissolution from the Preview Systems stockholders and other closing requirements.

Q:
WHAT WILL HAPPEN IF THE PLAN OF DISSOLUTION IS NOT APPROVED?

A:
If the Plan of Dissolution is not approved, we will continue operating Preview Systems as an ongoing concern and no immediate distributions of cash will be made to stockholders. In addition, the agreement between Preview Systems and Aladdin to sell our ESD business to Aladdin will terminate.

Q:
WHAT WILL HAPPEN IF THE STOCKHOLDERS APPROVE THE PLAN OF DISSOLUTION BUT NOT THE ASSET SALE, OR IF THE ASSET SALE IS NOT COMPLETED?

A:
If the proposed Asset Sale is not completed, even though the stockholders approve the Plan of Dissolution, Preview Systems will still proceed with the orderly liquidation of our assets to other prospective buyers (if any) and the winding up of our business and operations. If the Asset Sale is not completed, Preview Systems would likely not be able to sell our assets to another buyer on terms as favorable as those provided in the Asset Purchase Agreement, or at all, which would mean that less or no assets would be available for distribution to Preview Systems' stockholders than if the Asset Sale had been completed.

Q:
WHEN DO YOU EXPECT THE ASSET SALE TO BE COMPLETED?

A:
The parties are working toward completing the transaction as quickly as possible. In addition to stockholder approval of both the Plan of Dissolution and the Asset Sale, each of Preview Systems and Aladdin must satisfy, to the extent possible, all of the closing conditions contained in the Asset Purchase Agreement. We currently estimate that the Asset Purchase Agreement will close in August 2001.

Q:
WHEN WILL THE STOCKHOLDERS RECEIVE ANY PAYMENT FROM THE LIQUIDATION OF PREVIEW SYSTEMS?

A:
If the Plan of Dissolution is approved, we anticipate that an initial distribution of available assets will be made to the stockholders in or around August 2001. Thereafter, as we liquidate our remaining assets and properties we will distribute available liquidation proceeds to stockholders as our Board of Directors deems appropriate. We anticipate that the majority of the remaining liquidation proceeds will be distributed over a period of 3 years.

Q:
WHAT IS THE AMOUNT OF THE PAYMENT THAT STOCKHOLDERS WILL RECEIVE FROM THE LIQUIDATION OF PREVIEW SYSTEMS?

A:
Because of the uncertainties as to the precise net realizable value of our assets and the ultimate settlement amount of our liabilities, it is impossible to predict with certainty the aggregate net values which will ultimately be distributed to our stockholders should the Plan of Dissolution be approved. However, based upon information presently available to us, assuming the close of the sale of certain of our assets to Aladdin, and assuming no unanticipated claims or other material adverse events, we believe our stockholders are likely to receive a minimum of $3.25 per share from the initial distribution of net available assets to occur in or around August 2001.

Q:
SHOULD I STILL VOTE TO ELECT OUR BOARD OF DIRECTORS AND RATIFY THE SELECTION OF ACCOUNTANTS IF I APPROVE THE PLAN OF DISSOLUTION?

A:
Yes. Even if a stockholder votes to approve the Plan of Dissolution, each stockholder should vote on the proposal to elect our Board of Directors and the proposal to ratify the appointment of Arthur Andersen LLP as Preview Systems' independent accountants for the year ending December 31, 2001. If the Plan of Dissolution is adopted, our Board of Directors will oversee, or will appoint a trustee to oversee, the orderly liquidation and dissolution of Preview Systems. Additionally, Preview Systems will still require the services of independent accountants to conduct yearly audits and other such matters for so long as Preview Systems is obligated to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended.

Q:
WHAT DO PREVIEW SYSTEMS STOCKHOLDERS NEED TO DO NOW?

A:
After carefully reading and considering the information contained in this Proxy Statement, each Preview Systems stockholder should complete and sign his or her proxy and return it in the enclosed return envelope as soon as possible so that his or her shares may be represented at the meeting. A majority of shares entitled to vote must be represented at the meeting to enable Preview Systems to conduct business at the meeting.

Q:
CAN PREVIEW SYSTEMS STOCKHOLDERS CHANGE THEIR VOTE AFTER THEY HAVE MAILED THEIR SIGNED PROXIES?

A:
Yes. A stockholder can change his or her vote any time before proxies are voted at the meeting. Each stockholder can change his or her vote in one of three ways. First, a stockholder can send a written notice to our Chief Financial Officer, Roger Rowe, at our executive offices, stating that he or she would like to revoke his or her proxy. Second, a stockholder can complete and submit a new proxy. If a stockholder chooses either of these two methods, he or she must submit the notice of revocation or the new proxy to Preview Systems. Third, a stockholder can attend the meeting and vote in person.

2

Q:
IF PREVIEW SYSTEMS SHARES ARE HELD IN "STREET NAME" BY A STOCKHOLDER'S BROKER, WILL THE BROKER VOTE THESE SHARES ON BEHALF OF THE STOCKHOLDER WITH RESPECT TO THE APPROVAL OF THE PLAN OF LIQUIDATION?

A:
A broker will vote Preview Systems shares only if the holder of these shares provides the broker with instructions on how to vote. Stockholders should follow the directions provided by their brokers regarding how to instruct brokers to vote the shares.

Q:
CAN I SELL MY SHARES OF PREVIEW SYSTEMS COMMON STOCK ONCE THE PLAN OF DISSOLUTION IS APPROVED?

A:
If the Plan of Dissolution is approved by the stockholders, it is likely that we will not be able to maintain compliance with Nasdaq's listing requirements or that Nasdaq will take action to delist our securities from their National Market System. If our Common Stock is delisted from Nasdaq, trading, if any, would thereafter be conducted on the over-the-counter market in the so-called "pink sheets" or on the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. Consequently, stockholders may find it more difficult to dispose of, or to obtain accurate quotations as to the price of our Common Stock. In addition, we intend to close our stock transfer books and restrict transfers of our Common Stock after filing the Certificate of Dissolution with the State of Delaware.

Q:
WHO CAN HELP ANSWER QUESTIONS?

A:
If you have any additional questions about any of the proposals or if you need additional copies of this Proxy Statement or any public filings referred to in this Proxy Statement, you should contact: Roger Rowe, Chief Financial Officer, at (503) 220-2300. Our public filings can also be accessed at the SEC's web site at www.sec.gov.

3

PREVIEW SYSTEMS, INC.
1195 W. Fremont Blvd.
Sunnyvale, California 94087

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 13, 2001

    Our Board of Directors is soliciting proxies for the 2001 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

    Our Board set May 16, 2001 as the record date for the meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. 17,335,194 shares of common stock were outstanding on the record date.

    Voting materials, which include this Proxy Statement, a proxy card and the 2000 Annual Report, will be mailed to stockholders on or about June 11, 2001.

    In this Proxy Statement:

  •
  "We," "us," "our" and "Preview Systems" refer to Preview Systems, Inc.,

  •
  "Annual Meeting" or "Meeting" means our 2001 Annual Meeting of Stockholders

  •
  "Board of Directors" or "Board" means our Board of Directors

  •
  "SEC" means the United States Securities and Exchange Commission

    We have summarized below important information with respect to the Annual Meeting.

Time And Place Of The Annual Meeting

    The Annual Meeting is being held on Friday, July 13, 2001 at 8:00 a.m. Pacific Daylight Savings Time at the Marriott Hotel, 2700 Mission College Blvd., Santa Clara, California 95054.

    All stockholders who owned shares of our stock as of May 16, 2001, the record date, may attend the Annual Meeting.

Purpose Of The Proxy Statement And Proxy Card

    You are receiving a Proxy Statement and proxy card from us because you owned shares of our common stock on May 16, 2001, the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

    When you sign the proxy card, you appoint Vincent Pluvinage and Roger Rowe as your representatives at the meeting. Vincent Pluvinage and Roger Rowe will vote your shares, as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change.

Proposals To Be Voted On At This Year's Annual Meeting

    You are being asked to vote on:

  •
  The approval and adoption of the Plan of Liquidation and Dissolution.

  •
  If the Plan of Liquidation and Dissolution is approved, the approval of the sale of assets pursuant to the terms of the Asset Purchase Agreement by and between Preview Systems and Aladdin Knowledge Systems, Ltd.

  •
  The election of directors to serve on our Board of Directors.

  •
  The ratification of our appointment of Arthur Anderson LLP as our independent accountants for the current fiscal year.

    Our Board of Directors recommends a vote FOR each proposal.

Voting Procedure

You may vote by mail

    To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote in person at the meeting.

    We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Holding shares in "street name" means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in "street name" and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.

You may change your mind after you have returned your proxy.

    If you change your mind after you return your proxy, you make revoke your proxy at any time before the polls close at the meeting. You may do this by:

  •
  signing another proxy with a later date, or

  •
  voting in person at the Annual Meeting.

Multiple Proxy Cards

    If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

Quorum Requirement

    Shares are counted as present at the meeting if the stockholder either:

  •
  is present and votes in person at the meeting, or

  •
  has properly submitted a proxy card.

    A majority of our outstanding shares as of the record date must be present at the meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a "quorum."

Consequences of Not Returning Your Proxy; Broker Non-Votes

    If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

  •
  vote your shares on routine matters, or

  •
  leave your shares unvoted.

    Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, brokers may vote such shares on behalf of their clients with respect to "routine" matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as a proposal to approve a plan of dissolution or a proposal submitted by a stockholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a "broker non-vote."

    Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

    We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting.

Effect Of Abstentions

    Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Required Vote

    Assuming a quorum is present, the approval of the Plan of Liquidation and Dissolution and the ratification of the independent accountants will require the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting. The six nominees receiving the highest number of yes votes will be elected as directors.

Vote Solicitation; Use Of Outside Solicitors

    Preview Systems is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers, and other employees may contact you by telephone, Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. Skinner, Inc. has been hired to assist in the distribution of proxy materials and solicitation of votes. They will be paid $7,500 for these services, plus reimbursement for certain out-of-pocket expenses.

Voting Procedures

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of American Stock Transfer and Trust Company, our transfer agent. Roger Rowe, our Chief Financial Officer, will act as the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting.

    The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned but not marked will be voted FOR each of the director nominees, FOR each of the other proposals discussed in this Proxy Statement, and as the proxy holders deem desirable for any other matters that may come before the Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

    We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Publication Of Voting Results

    We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the third quarter of 2001, which we will file with the SEC. You can get a copy by contacting Roger Rowe, our Chief Financial Officer at (503) 220-2300 or the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

Other Business

    We do not know of any business to be considered at the 2001 Annual Meeting other than the proposals described in this proxy statement. However, because we did not receive notice of any other proposals to be brought before the meeting by        , 2001 [the date of the definitive proxy statement], if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Vincent Pluvinage and Roger Rowe to vote on such matters at their discretion.

Proposals For 2002 Annual Meeting

    To have your proposal included in our proxy statement for the 2002 Annual Meeting, you must submit your proposal in writing by February 11, 2002 to Roger Rowe, Chief Financial Officer, Preview Systems, Inc, 1195 W. Fremont Blvd., Sunnyvale, California 94087.

    If you submit a proposal for the 2002 Annual Meeting after May 14, 2002, management may or may not, at their discretion, present the proposal at the meeting, and the proxies for the 2002 Annual Meeting will confer discretion on the management proxy holders to vote against your proposal.

APPROVAL AND ADOPTION OF
PLAN OF LIQUIDATION AND DISSOLUTION
(Proposal No. 1)

General

    Our Board of Directors is proposing the Plan of Liquidation and Dissolution (the "Plan of Dissolution" or the "Plan") for approval by our stockholders at the Annual Meeting. The Plan was adopted by our Board of Directors, subject to stockholder approval, on May 22, 2001. A copy of the Plan is attached as Exhibit A to this Proxy Statement. Certain material features of the Plan are summarized below. Stockholders should read the Plan in its entirety.

    Our Board of Directors adopted resolutions dated May 22, 2001, which authorized, subject to the stockholders' approval, the orderly liquidation of Preview Systems' assets pursuant to the Plan. The Plan provides that, if the requisite stockholder approval is received (such time of approval deemed the "Effective Date"), our officers and directors will initiate the complete liquidation and subsequent dissolution of Preview Systems. After the Effective Date, we will not engage in any business activities except for the purpose of preserving the value of our assets, prosecuting and defending lawsuits by or against us or our subsidiaries, adjusting and winding up our business and affairs, selling and liquidating all or substantially all of our properties and assets, including our intellectual property and other intangible assets, paying our creditors and making distributions to stockholders, in accordance with the Plan. In addition, after the Effective Date, we will file a Certificate of Dissolution with the Secretary of State of the State of Delaware.

    Our Board of Directors may, at any time, transfer to a liquidating trust our remaining assets to complete the liquidation and distribution of our available assets to our stockholders pursuant to the Plan. The liquidation trust would then succeed to all of the assets, liabilities and obligations of Preview Systems. Our Board of Directors may appoint one or more of its members or an officer of Preview Systems to act as trustee or trustees of such liquidating trust. If, however, all of our assets are not distributed within three years after the date our Certificate of Dissolution is filed with the State of Delaware, we will transfer our remaining assets to a liquidating trust. Your approval of the Plan will also constitute your approval of any appointment and compensation of such trustees.

    During the liquidation of our assets, we may pay to our officers, directors, employees, and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan and/or retention and severance benefits. Your approval of the Plan will constitute your approval of the payment of any such compensation.

    The following resolution will be offered at the Annual Meeting:

"RESOLVED, THAT THE PLAN OF LIQUIDATION AND DISSOLUTION RECOMMENDED BY THE BOARD OF DIRECTORS BE AUTHORIZED AND APPROVED."

BACKGROUND AND REASONS FOR THE PLAN

Company Background

    Preview Systems is a provider of an Internet-based infrastructure solution that enables networks for distribution and licensing of digital goods. Our solution links software publishers and music labels to their channel partners and end-users worldwide, creating an end-to-end electronic distribution chain that manages the e-commerce of digital goods and associated licensing rights. Our business model is based on the collection of network transaction fees based on a percentage the sales fulfilled by our customers using our solution. We also provide limited consulting, training and support as part of our initial integration fee and maintenance agreements, and additional consulting, training and premium support, generally on a time-and-materials basis. In addition, we recently began offering a managed service whereby we operate certain parts of our technology on behalf of customers and charge fees that include one-time set up fees and ongoing transaction fees.

    We were incorporated in Delaware in April 1998 to acquire all of the outstanding equity interests of Preview Software and Portland Software. We completed both of these mergers on August 5, 1998. Prior to the mergers, Portland Software developed and licensed infrastructure software applications designed to enable electronic software distribution among multiple distribution channel partners. Preview Software developed and licensed electronic software distribution products that enabled management and enforcement of licensing rights both prior to and after electronic delivery to end customers. During the period immediately preceding merger discussions, several key customers expressed to both companies the desire to license a system that would feature Portland Software's server software with the capabilities provided by Preview Software's client software. As a result, the two companies decided to merge and combine their software and services into a single comprehensive solution.

    During 1999 and 2000, we expanded our platform to support multiple digital goods and include full multi-lingual support for both Windows and Mac platforms. In addition, we expanded our service engineering capabilities to support integration into our customer environments. In late 2000, we introduced the managed service offering and began to provide payment processing customer support and merchandising services to certain customers. We marketed our solution through targeted activities including trade shows, conferences, direct mail, electronic marketing and marketing materials. In addition, we engaged in co-marketing activities with our customers, including production and distribution of co-branded collateral, joint sponsorship of conferences and public relations.

    In order to finance our research and development and marketing efforts, we raised a total of $39.7 million in venture capital financing from leading firms such as SOFTBANK Technology Ventures, Telos Venture Partners, Olympic Venture Partners, RWI Group, IBM and JP Morgan. We completed our initial public offering of common stock in December 1999, raising $71.2 million, net of offering expenses. In January 2000, the underwriters of our initial public offering exercised their over-allotment option, resulting in additional net proceeds of $11.1 million.

    As a result of these efforts our annual revenues increased from approximately $610,000 in 1998, to approximately $3.5 million in 1999 and $7.8 million in 2000. Despite this growth of revenues, we have not been successful in generating sufficient revenues to sustain our business through our transaction fee based model. The distribution channel for digital goods is complex and multi-tiered, consisting of publishers, which sell to distributors, resellers and end customers; distributors, which sell to resellers; original equipment manufacturers, which sell to resellers and end customers; and resellers, which sell to end customers. To date, we have not been successful attracting the critical mass of channel participants necessary for our success. Additionally, our customers have had limited experience using our solution to distribute their products and the failure of our customers to sell significant amounts of digital goods using our solution has resulted in slower revenue growth. As of December 31, 2000, we had an accumulated deficit of $55.4 million, including net losses of $24.5 million in 2000, $17.1 million in 1999 and $11.3 million in 1998.

    In February 2001, we announced a reduction in our headcount of approximately 25%, eliminating 37 positions. We also introduced other expense control measures primarily in the area of marketing programs and we reduced our reliance on outside contractors. In April 2001, we further reduced our headcount to a current total of approximately 40 positions.

Review of Alternatives

    Commencing in July 2000, management and our Board reviewed Preview Systems' operations and business and considered the possibility of acquiring other entities, as well as seeking merger opportunities. To this end, we engaged Robertson Stephens, Inc. to provide financial advisory and investment banking services in connection with the exploration of certain strategic alternatives, including a possible sale of or business combination involving Preview Systems. These efforts have culminated with Robertson Stephens contacting fifteen prospective strategic partners or acquirors on our behalf. In addition, management separately pursued prospective strategic partners or acquirors. Based on these efforts, management has reviewed eight of these opportunities in depth. This review included varying degrees of legal and financial due diligence, meetings with management of the potential strategic partners or acquirors and analysis by management and Robertson Stephens of the opportunities presented. Of these opportunities, we pursued three proposals to the point of entering into non-binding letters of intent.

    Specifically, in September 2000, we signed a non-binding letter of intent with a publicly traded company to pursue a potential business combination of the two companies. Both parties conducted extensive legal and financial due diligence and spent considerable effort negotiating a definitive agreement. However, between the time of signing the letter of intent and the completion of negotiations over the definitive agreement, the public trading price of the shares being offered by the potential acquiror decreased significantly, resulting in a transaction which was no longer financially attractive, and negotiations were halted in December 2000. In January 2001, we signed a second non-binding letter of intent with another publicly traded company for the sale of substantially all of Preview Systems' assets, including our intellectual property. After extensive legal and financial due diligence by both parties and extended negotiations over the definitive agreement, the parties could not agree on the final terms and conditions surrounding of this transaction including material disagreements on the value of consideration being offered and the indemnification obligations of the respective parties. Moreover, between the time of the signing of the letter of intent and the near completion of a definitive agreement, the public trading price of the shares offered by the potential acquiror had decreased significantly thereby resulting in a transaction which was no longer financially attractive, and negotiations were halted in March 2001. In March 2001, we signed a third non-binding letter of intent with another publicly traded company to pursue a potential business combination of the two companies. After extensive financial due diligence by the potential acquiror and extended meetings between the management of both companies, the potential acquiror declined to continue the transaction and negotiations were halted later that same month.

    In February 2001, Preview Systems publicly announced that we were exploring possible strategic alternatives, including the sale of all or parts of our business, to maximize stockholder value. After negotiations with the third prospective acquiror halted in March 2001, our Board of Directors considered the various strategic alternatives available to it at that time and concluded that a further solicitation of proposals on a non-exclusive negotiation basis for the purchase of Preview Systems or our assets was in the best interests of the stockholders. Accordingly, in April 2001, we invited twenty companies to participate in a competitive bidding process. Of the 20 companies invited to participate, thirteen signed non-disclosure agreements and received a confidential memorandum describing Preview Systems. Of the thirteen companies who received the confidential memorandum, six submitted proposals to acquire Preview Systems or our assets. The management and Board of Directors evaluated all proposals based on various criteria including return to stockholders, speed at which a transaction could be consummated, the financial strength and motivation of the bidder, the type of consideration offered and reduction of ongoing risk to Preview Systems and our remaining assets.

    The first category of proposals we received was from various parties interested in acquiring the entire company; however, these offers were either at amounts less than our net asset value or required our stockholders to retain securities of potential acquirors whose future financial prospects were themselves uncertain and/or for which liquidity options were limited. We also received proposals from entities under which the proposing company would have been merged into Preview Systems in return for the issuance to the stockholders of that business of shares of our common stock, which would have constituted a significant dilution to our current stockholders. After consideration of the financial and business ramification of such proposals, our Board of Directors and management rejected these proposals based on the criteria outlined above. The other category of proposals was structured to purchase various assets of Preview Systems, including our intellectual property and customer relationships, in exchange for cash or publicly traded stock. After consideration of the financial and business ramifications of these proposals, our Board of Directors instructed management to pursue multiple proposals in parallel.

    On May 17, 2001, our Board of Directors authorized the execution of an Asset Purchase Agreement with Aladdin Knowledge Systems, Ltd. ("Aladdin"), a provider of Internet and software security headquartered in Tel Aviv, Israel. Under the terms of the Agreement, Aladdin will pay approximately $5 million in cash for certain assets related to our electronic software distribution ("ESD") business. See "Approval of Asset Purchase Agreement (Proposal No. 2)" for additional information about this agreement.

    Preview Systems currently remains in negotiations for the sale of our remaining assets with parties who have expressed an interest in the non-ESD assets, specifically the Ziplock Electronic Media Distribution systems and associated intellectual property rights. Under the terms of the agreement with Aladdin, Preview Systems retained the right to these assets as well as the right to sell these assets to multiple third parties. We do not expect the proceeds from any sales of the non-ESD assets to be material compared to our current cash position.

Conclusion of our Board of Directors

    On May 22, 2001, our Board of Directors unanimously adopted the Plan of Dissolution. In arriving at this conclusion, our Board considered a number of factors, including alternatives to the proposal and the future prospects of Preview Systems. Our Board of Directors concluded that the Plan of Dissolution was in the best interests of Preview Systems and our stockholders.

    Prior to the meeting of our Board of Directors on May 22, 2001, our Board received comparisons of Preview Systems' net asset value to the prices at which our common stock was trading at different points in time and analyzed the results of management's investigation of various acquisition, investment and strategic partnering opportunities. Our Board of Directors had been kept informed continuously of our business, affairs and financial condition, and since July 2000 has convened numerous meetings to consider these issues. Further, our Board has been kept informed of management's efforts to consummate strategic business combinations or other alternatives to maximize stockholder value (see "Review of Alternatives" above). Our Board determined that it would not be advisable to continue to operate Preview Systems on an independent basis indefinitely if the potential for revenue growth is limited given Preview Systems' transaction fee based business model, the current slow growth of the electronic sales and distribution of digital goods over the Internet, the near-term impact of still unresolved legal issues surrounding copyrighted digital products, and revised and reduced industry analyst forecasts.

    Based on this information, our Board of Directors believed that a distribution to the stockholders of Preview Systems' net assets would return the greatest likely value, when adjusted for risk, to our stockholders as compared to other alternatives and that dissolution would prevent further erosion of stockholders' equity through continuing net losses and market declines. There can be no assurance that the liquidation value per share of Common Stock in the hands of the stockholders will equal or exceed the price or prices at which the Common Stock has recently traded or may trade in the future. However, our Board of Directors believes that it is in the best interests of Preview Systems and our stockholders to distribute to the stockholders Preview Systems' net available assets pursuant to the Plan of Dissolution. If the Plan is not approved by the stockholders, our Board of Directors will explore the alternatives then available for the future of Preview Systems.

FACTORS TO BE CONSIDERED BY STOCKHOLDERS IN DECIDING
WHETHER TO APPROVE THE PLAN

    There are many factors that Preview Systems' stockholders should consider when deciding whether to vote to approve the Plan. Such factors include those set forth in Preview Systems' Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000, Preview Systems' Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as well as those factors set forth below.

There are risks associated with forward looking statements.

    This Proxy Statement contains certain forward looking statements, including statements contained under the heading "Liquidation Analysis and Estimates" below and other statements concerning the value of Preview Systems' net assets, the liquidation value per share of Common Stock as compared to our market price absent the proposed liquidation, and the likelihood of stockholder value resulting from sale of certain of our significant assets. The methods used by our Board of Directors and management in estimating the value of Preview Systems' assets do not result in an exact determination of value nor are they intended to indicate definitively the amount a stockholder will receive in liquidation. Specifically, estimates regarding final proceeds from the sale of assets related to our ESD business to Aladdin and the ultimate disposition of the remaining non-cash assets to third party acquirors are subject to many variables and will not be determined with certainty until the lapse of indemnity provisions outlined in the definitive purchase agreements and the settlement of remaining liabilities.

    In addition, we will need to liquidate our excess property and equipment, accounts receivable retained by Preview Systems, and an investment held in a non-public company. The cash value realized by Preview Systems for these assets will be difficult to estimate, and we can make no assurance that we will receive any material amounts with respect to such assets. No assurance can be given that the amount to be received in liquidation will equal or exceed the price or prices at which the Common Stock has recently traded or may trade in the future. Stockholders who disagree with our Board of Directors' determination that the adoption of the Plan is in the best interests of Preview Systems and our stockholders should vote "against" approval of the Plan.

Stockholders may be liable to creditors of Preview Systems for up to amounts received from Preview Systems if Preview Systems' reserves are inadequate.

    If the Plan is approved by the stockholders, a Certificate of Dissolution will be filed with the State of Delaware dissolving Preview Systems. Pursuant to the Delaware General Corporation Law (the "DGCL"), Preview Systems will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits against it and enabling Preview Systems gradually to close its business, to dispose of its property, to discharge its liabilities and to distribute to its stockholders any remaining assets. Under the DGCL, in the event Preview Systems fails to create an adequate contingency reserve for payment of its expenses and liabilities during this three-year period, each stockholder could be held liable for payment to Preview Systems' creditors of such stockholder's pro rata share of amounts owed to creditors in excess of the contingency reserve. The liability of any stockholder would be limited to the amounts previously received by such stockholder from Preview Systems (and from any liquidating trust or trusts). Accordingly, in this event a stockholder could be required to return all distributions previously made to such stockholder. As a result, a stockholder could receive nothing from Preview Systems under the Plan. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder's repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. There can be no assurance that the contingency reserve established by Preview Systems will be adequate to cover any expenses and liabilities. However, after a review of our assets and liabilities, Preview Systems believes that the reserves will be adequate and that a return of amounts previously distributed will not be required. See "Contingent Liabilities; Contingency Reserve; Liquidating Trust."

If we fail to retain the services of current key personnel, the Plan may not succeed.

    The success of the Plan depends in large part upon Preview Systems' ability to retain the services of certain of our current personnel or to attract qualified replacements for them. The retention of qualified personnel is particularly difficult under Preview Systems' current circumstances. For this reason and others discussed below, Preview Systems entered into severance and retention agreements with certain executive officers in March and April 2001. See "Possible Effects of the Approval of the Plan Upon Directors and Officers."

Our stock transfer books will close on the final record date, after which it will not be possible for stockholders to publicly trade in our stock.

    We intend to close our stock transfer books and discontinue recording transfers of Common Stock at the close of business on the record date fixed by our Board for filing the Certificate of Dissolution (the "Final Record Date"). Thereafter, certificates representing the Common Stock shall not be assignable or transferable on the books of Preview Systems except by will, intestate succession or operation of law. The proportionate interests of all of the stockholders of Preview Systems shall be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and, after the Final Record Date, any distributions made by Preview Systems shall be made solely to the stockholders of record at the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on the books of Preview Systems as a result of any assignments by will, intestate succession or operation of law.

Certain of our board members may have a potential conflict of interest in recommending ratification and approval of the Plan.

    Certain members of our Board of Directors may be deemed to have a potential conflict of interest in recommending ratification and approval of the Plan. See "Possible Effects of the Approval of the Plan Upon Directors and Officers."

POSSIBLE EFFECTS OF THE APPROVAL OF THE PLAN
UPON DIRECTORS, OFFICERS AND CERTAIN EMPLOYEES

    Other than as set forth below, it is not currently anticipated that liquidation of Preview Systems will result in any material benefit to any of our officers or to directors who participated in the vote to adopt the Plan, or to any other employees.

    Due to recent business developments and our announcement to sell all or parts of our business, we entered into retention, severance and accelerated vesting arrangements with certain of our officers.

    The following current officers of Preview Systems have a retention and severance arrangement with Preview Systems. Generally, if an officer continues their employment through a certain date, or is terminated prior to that date without cause, they will receive a retention bonus in the amount specified (less applicable withholding tax), which is payable upon expiration of that date. Generally, the amount specified is equal to a certain number of months of their base salary plus a portion of their annual target bonus. These retention and severance arrangements were adopted by Preview Systems' Board of Directors throughout March and April of 2001 to help ensure Preview Systems' executive officers had sufficient incentives to remain with Preview Systems and maximize the value of Preview Systems' business and assets in the event of a merger or sale of all or parts of Preview Systems resulting in a change of control or a liquidation of Preview Systems. If none of the foregoing occurred, then the retention bonuses were intended to guarantee the individuals continued service with respect to Preview Systems' ongoing operations through the specified date.

    In the event an officer is terminated without cause, and other than on account of their commencement of employment with an acquiring company, they will receive a severance payment in the amount specified (less applicable withholding tax). Generally, the amount specified is equal to a certain number of months of their base salary plus a portion of their annual target bonus.

Name and Principal Position	Retention	Severance	Other
Vincent Pluvinage President and Chief Executive Officer(1)	$150,000	$300,000	$1,722,218
Murali Dharan Executive Vice President(2)	260,000	130,000	9,356
Luke H. Hohmann Vice President, Engineering(3)	150,000	—	150,000
Edward J. Wholihan Vice President, Business Development	131,250	43,750	—
Roger Rowe Vice President, Chief Financial Officer	100,000	50,000	—
Patrick G. Reutens Vice President, Strategic Licensing and Intellectual Property	52,000	52,000	—
Lillian Maremont Vice President, Human Resources	50,000	50,000	—
Michael W. Davison Vice President, Operations and Planning	43,938	43,938	—
Jeffrey E. Brown Vice President, Professional Services	43,750	43,750	—

(1)
"Other" amounts include the forgiveness of principal of $937,475 and accrued interest of $105,147 due on promissory notes relating to the purchase of 250,000 shares of our common stock,

  additional cash payments of $651,653 to cover a portion of the state and federal income taxes on the amount of forgiven principal and accrued interest, $19,231 for reimbursement for the cost of tax advice on his retention and severance agreement and $8,712 for the continuation of health insurance for one year.

(2)
"Other" amount includes $5,000 reimbursement for the cost of tax advice on his retention and severance agreement, as well as $4,356 for the continuation of health insurance through December 31, 2001.

(3)
Amounts listed under "Other" represent an incentive bonus to be paid if Mr. Hohmann accepts an offer of employment with an acquiring company and is still in the position with the acquiring company as of December 15, 2001.

    The table below sets forth information relating to stock options held by each officer and director of Preview Systems, as of May 18, 2001. Other than as set forth below, in connection with its approval and adoption of the Plan, our Board did not grant acceleration of unvested, unexercised stock options, which options will therefore terminate upon dissolution of Preview Systems.

Name	Total Options Outstanding	Vested Options	Acceleration Due To Original Agreements(1)	Acceleration Due To Retention and Severance Agreements	"In The Money" Options(2)	Weighted Average Exercise Price Of Vested Options
Murali Dharan(3)	440,000	111,042	129,479	100,000	165,000	15.353
Vincent Pluvinage(4)	400,000	159,374	240,626	—	150,000	5.625
Luke H. Hohmann	165,000	—	82,500	—	82,500	3.031
Edward J. Wholihan	156,470	36,029	32,188	56,066	76,470	4.660
Roger Rowe	150,000	18,750	40,625	50,000	50,000	6.914
Patrick G. Reutens	140,000	52,500	43,750	—	—	9.00
Jeffrey E. Brown	135,003	61,562	36,721	—	—	8.997
Lillian Maremont	100,000	—	50,000	—	—	4.375
Michael W. Davison	98,500	53,121	22,690	—	19,692	5.733
Jo Ann Heidi Roizen	70,000	59,583	—	—	39,583	6.227
Bruce R. Bourbon	20,000	20,000	—	—	—	16.563
Gerard H. Langeler	20,000	20,000	—	—	—	16.563
Donald L. Lucas	20,000	20,000	—	—	—	16.563
R. Douglas Rivers	20,000	20,000	—	—	—	16.563

(1)
If the individual is terminated without cause or there occurs a material reduction in the individual's responsibilities within 90 days of a change of control, 50% of the person's unvested shares will vest. The number of shares set forth in the table represent 50% of the individual's unvested shares as of May 18, 2001. (See discussion of exceptions for Mr. Dharan and Dr. Pluvinage at notes 3 and 4, respectively.)

(2)
Aggregate number of options exercisable at prices below $4.00.

(3)
If Mr. Dharan is terminated without cause or there occurs a material reduction in his responsibilities within 90 days of a change of control, 100% of an option granted in April 2000 will vest. The number of shares set forth in the table under "Acceleration Due To Original Agreements" includes the remaining 30,000 unvested options as of May 18, 2001.

(4)
Dr. Pluvinage's original arrangement states that if an acquiring company fails to assume or does not provide Dr. Pluvinage with options of equivalent value, the remaining 50% of the unvested options will also immediately vest. The number of shares set forth in the table under "Acceleration Due To Original Agreements" represents all of Dr. Pluvinage's unvested shares as of May 18, 2001.

    In addition, in order to provide retention incentives to officers, including officers who are also directors, and employees designed to ensure that such persons continue providing valuable services to Preview Systems through completion of the Plan of Dissolution, as well as to ensure an orderly distribution of shares that may become available upon the exercise of outstanding options, we will allow officers and other employees who hold vested options to purchase shares of our common stock, and who indicate an interest in doing so, to agree to cancel their options in exchange for the right to receive a cash distribution equal in value to the distribution such persons would have received had they held the number of vested shares (as of the Final Record Date) of common stock underlying their options, net of any exercise price that they would have been required to pay had they exercised the options. In lieu of cancelling their options and receiving the right to receive distributions as described above, officers and employees holding options may instead choose to exercise their vested options at any time prior to the date of dissolution of Preview Systems, at which time all unexercised options terminate pursuant to the terms of the stock plans under which they were granted. Officers and employees who exercise the vested portion of their options prior to the Final Record Date will participate in the dissolution in the same manner as common stockholders. Optionees who exercise options after the Final Record Date will not be entitled to any distributions or otherwise participate in the dissolution.

    Our Board of Directors may confer other benefits or bonuses to employees and officers of Preview Systems, including officers who are also directors, in recognition of their services to Preview Systems based on the performance of such employees and officers, including performance during Preview Systems' liquidation process.

    The Plan was adopted by the unanimous vote of disinterested directors. It is not currently anticipated that the liquidation of Preview Systems will result in any material increase in value of the shares, options or warrants held by any directors who participated in the vote on the Plan.

PRINCIPAL PROVISIONS OF THE PLAN

    We will distribute pro rata to our stockholders, in cash or in-kind, or sell or otherwise dispose of, all our property and assets. The liquidation is expected to commence as soon as practicable after approval of the Plan by the stockholders and to be concluded prior to the third anniversary thereof by a final liquidating distribution either directly to the stockholders or to one or more liquidating trusts. Any sales of Preview Systems' assets will be made in private or public transactions and on such terms as are approved by our Board of Directors. It is not anticipated that any further votes of Preview Systems' stockholders will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by our Board of Directors. See "Sales of Preview Systems' Assets."

    Subject to the payment or the provision for payment of Preview Systems' indebtedness and other obligations, Preview Systems' cash on hand, together with the cash proceeds of any sales of Preview Systems' other assets, will be distributed from time to time pro rata to the holders of the Common Stock. Preview Systems intends to establish a reasonable reserve (a "Contingency Reserve") in an amount determined by our Board of Directors to be sufficient to satisfy the liabilities, expenses and obligations of Preview Systems not otherwise paid, provided for or discharged. The net balance, if any, of any such Contingency Reserve remaining after payment, provision or discharge of all such liabilities, expenses and obligations will also be distributed to Preview Systems' stockholders pro rata. No assurances can be given that available cash and amounts received from the sale of assets will be adequate to provide for Preview Systems' obligations, liabilities, expenses and claims and to make cash distributions to stockholders. We currently have no plans to repurchase shares of Common Stock from our stockholders. However, if we were to repurchase shares of Common Stock from our stockholders, such repurchases would be open market purchases and would decrease amounts distributable to other stockholders if Preview Systems were to pay amounts in excess of the per share values distributable in respect of the shares purchased and would increase amounts distributable to other stockholders if Preview Systems were to pay amounts less than the per share values distributable in respect of such shares. See "Liquidating Distributions; Nature; Amount; Timing" and "Contingent Liabilities; Contingency Reserve; Liquidating Trust" below.

    If deemed necessary by our Board of Directors for any reason, Preview Systems may, from time to time, transfer any of our unsold assets to one or more trusts established for the benefit of the stockholders of Preview Systems, which property would thereafter be sold or distributed on terms approved by our trustees. If all of Preview Systems' assets (other than the Contingency Reserve) are not sold or distributed prior to the third anniversary of the effectiveness of the dissolution of Preview Systems, Preview Systems will transfer in final distribution such remaining assets to a trust. Our Board of Directors may also elect in its discretion to transfer the Contingency Reserve, if any, to such a trust. Any of such trusts are referred to in this Proxy Statement as "liquidating trusts." Notwithstanding the foregoing, to the extent that a distribution or transfer of any asset cannot be effected without the consent of a governmental authority, no such distribution or transfer shall be effected without such consent. In the event of a transfer of assets to a liquidating trust, we would distribute, pro rata to the holders of our Common Stock, beneficial interests in any such liquidating trust or trusts. It is anticipated that the interests in any such trusts will not be transferable; therefore, although the recipients of the interests would be treated for tax purposes as having received their pro rata share of property transferred to the liquidating trust or trusts and will thereafter take into account for tax purposes their allocable portion of any income, gain or loss realized by such liquidating trust or trusts, the recipients of the interests will not realize the value thereof unless and until such liquidating trust or trusts distributes cash or other assets to them. The Plan authorizes our Board of Directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause Preview Systems to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by our Board of Directors. Approval of the Plan also will constitute the approval by Preview Systems' stockholders of any such appointment and any liquidating trust agreement or agreements. For further information relating to liquidating trusts, the appointment of trustees and the liquidating trust agreements, reference is made to "Contingent Liabilities; Contingent Reserve; Liquidating Trusts."

    We will close our stock transfer books and discontinue recording transfers of shares of Common Stock on the Final Record Date, and, thereafter, certificates representing shares of Common Stock will not be assignable or transferable on the books of Preview Systems except by will, intestate succession or operation of law. After the Final Record Date, Preview Systems will not issue any new stock certificates, other than replacement certificates. Any person holding options, warrants or other rights to purchase Common Stock must exercise such instruments or rights prior to the Final Record Date. See "Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts" and "Final Record Date" below.

    Following approval of the Plan by the stockholders, a Certificate of Dissolution will be filed with the State of Delaware dissolving Preview Systems. See "Liquidation Analysis and Estimates" below. The dissolution of Preview Systems will become effective, in accordance with the DGCL, upon proper filing of the Certificate of Dissolution with the Secretary of State or upon such later date as may be specified in the Certificate of Dissolution. Pursuant to the DGCL, Preview Systems will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which Preview Systems was organized.

Abandonment; Amendment

    Under the Plan, our Board of Directors may modify, amend or abandon the Plan, notwithstanding stockholder approval, to the extent permitted by the DGCL. Preview Systems will not amend or modify the Plan under circumstances that would require additional stockholder solicitations under the DGCL or the federal securities laws without complying with the DGCL and the federal securities laws.

Liquidating Distributions; Nature; Amount; Timing

    Although our Board of Directors has not established a firm timetable for distributions to stockholders if the Plan is approved by the stockholders, our Board of Directors intends, subject to contingencies inherent in winding up Preview Systems' business, to make such distributions as promptly as practicable. The liquidation is expected to be concluded prior to the third anniversary of the filing of the Certificate of Dissolution in Delaware by a final liquidating distribution either directly to the stockholders or to a liquidating trust. As promptly as practicable after the approval of the Plan by the stockholders, based upon information presently available to us, assuming the close of the sale of our ESD assets to Aladdin, and assuming no unanticipated claims or other material adverse events, Preview Systems believes it will provide a minimum of $3.25 per share from the initial distribution of net available assets. Except for those officers and employees of Preview Systems who elected to cancel their vested options in exchange for the right to receive a cash distribution equal in value to the distribution such persons would have received had they held the number of vested shares of common stock underlying their vested options (net of any applicable exercise price), the proportionate interests of all of the stockholders of Preview Systems shall be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and after such date, any distributions made by Preview Systems shall be made solely to stockholders of record on the close of business on the Final Record Date, except to reflect permitted transfers. Our Board of Directors is, however, currently unable to predict the precise nature, amount or timing of this distribution or any other distributions pursuant to the Plan. The actual nature, amount and timing of all distributions will be determined by our Board of Directors, in its sole discretion, and will depend in part upon our ability to convert our remaining assets into cash.

    We do not plan to satisfy all of our liabilities and obligations prior to making distributions to our stockholders, but instead will reserve assets deemed by management and our Board of Directors to be adequate to provide for such liabilities and obligations. See "Contingent Liabilities; Contingency Reserve; Liquidating Trust." Management and our Board of Directors believe that we have sufficient cash to pay our current and accrued obligations without the sale of any of our assets.

    Uncertainties as to the precise net value of our non-cash assets and the ultimate amount of our liabilities make it impracticable to predict the aggregate net value ultimately distributable to stockholders. Claims, liabilities and expenses from operations (including operating costs, salaries, income taxes, payroll and local taxes, legal and accounting fees and miscellaneous office expenses), although currently declining, will continue to be incurred following approval of the Plan. These expenses will reduce the amount of assets available for ultimate distribution to stockholders, and, while Preview Systems does not believe that a precise estimate of those expenses can currently be made, management and our Board of Directors believe that available cash and amounts received on the sale of assets will be adequate to provide for Preview Systems' obligations, liabilities, expenses and claims (including contingent liabilities) and to make cash distributions to stockholders. However, no assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for Preview Systems' obligations, liabilities, expenses and claims and to make cash distributions to stockholders. If such available cash and amounts received on the sale of assets are not adequate to provide for Preview Systems' obligations, liabilities, expenses and claims, distributions of cash and other assets to Preview Systems' stockholders will be reduced.

Sales of Preview Systems' Assets

    The Plan gives our Board of Directors the authority to sell all of the assets of Preview Systems. On May 17, 2001, Preview Systems entered into an Asset Purchase Agreement with Aladdin to sell certain of our assets for approximately $5 million in cash. This Asset Purchase Agreement is subject to, among other things, approval of the Plan of Dissolution and the Asset Purchase Agreement by Preview Systems' stockholders and other closing requirements. See "Approval of Asset Purchase Agreement (Proposal No. 2)" for additional detail about this agreement. Additional agreements for the sale of the remaining assets may be entered into prior to the Annual Meeting and, if entered into, may be contingent upon the approval of the Plan at the Annual Meeting. Approval of the Plan and the Asset Purchase Agreement will constitute approval to sell our assets related to our ESD business to Aladdin and any other such agreements and sales of the remaining assets to third parties.

    Sales of Preview Systems' remaining assets will be made on such terms as are approved by our Board of Directors and may be conducted by competitive bidding, public sales or privately negotiated sales. Any other sales will only be made after our Board of Directors has determined that any such sale is in the best interests of the stockholders. It is not anticipated that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by our Board of Directors. Preview Systems does not anticipate amending or supplementing the Proxy Statement to reflect any such agreement or sale, unless required by applicable law. The prices at which we will be able to sell our various remaining assets will depend largely on factors beyond Preview Systems' control, including, without limitation, the condition of financial markets, the availability of financing to prospective purchasers of the assets, United States and foreign regulatory approvals, public market perceptions and limitations on transferability of certain assets.

Conduct of Preview Systems Following Adoption of the Plan

    Since the adoption of the Plan by our Board of Directors, our Board of Directors and management have taken steps to reduce Preview Systems' operations, and, upon approval of the Plan by the stockholders, terminate such operations. Certain members of management and any other continuing employees will receive compensation for the duties then being performed as determined by our Board of Directors. Our Board of Directors has not established specific guidelines for determination of the compensation to be paid to management and continuing employees of Preview Systems following approval of the Plan by the stockholders. Such compensation will be determined by evaluation of all relevant factors, including, without limitation, the efforts of such individuals in successfully implementing the Plan and a review of compensation payable to individuals exercising similar authority and bearing similar responsibilities.

    Following approval of the Plan by Preview Systems' stockholders, our activities will be limited to winding up our affairs, taking such action as may be necessary to preserve the value of our assets and distributing our assets in accordance with the Plan. We will seek to distribute or liquidate all of our assets in such manner and upon such terms as our Board of Directors determines to be in the best interests of Preview Systems' stockholders.

    Following the approval of the Plan by Preview Systems' stockholders, we shall continue to indemnify our officers, directors, employees and agents in accordance with our Restated Certificate of Incorporation, as amended, and Bylaws, including for actions taken in connection with the Plan and the winding up of the affairs of Preview Systems. Preview Systems' obligation to indemnify such persons may be satisfied out of the assets of any liquidating trust. Our Board of Directors and the trustees of any liquidating trust may obtain and maintain such insurance as may be necessary to cover Preview Systems' indemnification obligations under the Plan.

Reporting Requirements

    Whether or not the Plan is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), even though compliance with such reporting requirements is economically burdensome. If the Plan is approved and, in order to curtail expenses, we will, after filing our Certificate of Dissolution, seek relief from the Securities & Exchange Commission ("SEC") from the reporting requirements under the Exchange Act. We anticipate that, if such relief is granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution along with any other reports that the SEC might require.

Contingent Liabilities; Contingency Reserve; Liquidating Trust

    Under the DGCL, we are required, in connection with our dissolution, to pay or provide for payment of all of our liabilities and obligations. Following approval of the Plan by Preview Systems' stockholders, Preview Systems will pay all expenses and fixed and other known liabilities, or set aside as a Contingency Reserve cash and other assets which it believes to be adequate for payment thereof. Preview Systems is currently unable to estimate with precision the amount of any Contingency Reserve which may be required, but any such amount (in addition to any cash contributed to a liquidating trust, if one is utilized) will be deducted before the determination of amounts available for distribution to stockholders.

    The actual amount of the Contingency Reserve will be based upon estimates and opinions of management and our Board of Directors and derived from consultations with outside experts and review of Preview Systems' estimated operating expenses and future estimated liabilities, including, without limitation, anticipated compensation payments, estimated legal and accounting fees, operating lease expenses, payroll and other taxes payable, miscellaneous office expenses, expenses accrued in Preview Systems' financial statements, and reserves for litigation expenses. There can be no assurance that the Contingency Reserve will be sufficient. Subsequent to the establishment of the Contingency Reserve, we will distribute to our stockholders any portions of the Contingency Reserve which it deems no longer to be required. After the liabilities, expenses and obligations for which the Contingency Reserve had been established have been satisfied in full, we will distribute to our stockholders any remaining portion of the Contingency Reserve.

    If deemed necessary, appropriate or desirable by our Board of Directors for any reason, we may, from time to time, transfer any of our unsold assets to one or more liquidating trusts established for the benefit of our stockholders, which property would thereafter be sold or distributed on terms approved by our trustees. Our Board of Directors and management may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in any remaining intangibles) or where our Board of Directors determines that it would not be in the best interests of Preview Systems and our stockholders for such assets to be distributed directly to the stockholders at such time. If all of Preview Systems' assets (other than the Contingency Reserve) are not sold or distributed prior to the third anniversary of the effectiveness of the dissolution Preview Systems must transfer in final distribution such remaining assets to a liquidating trust. Our Board of Directors may also elect in its discretion to transfer the Contingency Reserve, if any, to such a liquidating trust. The purpose of a liquidating trust would be to distribute such property or to sell such property on terms satisfactory to the liquidating trustees, and distribute the proceeds of such sale after paying those liabilities of Preview Systems, if any, assumed by the trust, to Preview Systems' stockholders. Any liquidating trust acquiring all of the unsold assets of Preview Systems will assume all of the liabilities and obligations of Preview Systems and will be obligated to pay any expenses and liabilities of Preview Systems which remain unsatisfied. If the Contingency Reserve transferred to the liquidating trust is exhausted, such expenses and liabilities will be satisfied out of the liquidating trust's other unsold assets.

    The Plan authorizes our Board of Directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause Preview Systems to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by our Board of Directors. It is anticipated that our Board of Directors will select such trustee or trustees on the basis of the experience of such individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust or trusts and the ability of such individual or entity to serve the best interests of Preview Systems' stockholders. Approval of the Plan by the stockholders will also constitute the approval by Preview Systems' stockholders of any such appointment and any liquidating trust agreement or agreements.

    Preview Systems has no present plans to use a liquidating trust or trusts, but our Board of Directors believes the flexibility provided by the Plan with respect to the liquidating trusts to be advisable. The trust would be evidenced by a trust agreement between Preview Systems and the trustees. The purpose of the trust would be to serve as a temporary repository for the trust property prior to disposition or distribution to Preview Systems' stockholders. The transfer to the trust and distribution of interests therein to Preview Systems' stockholders would enable us to divest ourselves of the trust property and permit Preview Systems' stockholders to enjoy the economic benefits of ownership thereof. Pursuant to the trust agreement, the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to Preview Systems' stockholders, to be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the trust agreement. It is anticipated that the interests would be evidenced only by the records of the trust and there would be no certificates or other tangible evidence of such interests and that no holder of Common Stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of Common Stock in order to receive the interests. It is further anticipated that pursuant to the trust agreements (i) a majority of the trustees would be required to be independent of Preview Systems' management; (ii) approval of a majority of the trustees would be required to take any action; and (iii) the trust would be irrevocable and would terminate after, the earliest of (x) the trust property having been fully distributed, or (y) a majority in interest of the beneficiaries of the trust, or a majority of the trustees, having approved of such termination, or (z) a specified number of years having elapsed after the creation of the trust.

    UNDER THE DGCL, IN THE EVENT PREVIEW SYSTEMS FAILS TO CREATE AN ADEQUATE CONTINGENCY RESERVE FOR PAYMENT OF ITS EXPENSES AND LIABILITIES, OR SHOULD SUCH CONTINGENCY RESERVE AND THE ASSETS HELD BY THE LIQUIDATING TRUST OR TRUSTS BE EXCEEDED BY THE AMOUNT ULTIMATELY FOUND PAYABLE IN RESPECT OF EXPENSES AND LIABILITIES, EACH STOCKHOLDER COULD BE HELD LIABLE FOR THE PAYMENT TO CREDITORS OF SUCH STOCKHOLDER'S PRO RATA SHARE OF SUCH EXCESS, LIMITED TO THE AMOUNTS THERETOFORE RECEIVED BY SUCH STOCKHOLDER FROM PREVIEW SYSTEMS OR FROM THE LIQUIDATING TRUST OR TRUSTS.

    If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the Contingency Reserve and the assets of the liquidating trust or trusts, a creditor of Preview Systems could seek an injunction against the making of distributions under the Plan on the ground that the amounts to be distributed were needed to provide for the payment of Preview Systems' expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders and/or interest holders under the Plan.

Final Record Date

    We intend to close our stock transfer books and discontinue recording transfers of shares of Common Stock on the Final Record Date, and thereafter certificates representing shares of Common

Stock will not be assignable or transferable on the books of Preview Systems except by will, intestate succession or operation of law. After the Final Record Date, Preview Systems will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of Preview Systems' shares will occur on or after the Final Record Date. See "Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts" below. All liquidating distributions from Preview Systems or a liquidating trust on or after the Final Record Date will be made to stockholders according to their holdings of Common Stock as of the Final Record Date. Subsequent to the Final Record Date, we may at our election require stockholders to surrender certificates representing their shares of the Common Stock in order to receive subsequent distributions. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by Preview Systems or the liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder's certificate evidencing the Common Stock has been lost, stolen or destroyed, the stockholder may be required to furnish Preview Systems with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts

    We currently intend to close our stock transfer books on the Final Record Date and to cease recording stock transfers and issuing stock certificates (other than replacement certificates) at such time. Accordingly, it is expected that trading in the shares will cease on and after such date.

    The Common Stock is currently listed for trading on the Nasdaq Stock Market's National Market. We expect that, as a result of the cessation of our operations and the anticipated decrease in our assets resulting from distributions to our stockholders, our Common Stock will be delisted from the Nasdaq National Market at some point after the approval of the Plan of Dissolution by the stockholders. Trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board". As a consequence of such delisting, an investor would likely find it more difficult to dispose of, or to obtain quotations as to, the price of the Common Stock. Delisting of the Common Stock may result in lower prices for the Common Stock than would otherwise prevail. In any event, we will close our stock transfer books upon the filing of the Certificate of Dissolution. Thereafter, the stockholders will not be able to transfer their shares. It is anticipated that the interests in a liquidating trust or trusts will not be transferable, although no determination has yet been made. Such determination will be made by our Board of Directors' and management prior to the transfer of unsold assets to the liquidating trust and will be based on, among other things, our Board of Directors, and management's estimate of the value of the assets being transferred to the liquidating trust or trusts, tax matters and the impact of compliance with applicable securities laws. Should the interests be transferable, Preview Systems plans to distribute an information statement with respect to the liquidating trust or trusts at the time of the transfer of assets and the liquidating trust or trusts may be required to comply with the periodic reporting and proxy requirements of the Exchange Act. The costs of compliance with such requirements would reduce the amount which otherwise could be distributed to interest holders. Even if transferable, the interests are not expected to be listed on a national securities exchange or quoted through Nasdaq, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets.

    As stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes (see "Certain Federal Income Tax Consequences Arising from Liquidating Trusts"), the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

Absence of Appraisal Rights

    Under the DGCL, the stockholders of Preview Systems are not entitled to appraisal rights for their shares of Common Stock in connection with the transactions contemplated by the Plan.

Regulatory Approvals

    No United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the dissolution.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion is a general summary of the material United States federal income tax consequences affecting Preview Systems' stockholders that are anticipated to result from the liquidation and dissolution of Preview Systems. This discussion does not purport to be a complete analysis of all the potential tax effects. Moreover, the discussion does not address the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, and foreign individuals and entities) and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service ("IRS") rulings, and judicial decisions now in effect, all of which are subject to change at any time; any such changes may be applied retroactively. Distributions pursuant to the Plan may occur at various times and in more than one tax year. No assurance can be given that the tax treatment described herein will remain unchanged at the time of such distributions.

    The following discussion has no binding effect on the IRS or the courts and assumes that Preview Systems will liquidate in accordance with the Plan in all material respects. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan, and Preview Systems will not seek an opinion of counsel with respect to the anticipated tax treatment. If any of the anticipated tax consequences described herein proves to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit to the stockholders and Preview Systems from the liquidation and dissolution. Tax considerations applicable to particular stockholders may vary with and be contingent on the stockholder's individual circumstances. This discussion does not constitute legal advice to any stockholder.

Federal Income Taxation of Preview Systems

    After the approval of the Plan and until the dissolution is completed, we will continue to be subject to federal income tax on our taxable income, if any. We will recognize gain or loss on sales of our assets pursuant to the Plan. Upon the distribution of any property, other than cash, to stockholders pursuant to the Plan, we will recognize gain or loss as if such property were sold to the stockholders at its fair market value, unless certain exceptions to the recognition of loss apply.

Federal Income Taxation of the Stockholders

    As a result of the liquidation and dissolution of Preview Systems, for federal income tax purposes stockholders will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of any property distributed to them, and (ii) their tax basis for their shares of the Common Stock. A stockholder's tax basis in his or her shares will depend upon various factors, including the stockholder's cost and the amount and nature of any distributions received with respect thereto.

    A stockholder's gain or loss will be computed on a "per share" basis. Preview Systems expects to make more than one liquidating distribution; each of which will be allocated proportionately to each share of stock owned by a stockholder. The value of each liquidating distribution will be applied against and reduce a stockholder's tax basis in his or her shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and prior liquidating distributions received by a stockholder with respect to a share exceeds his or her tax basis for that share. Any loss will generally be recognized only when the final distribution from Preview Systems has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder's tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets. Gain resulting from distributions of cash or assets from a corporation pursuant to a plan of liquidation is, therefore, commonly capital gain rather than ordinary income. If it were to be determined that distributions made pursuant to the Plan were not liquidating distributions, the result could be treatment of distributions as dividends taxable at ordinary income rates.

    Upon any distribution of property, the stockholder's tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. The gain or loss realized upon the stockholder's future sale of that property will be measured by the difference between the stockholder's tax basis in the property at the time of such sale and the proceeds of such sale.

    After the close of our taxable year, we will provide stockholders and the IRS with a statement of the amount of cash distributed to the stockholders and our best estimate as to the value of any property distributed to them during that year. There is no assurance that the IRS will not challenge such valuation. As a result of such a challenge, the amount of gain or loss recognized by stockholders might be changed. Distributions of property other than cash to stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring the stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

    It is possible that we will have liabilities not fully covered by our Contingency Reserve for which the stockholders will be liable up to the extent of any liquidating distributions they have received. (See "Contingent Liabilities; Contingency Reserve; Liquidating Trust"). Such a liability could require a stockholder to satisfy a portion of such liability out of prior liquidating distributions received from Preview Systems and the liquidating trust or trusts. Payments by stockholders in satisfaction of such liabilities would commonly produce a capital loss, which, in the hands of individual stockholders, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

Certain Federal Income Tax Consequences Arising from Liquidating Trusts

    If Preview Systems transfers assets to a liquidating trust or trusts, Preview Systems intends to structure such trust or trusts so that stockholders will be treated for tax purposes as having received their pro rata share of the property transferred to the liquidating trust or trusts, reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. Assuming such treatment is achieved, assets transferred to a liquidating trust will cause the stockholder to be treated in the same manner for federal income tax purposes as if the stockholder had received a distribution directly from Preview Systems. The liquidating trust or trusts themselves should not be subject to federal income tax, assuming that they are treated as liquidating trusts for federal income tax purposes. After formation of the liquidating trust or trusts, the stockholders must take into account for federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts. As a result of the transfer of property to the liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay such tax. There can be no assurance that the liquidating trust or trusts described in the Plan will be treated as a liquidating trust or trusts for federal income tax purposes.

Taxation of Non-United States Stockholders

    Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan.

State and Local Tax

    We may be subject to liability for state or local taxes with respect to the sale of our assets. Stockholders may also be subject to state or local taxes, including with respect to liquidating distributions received by them or paid to a liquidating trust on their behalf, and with respect to any income derived by a liquidating trust. Stockholders should consult their tax advisors with respect to the state and local tax consequences of the Plan.

    THE FOREGOING SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY STOCKHOLDER. THE TAX CONSEQUENCES OF THE PLAN MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF THE STOCKHOLDER. PREVIEW SYSTEMS RECOMMENDS THAT EACH STOCKHOLDER CONSULT ITS OWN TAX ADVISOR REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AS WELL AS THE STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES.

LIQUIDATION ANALYSIS AND ESTIMATES

    If the stockholders approve the Plan of Dissolution, our Board of Directors will determine, in our sole discretion and in accordance with applicable laws, the timing of, the amount, the kind of and the record dates for all distributions made to stockholders. Although our Board of Directors has not established a firm timetable for distributions to stockholders, after approval of the Plan of Dissolution, our Board will, subject to exigencies inherent in winding up our business, make such distributions as promptly as practicable. We currently anticipate that our Board will set a record date for the first distribution of liquidation proceeds in or around August 2001 with most of the remaining liquidation proceeds distributed over a period of three years. In the absence of known claims or liabilities or possible claims or liabilities which we view as likely, we anticipate distributing our available cash at the time of distribution, less a reasonable reserve for claims, liabilities and similar contingencies.

    Because of the uncertainties as to the precise net realizable value of our assets and the ultimate amount of our liabilities, it is impossible to predict with certainty the aggregate net values which will ultimately be distributed to stockholders or the exact timing of distributions. Based upon information presently available to us, assuming the close of the sale of our ESD assets to Aladdin, and assuming no unanticipated claims or other material adverse events, we believe our stockholders are likely to receive a minimum of $3.25 per share from the initial distribution of net available assets. Additional distributions could occur during the next three years. We are unable to estimate those amounts at this time. We estimated this figure based on adjusting the available cash and marketable securities as of March 31, 2001 of $72,777,000 as follows:

  •
  Projected increases in available cash and marketable securities due to the receipt of monies from (i) estimated proceeds from the sale of our ESD assets to Aladdin; (ii) estimated cash based revenues and interest income from March 31, 2001 to the date of the distribution; (iii) the exercise of outstanding vested "in the money" options by employees and officers; (iv) and the estimated net realizable value of our non-cash assets.

  •
  Projected decreases in available cash due to payment or reservation of monies for (i) estimated expenses relating to operations from March 31, 2001 to the date of the distribution; (ii) accounts payable and accrued liabilities as of March 31, 2001, (iii) estimated amounts due employees or officers under retention and severance arrangements; (iv) costs and expenses associated with completion of the sale of our assets, including necessary legal and professional service costs; (v) estimates of costs related to discontinuing long-term lease arrangements; (vi) and estimates of costs for securing continuing director and officer liability insurance.

  •
  The establishment of an appropriate contingency reserve to ensure all future liabilities of Preview Systems may be met.

    We will update this information as promptly as practicable as additional information becomes available to us.

    THE METHODS USED BY OUR BOARD OF DIRECTORS AND MANAGEMENT IN ESTIMATING THE VALUES OF PREVIEW SYSTEMS' ASSETS ARE INEXACT AND MAY NOT APPROXIMATE VALUES ACTUALLY REALIZED. OUR BOARD OF DIRECTORS' ASSESSMENT ASSUMES THAT THE ESTIMATES OF PREVIEW SYSTEMS' LIABILITIES AND OPERATING COSTS ARE ACCURATE, BUT THOSE ESTIMATES ARE SUBJECT TO NUMEROUS UNCERTAINTIES BEYOND PREVIEW SYSTEMS' CONTROL AND ALSO DO NOT REFLECT ANY CONTINGENT LIABILITIES THAT MAY MATERIALIZE. FOR ALL THESE REASONS, THERE CAN BE NO ASSURANCE THAT THE ACTUAL NET PROCEEDS DISTRIBUTED TO SHAREHOLDERS IN DISSOLUTION MAY NOT BE SIGNIFICANTLY LESS THAN THE ESTIMATED AMOUNT SHOWN. MOREOVER, NO ASSURANCE CAN BE GIVEN THAT ANY AMOUNTS TO BE RECEIVED BY PREVIEW SYSTEMS' STOCKHOLDERS IN DISSOLUTION WILL EQUAL OR EXCEED THE PRICE OR PRICES AT WHICH THE COMMON STOCK HAS RECENTLY TRADED OR MAY TRADE IN THE FUTURE.

VOTE REQUIRED AND BOARD RECOMMENDATION

    The approval of the Plan of Dissolution requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Members of our Board of Directors and the executive officers of Preview Systems who hold (or are deemed to hold) an aggregate of 4,517,170 shares of Common Stock (approximately 25% of the outstanding shares of Common Stock as of May 18, 2001) have indicated that they will vote in favor of the proposal.

    OUR BOARD BELIEVES THAT THE PLAN OF DISSOLUTION IS IN THE BEST INTERESTS OF PREVIEW SYSTEMS' STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL. IT IS INTENDED THAT SHARES REPRESENTED BY THE ENCLOSED FORM OF PROXY WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS OTHERWISE SPECIFIED IN SUCH PROXY.

APPROVAL OF ASSET PURCHASE AGREEMENT
(Proposal No. 2)

General

    Our Board of Directors is proposing that in the event that the stockholders approve the Plan of Dissolution, then the sale of assets of Preview Systems (the "Asset Sale") pursuant to the terms of the Asset Purchase Agreement by and between Preview Systems and Aladdin Knowledge Systems, Ltd. ("Aladdin") dated as of May 17, 2001 (the "Asset Purchase Agreement") be approved by our stockholders at the Annual Meeting. A copy of the Asset Purchase Agreement is attached as Exhibit B to this Proxy Statement.

    On May 17, 2001, our Board of Directors authorized the execution of the Purchase Agreement with Aladdin, a provider of Internet and software security headquartered in Tel Aviv, Israel. Under the terms of the Asset Purchase Agreement, Aladdin will pay approximately $5 million in cash for assets related to our ESD business. Certain material features of the Asset Purchase Agreement are summarized below. Stockholders should read the Asset Purchase Agreement in our entirety. There is no assurance that the Asset Sale will be completed.

    The following resolution will be offered at the Annual Meeting:

    "RESOLVED, THAT IF THE STOCKHOLDERS APPROVE THE PLAN OF DISSOLUTION, THEN THE ASSET SALE PURSUANT TO THE TERMS OF THE ASSET PURCHASE AGREEMENT WITH ALADDIN KNOWLEDGE SYSTEMS, LTD. RECOMMENDED BY THE BOARD OF DIRECTORS BE APPROVED."

BACKGROUND AND KEY TERMS OF THE ASSET PURCHASE AGREEMENT

    Since July 2000, Preview Systems has been pursuing possible strategic alternatives to maximize stockholder value. (see "Review of Alternatives"). On May 17, 2001, after considering all outstanding proposals to purchase us or our assets and other available strategic alternatives, our Board of Directors authorized the execution of the Asset Purchase Agreement with Aladdin, a provider of Internet and software security headquartered in Tel Aviv, Israel. Under the terms of the Asset Purchase Agreement, Aladdin will pay approximately $5 million in cash for assets related to our ESD business. Specifically, the Asset Purchase Agreement provides that Preview Systems will sell the following assets related to the ESD business:

  •
  patents and patent applications;

  •
  the ZipLock ESD system, Vbox and PortableStore product lines, including computer programming source code and documentation;

  •
  registered trademarks, trade names, trade dress, service marks and trademark applications;

  •
  other proprietary assets such as trade secrets, copyrights, know-who, inventions, inventor's notes, drawings and designs and vendor lists; and

  •
  equipment and active customer contracts related to the ESD business.

  Expected Timing of the Transaction

    Under the Asset Purchase Agreement, the transaction will close on a date following approval by Preview Systems' stockholders of the Asset Sale. The Asset Purchase Agreement further provides that if the closing has not occurred by August 15, 2001, then either party may terminate the agreement.

  Representations and Warranties

    The Asset Purchase Agreement contains representations and warranties by Preview Systems to Aladdin regarding aspects of our assets, business, financial condition and other facts pertinent to the Asset Sale. The representations and warranties will expire 180 days following the closing. The representations and warranties made by Preview Systems cover the following topics, among others, as they relate to Preview Systems:

  •
  corporate organization and good standing;

  •
  litigation;

  •
  Certificate of Incorporation and Bylaws;

  •
  title to the assets being conveyed;

  •
  intellectual property rights;

  •
  absence of certain changes;

  •
  financial condition and statements;

  •
  accounts receivable and certain contracts;

  •
  filings and reports with the SEC;

  •
  tax matters;

  •
  employment and labor matters;

  •
  compliance with laws and regulations;

  •
  warranties; and

  •
  the authorization, execution, delivery, performance and enforceability of the Asset Purchase Agreement and related matters.

  Agreements and Covenants

    The Asset Purchase Agreement also contains covenants and agreements by the parties. Preview Systems made the following covenants, among others, that, from the date of the Asset Purchase Agreement through the closing of the transaction, it would:

  •
  use our commercially reasonable efforts to retain all existing customers and employees, market and sell our ESD products and maintain and support our intellectual property.

  •
  obtain all applicable permits, consents, approval and agreements, give notice and make all filings with third parties and governmental authorities required for the sale of assets;

  •
  pay or make adequate provision for liabilities and obligations; and

  •
  obtain stockholder approval for the sale of the assets.

  Indemnification by Preview Systems

    The Asset Purchase Agreement provides that Preview Systems will indemnify Aladdin (including its officers, directors, attorneys, principals, employees or other agents) for any damages caused by:

  •
  any breach of the representations and warranties made by Preview Systems in the Asset Purchase Agreement;

  •
  any breach of any covenant or agreement made by Preview Systems in the Asset Purchase Agreement; or

  •
  any liability to which Aladdin may become subject that arises from assets that are not sold pursuant to the Asset Purchase Agreement.

    In the event that Preview Systems incurs such an indemnification obligation, Preview Systems' liability for any breach of any of the representations, warranties or covenants made by Preview Systems shall be limited to claims filed within 180 days after closing and an aggregate of $2.5 million dollars (except for claims of fraud), and may be further limited to $1 million dollars under certain circumstances. The Asset Purchase Agreement also provides that Preview Systems is not obligated to make any indemnification payment until the total amount of the damages exceeds $250,000. If the total amount of the damages exceeds $250,000, then Aladdin is entitled to the full amount of the damages up to the maximum amounts stated above.

  Conditions to Closing

    Preview Systems' and Aladdin's respective obligations to close the Asset Sale are subject to the satisfaction or waiver of the following conditions:

  •
  no injunction or order preventing the completion of the Asset Sale is in effect; and

  •
  the parties have delivered certain certificates and corporate documents to each other.

    Preview Systems' obligations to close the Asset Sale are subject to the satisfaction or waiver of the following additional conditions:

  •
  Aladdin's representations and warranties must be true in all material respects as of the date of the Asset Purchase Agreement and the date of closing;

  •
  Aladdin must perform in all material respects its obligations under the Asset Purchase Agreement;

  •
  Preview Systems' stockholders must approve the sale of the assets; and

  •
  delivery of an opinion from Aladdin's legal counsel.

    Aladdin's obligation to close the Asset Sale are subject to the satisfaction or waiver of the following additional conditions:

  •
  Preview Systems' representations and warranties must be true as of the date of the Asset Purchase Agreement, and (except to the extent that the aggregate of all breaches thereof would not reasonably be expected to have a material adverse effect) at and as of the date of closing, with the same effect as if made at and as of the date of closing (except as a result of the taking of any action contemplated hereby or to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing material adverse effect qualification);

  •
  we must perform in all material respects our obligations under the Asset Purchase Agreement;

  •
  not less than seven certain key employees must have accepted offers of employment with Aladdin;

  •
  our directors must execute a letter agreement concerning their intention to approve the Asset Purchase Agreement;

  •
  we must terminate our loan and security agreement with Silicon Valley Bank; and

  •
  delivery of opinions from Preview Systems' corporate and intellectual property counsel.

  Limitation on Preview Systems' Ability to Consider Other Acquisition Proposals

    Preview Systems has agreed that it will not directly or indirectly:

  •
  solicit, initiate or encourage any offer or proposal for the purchase or other business combination involving us or the acquisition of a significant equity interest or significant portion of our assets; or

  •
  negotiate or disclose any nonpublic information relating to Preview Systems, except if our Board of Directors of Preview Systems determines that it is necessary to engage in such activities in order to comply with its fiduciary duties to Preview Systems' stockholders under Delaware General Corporate Law.

  Termination of the Asset Purchase Agreement

    The Asset Purchase Agreement may be terminated:

  •
  by mutually written agreement of the parties;

  •
  by either party if the closing has not occurred by August 15, 2001;

  •
  by either party if there is a final nonappealable judgment prohibiting the Asset Sale or which imposes or awards damages which would have a material adverse effect on the economic benefits of the transaction;

  •
  by either party in the event of a material breach by the other party and the breach continues for 15 days after notice has been given; and

  •
  by either party upon the failure of the satisfaction of a closing condition by the other party.

    The Asset Purchase Agreement further provides that if it is terminated because of a willful failure of a party to fulfill a condition of the agreement or a material and willful breach by a party, then the non-breaching party shall be entitled to a $2.5 million termination fee.

  Expenses

    The Asset Purchase Agreement provides that each party shall pay its own expenses relating to the agreement. In accordance with the terms and conditions of our agreement with Robertson Stephens, their fee associated with the adoption of the Plan and the sale of our ESD assets to Aladdin is limited to reimbursement of their out-of-pocket expenses.

FACTORS TO BE CONSIDERED BY STOCKHOLDERS IN DECIDING
WHETHER TO APPROVE THE ASSET PURCHASE AGREEMENT

    There are many factors that Preview Systems' stockholders should consider when deciding whether to vote to approve the Asset Purchase Agreement. Such factors include those set forth in Preview Systems' Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2000, Preview Systems' Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as well as those factors set forth below. When you decide whether to vote for approval of the Asset Purchase Agreement, you should consider the following factors in conjunction with the other information included or incorporated by reference in this proxy statement. There can be no assurance that the Asset Sale will be completed.

Even if Preview Systems' stockholders approve the Asset Sale, the Asset Sale may not be completed and the value of these assets could be significantly diminished. The completion of the Asset Sale is subject to numerous conditions.

    Even if a majority in interest of Preview Systems' stockholders vote to approve the Asset Sale, Preview Systems cannot guarantee that the Asset Sale will be completed. If it is not completed, we would likely not be able to sell our assets to another buyer on terms as favorable as those provided in the Asset Purchase Agreement, or at all, which would mean that less or no assets would be available for distribution to Preview Systems' stockholders than if the Asset Sale had been completed.

If the Asset Purchase Agreement were terminated under a number of circumstances, Preview Systems would incur costs.

    If the purchase agreement was terminated because of a willful failure of Preview Systems to fulfill a condition of the agreement or a material and willful breach by Preview Systems, Preview Systems would be obligated to pay Aladdin $2.5 million as a termination fee.

Certain of our board members may have a potential conflict of interest in recommending ratification and approval of the Plan.

    Certain members of our Board of Directors may be deemed to have a potential conflict of interest in recommending approval of the Plan of Dissolution and the Asset Purchase Agreement. See "Possible Effects of the Approval of the Plan Upon Directors and Officers."

OTHER MATTERS

Absence of Appraisal Rights

    Under the DGCL, the stockholders of Preview Systems are not entitled to appraisal rights for their shares of Common Stock in connection with the transactions contemplated by the Asset Purchase Agreement.

Regulatory Approvals

    Except with respect to certain requirements relating to the sale of assets to foreign corporations, no United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the sale of the assets.

VOTE REQUIRED AND BOARD RECOMMENDATION

    The approval of the Asset Purchase Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Members of our Board of Directors and the executive officers of Preview Systems who hold (or are deemed to hold) an aggregate of 4,517,170 shares of Common Stock (approximately 25% of the outstanding shares of Common Stock as of May 18, 2001) have indicated that they will vote in favor of the proposal.

    OUR BOARD BELIEVES THAT IF THE STOCKHOLDERS APPROVE THE PLAN OF DISSOLUTION, THEN THE ASSET SALE PURSUANT TO THE TERMS OF THE ASSET PURCHASE AGREEMENT IS IN THE BEST INTERESTS OF PREVIEW SYSTEMS' STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL. IT IS INTENDED THAT SHARES REPRESENTED BY THE ENCLOSED FORM OF PROXY WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS OTHERWISE SPECIFIED IN SUCH PROXY.

ELECTION OF DIRECTORS
(Proposal No. 3)

    Our Certificate of Incorporation requires that our Board of Directors is divided into three classes, with staggered three-year terms. The terms of offices of the classes are divided as follows:

Classes	Expiration of Term of Office	Directors
Class I	Until Preview Systems' 2003 Annual Meeting of Stockholders(1)	Vincent Pluvinage Bruce R. Bourbon
Class II	Until Preview Systems' 2001 Annual Meeting of Stockholders(1)	Gerard H. Langeler R. Douglas Rivers
Class III	Until Preview Systems' 2002 Annual Meeting of Stockholders(1)	Donald L. Lucas Jo Ann Heidi Roizen

(1)
Or any special meeting held in lieu of the annual meeting.

    You may only elect one class of directors at each annual meeting. The other classes continue to serve for the remainder of their three-year terms. The Class II directors are nominees for re-election at the Annual Meeting. Each nominee has consented to serve an additional three-year term.

    At the Annual Meeting, the stockholders will elect two directors to serve until the 2004 Annual Meeting of Stockholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of our Board may be reduced in accordance with the Bylaws of Preview Systems. As of the date of this Proxy, our Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

    If our proposal with respect to the Plan of Dissolution is approved, we will cease conducting operations and do not intend to reestablish any operations in the future. The primary purpose of our Board of Directors, if elected, will be to oversee, or to appoint a trustee to oversee, our orderly liquidation and dissolution through the implementation of the Plan.

    Assuming a quorum is present, the two nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of Preview Systems for the ensuing year. Stockholders are not entitled to cumulate votes in the election of directors. Unless marked otherwise, proxies received will be voted FOR the election of each of the two nominees named below.

Name	Age	Current Position
Gerard H. Langeler(1)	50	Chairman of our Board
R. Douglas Rivers(2)	44	Director

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR"
THE ELECTION OF ALL NOMINEES.

BOARD OF DIRECTOR AND NOMINEE BIOGRAPHICAL INFORMATION

Directors of Preview Systems

    Set forth below is certain biographical information for each director of Preview Systems. There are no family relationships between any of our Board members or executive officers of Preview Systems.

    Bruce R. Bourbon has served as a director of Preview Systems since the merger of Preview Software and Portland Software in August 1998 and, prior to that, served as a director of Preview Software beginning in 1997. Mr. Bourbon is currently a Managing General Partner of Telos Venture Partners, a venture capital investment fund, where he has been a general partner since December 1995. From 1994 to 1995, Mr. Bourbon was an independent management consultant. From 1990 to 1994, he was President and Chief Executive Officer of Vertex Semiconductor, a high-end ASIC gate arrays company. From 1991 to 1994, Mr. Bourbon was Vice President of Marketing for Toshiba America, an electronic component provider. From 1987 to 1990, Mr. Bourbon served as Vice President of Marketing at Cadence Design Systems, a software company. He currently serves as a director for CareThere, Inc., Integrated Memory Logic, Intensys Corporation, iReady Corporation and nQuire Software, Inc., all privately held companies. He holds a B.S. degree in Electrical Engineering from California State Polytechnic University and an M.S. degree in Electrical Engineering from University of California, Los Angeles.

    Gerard H. Langeler has served as Chairman of our Board of Directors of Preview Systems since the merger of Preview Software and Portland Software in August 1998 and, prior to that, served as a director of Portland Software beginning in 1996. Since 1992, he has been a General Partner with Olympic Venture Partners, a venture capital investment firm. Prior to joining Olympic Venture Partners, he was a co-founder of Mentor Graphics Corporation, a software company, where he served in a number of roles from 1981 to 1992, including President and Chief Operating Officer. He currently serves as a director for 800.com, Captivate Networks, Webridge, and Djangos, all privately-held companies, as well as Vascular Solutions, a public company. Mr. Langeler holds an A.B. degree in Chemistry from Cornell University and an M.B.A. degree from Harvard Business School.

    Donald L. Lucas has served as a director of Preview Systems since the merger of Preview Software and Portland Software in August 1998 and, prior to that, served as a director of Preview Software beginning in 1997. Since 1967, Mr. Lucas has been involved in venture capital activities as a private individual. Mr. Lucas currently serves as a director for Cadence Design Systems, Inc., Macromedia, Inc., Oracle Corporation, Transcend Services, Inc. and Tricord Systems, Inc., all publicly-held companies. Mr. Lucas also serves as a director for several privately held companies. He holds a B.A. degree in Economics and an M.B.A. degree from Stanford University.

    Vincent Pluvinage, President, Chief Executive Officer and Director, joined Preview Software in June 1997 and has been with Preview Systems since the merger of Preview Software and Portland Software in August 1998. Prior to joining Preview Software, Dr. Pluvinage led the research and development, international operations, business development and strategic marketing efforts for ReSound Corporation, a developer of advanced hearing technologies, where he held a variety of senior management positions from March 1987 to May 1997. From June 1985 to March 1987, Dr. Pluvinage was a member of the technical staff at AT&T Bell Labs, a developer of advanced communication products, and participated in the spin-off of technologies from AT&T Bell Labs to ReSound. Dr. Pluvinage completed the Advanced Executive Management program at Stanford University and holds a Ph.D. degree in Bioengineering from the University of Michigan and an M.S. degree, summa cum laude, in Applied Physics Engineering from the Universite Catholique de Louvain in Belgium.

    R. Douglas Rivers has served as a director of Preview Systems since the merger of Preview Software and Portland Software in August 1998 and, prior to that, served as Chairman of Preview Software beginning in 1996. Dr. Rivers is co-founder and Chief Executive Officer of Knowledge Networks, a provider of Internet-based market research services. Dr. Rivers was a co-founder and Partner at Pacific Economics Group, an economic consulting firm, from 1997 to 1998, and a Senior Economist at Arthur Andersen LLP, an accounting firm, from 1992 to 1997. Since 1989, Dr. Rivers has been a Professor of Political Science at Stanford University and, since 1994, a Senior Fellow at the Hoover Institution. From 1987 to 1989, Dr. Rivers was an Associate Professor of Political Science at University of California, Los Angeles. From 1983 to 1987, Dr. Rivers was an Assistant Professor of Political Science at the California Institute of Technology. From 1980 to 1983, Dr. Rivers was an Assistant Professor of Government at Harvard University. Dr. Rivers holds a Ph.D. degree in Political Science and Economics from Harvard University and a B.A. degree in Political Science from Columbia University.

    Jo Ann Heidi Roizen has served as a director of Preview Systems since the merger of Preview Software and Portland Software in August 1998 and, prior to that, served as a director of Preview Software beginning in 1997. Ms. Roizen is Managing Director of SOFTBANK Technology Ventures, a venture fund focused on early stage Internet companies. Prior to joining SOFTBANK in April 1999, Ms. Roizen was a consultant to numerous technology companies, including Microsoft, Intel and Compaq. From 1996 to 1997, she was Vice President of Worldwide Developer Relations for Apple Computer, a computer manufacturer. From 1983 to 1996, she was CEO of T/Maker Company, a software developer and publisher. Ms. Roizen serves as a director for Great Plains and iPrint.com, both public companies. She also serves as a director for several privately held companies, is an advisory board member of Time Domain Corporation and Garage.com, and is a member of the Stanford Board of Trustees Nominating Committee. Ms. Roizen is a past president of the Software Publishers' Association and has served as a Public Governor of the Pacific Exchange. Ms. Roizen holds a B.A. degree in English and an M.B.A. degree from Stanford University.

MEETINGS AND COMMITTEES OF OUR BOARD OF DIRECTORS

    Our Board of Directors held twelve regular meetings during the year ended December 31, 2000. Our Board of Directors has an audit committee and a compensation committee. No Director attended fewer than 75% of the meetings of our Board of Directors and committees thereof, if any, during the period that he or she was a member of our Board of Directors during 2000.

    During 2000, the Audit Committee was composed of Mr. Lucas, Dr. Rivers and Ms. Roizen, all outside directors who are not, and have not been at any time in the past, officers of Preview Systems. The Audit Committee reviews Preview Systems' financial statements and accounting practices and makes recommendations to our Board regarding the selection of independent auditors. The Audit Committee held four meetings in 2000.

    During 2000, the Compensation Committee was composed of Mr. Langeler, Mr. Bourbon and Ms. Roizen, all outside directors who are not, and have not been at any time in the past, officers of Preview Systems. The Compensation Committee makes recommendations to our Board concerning salaries and incentive compensation for Preview Systems' officers and employees and administers Preview Systems' employee benefit plans. The Compensation Committee held seven meetings during 2000.

    Our Board of Directors does not have a Nominating Committee.

DIRECTOR COMPENSATION

    None of Preview Systems' directors are paid any fee or other compensation for acting as a director, although directors are reimbursed for reasonable expenses incurred in attending board or committee meetings. Directors who are also employees of Preview Systems are eligible to participate in our 1998 Stock Option Plan, our 1999 Executive Stock Option Plan and our 1999 Employee Stock Purchase Plan. Directors who are not employees of Preview Systems are eligible to participate in our 1999 Directors' Stock Option Plan (the "Directors' Plan"); however, it is currently anticipated that no additional grants to any directors will be provided under this Directors' Plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
(Proposal No. 4)

    The Audit Committee, and our Board of Directors has approved, the appointment of Arthur Andersen LLP as our independent accountants for the year ending December 31, 2001, subject to ratification by the stockholders. In the absence of contrary specifications, the shares represented by the proxies will be voted FOR the appointment of Arthur Andersen LLP as Preview Systems' independent accountants for the year ending December 31, 2001.

    A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions. Arthur Andersen LLP was Preview Systems' independent accountant for the year ended December 31, 2000.

Fees Paid to Auditors Related to Fiscal 2000

Audit Fees	$80,000
Financial Information Systems Design and Implementation	—
All Other Fees(a)	132,000

Total	$212,000

(a)
"All Other Fees" consists of assistance in acquisition structuring and miscellaneous tax compliance matters.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT
ACCOUNTANTS OF PREVIEW SYSTEMS FOR THE YEAR ENDING DECEMBER 31,
2001.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of May 18, 2001, certain information furnished to Preview Systems with respect to ownership of Preview Systems' common stock of (i) each Director, (ii) the "named executive officers" (as defined under "Executive Compensation"), (iii) all persons known by Preview Systems to be beneficial owners of more than 5 percent of its common stock, and (iv) all current executive officers and Directors as a group.

Name and Address(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Common Stock(2)(3)
J P Morgan & Co., Inc.(4) 60 Wall Street New York, NY 10260	1,678,084	9.68%
SOFTBANK Technology Ventures(5) 333 W. San Carlos St., Suite 1225 San Jose, CA 95110	1,190,476	6.86%
Chap-Cap Partners, L.P.(6) Continental Grand Plaza 300 N. Continental Blvd. El Segundo, CA 95110	1,027,800	5.93%
Jo Ann Heidi Roizen(5)	1,252,142	7.19%
Bruce R. Bourbon(7)	743,261	4.28%
R. Douglas Rivers(8)	652,418	3.76%
Gerard H. Langeler(9)	621,876	3.58%
Vincent Pluvinage(10)	572,606	3.27%
Donald L. Lucas(11)	177,881	1.02%
G. Bradford Solso	144,559	*
Murali Dharan	124,285	*
Patrick G. Reutens	61,096	*
Michael J. Pinkman	2,959	*
All current executive officers and directors as a group (14 persons)	4,517,170	24.99%

*Less than one percent

(1)
Except as otherwise noted, the address of each person listed in the table is c/o Preview Systems, Inc., 1195 W. Fremont Blvd., Sunnyvale, California 94087, and the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days after May 18, 2001 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

  Includes options or warrants currently exercisable or exercisable within 60 days after May 18, 2001 for shares of Preview Systems' common stock as follows:

Name	Shares Subject to Options
Jo Ann Heidi Roizen	61,666
Bruce Bourbon	20,000
R. Douglas Rivers	20,000
Gerard H. Langeler	20,000
Donald L. Lucas	20,000
Vincent Pluvinage	170,832
G. Bradford Solso	41,669
Murali Dharan	122,500
Patrick G. Reutens	58,333
Shares Subject to Warrants
R. Douglas Rivers	3,750
All current executive officers and directors as a group (options and warrants)	734,892
(3)
Applicable percentage of ownership is based on 17,341,302 shares of common stock outstanding as of May 18, 2001 together with applicable options and warrants for such stockholders.

(4)
The following information is obtained solely from a Form 13G filing prepared by J. P. Morgan & Co. Incorporated ("J. P. Morgan"). J.P. Morgan is the parent holding company of Morgan Guaranty Trust Company of New York, a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, and J. P. Morgan Investment Management, Inc. and J. P. Morgan Florida Federal Savings Bank, the latter two of which are investment advisers registered under Section 203 of the Investment Advisers Act of 1940.

(5)
Ms. Roizen is a Managing Director of SOFTBANK Technology Ventures, and as such, Ms. Roizen's holdings include 1,190,476 shares held by SOFTBANK Technology Ventures. She disclaims beneficial ownership of these shares except to the extent of her pecuniary interest in them.

(6)
The following information is obtained solely from a Form 13D filing prepared by Chap-Cap Partners, L.P. ("Chap-Cap") and filed on April 6, 2001. Mr. Robert L. Chapman, Jr. is a Managing Member of Chapman Capital L.L.C. ("Chapman Capital"), the General Partner of Chap-Cap. Mr. Chapman and Chapman Capital each expressly disclaim beneficial ownership of these shares except to the extent of their pecuniary interest in them.

(7)
Mr. Bourbon is a Managing Member of Telos Management LLC, the General Partner of Telos Venture Partners, LP, and as such, Mr. Bourbon's holdings include 723,261 shares held by Telos Venture Partners, LP. He disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them.

(8)
Includes 628,668 shares over which Dr. Rivers has voting power because of his capacity as co-trustee of three trusts containing shares of our common stock, of which he disclaims beneficial ownership.

(9)
Includes 579,847 shares held directly by Olympic Venture Partners III, LP, and 22,029 shares held directly by OVP III Entrepreneurs Fund. Mr. Langeler is a General Partner of OVMC III, the General Partner of Olympic Venture Partners III, LP and OVP III Entrepreneurs Fund. He

  disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them.

(10)
Includes 1,800 shares held by his children's trusts. Mr. Pluvinage is the trustee for these trusts and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them.

(11)
Includes 57,601 shares held by the Donald L. Lucas Profit Sharing Trust dated 1/1/84, and 100,280 shares held directly by the Donald L. Lucas & Lydia S. Lucas Trust dated 12/3/84. Mr. Lucas is the trustee for the Donald L. Lucas Profit Sharing Trust dated 1/1/84 and the Donald L. Lucas & Lydia S. Lucas Trust dated 12/3/84. He disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them.

EXECUTIVE OFFICERS

    Preview Systems' executive officers, their ages and the positions they held as of May 18, 2001 are as follows:

Name	Age	Position
Vincent Pluvinage	43	President, Chief Executive Officer and Director
Murali Dharan	39	Executive Vice President
Jeffrey E. Brown	32	Vice President, Professional Services
Michael W. Davison	43	Vice President, Operations and Planning
Luke H. Hohmann	36	Vice President, Engineering
Lillian Maremont	66	Vice President, Human Resources
Patrick G. Reutens	42	Vice President, Strategic Licensing and Intellectual Property
Roger Rowe	40	Vice President and Chief Financial Officer
Edward J. Wholihan	41	Vice President, Business Development

    For information on the business background of Mr. Pluvinage see "Board of Director and Nominee Biographical Information" above.

    Murali Dharan, Executive Vice President, joined Preview Systems in March 2000. Prior to joining Preview Systems, Mr. Dharan was Vice President and General Manager for the Broadband Internet Solutions Division at Silicon Graphics, Inc., a computer systems manufacturer, from July 1999 to October 1999. Mr. Dharan also held the position of Vice President of Marketing for the Workstation Division at Silicon Graphics from March 1998 to July 1999. Prior to this, Mr. Dharan was Vice President and General Manager for the Network Attached Storage Business Unit at Quantum Corporation, a computer hardware and storage company, from August 1997 to March 1998. Prior to this, Mr. Dharan managed the Consumer and Commercial Desktop PC Business Unit at NEC Computer Systems Division, a computer hardware company, from August 1994 to August 1997, as well as serving as Vice President of Enterprise Marketing. Mr. Dharan holds a M.S. degree in Computer Science from Indiana University and a M.B.A. degree from Stanford University.

    Jeffrey E. Brown, Vice President, Professional Services, joined Preview Systems in July 1999. Prior to joining Preview Systems, Mr. Brown was with Andersen Consulting, a business consulting firm, from November 1991 to July 1999, most recently serving as a Senior Manager. From 1996 through 1999, Mr. Brown managed an Andersen Consulting Internet solution center, where he was responsible for delivering large-scale e-commerce solutions for companies. Mr. Brown holds a B.S. degree in Mathematics from the University of Washington.

    Michael W. Davison, Vice President, Operations and Planning joined Preview Software in March 1998 and has been with Preview Systems since the merger of Preview Software and Portland Software in August 1998. Prior to joining Preview Software, Mr. Davison was the Director of Strategic

Marketing at Claris Corporation, a software company, from 1992 to 1998, where he was responsible for development and implementation of Claris' online marketing and electronic commerce strategies. From 1990 to 1992, he served as Imaging Market Manager for Informix Software, a relational database supplier. Mr. Davison has also held business development and marketing management positions at several start-up companies in the technology industry. Mr. Davison was chairman of the Software Publishers' Association's, Electronic Software Distribution Committee and a member of the SPA Internet Section Board. Mr. Davison holds a B.A. degree in History from the University of California at Berkeley, and an M.B.A. degree from Santa Clara University.

    Luke H. Hohmann, Vice President, Engineering joined Preview Systems in December 2000. Prior to joining Preview Systems, Mr. Hohmann was Vice President, Engineering & Product Development at Aurigin Systems, Inc., a software company, from 1996 to 2000, where he was primarily responsible for technical product strategy and development. From 1994 to 1996, he served as Education Technical Director at ObjectSpace, Inc., a consulting company. Mr. Hohmann holds a B.S.E. degree in Computer Engineering and an M.S.E degree in Computer Science & Engineering from the University of Michigan.

    Lillian Maremont, Vice President, Human Resources joined Preview Systems in September 2000. From 1997 through 2000, she consulted for several clients, ranging in size from start-ups to Fortune 500 companies and spanning industries from pharmaceuticals to high technology. Prior to working as a consultant, Ms. Maremont spent nine years as Vice President of Human Resources for Visa International where she led the development of Visa's worldwide human resources organization. Previously, she served as a Director of Human Resources at Bank of America, initially managing the human resource activities for the Electronic Banking Group and later leading all management and executive development. Ms. Maremont earned a B.S. degree and has completed graduate work at the University of California, Berkeley.

    Patrick G. Reutens, Vice President, Strategic Licensing and Intellectual Property, joined Preview Systems in October 1999. From November 1998 to October 1999, Dr. Reutens was responsible for licensing microprocessor instruction set architectures and cores at MIPS Technologies. From 1991 to 1998, Dr. Reutens was a Technology Lawyer at two Silicon Valley law firms, Wilson, Sonsini, Goodrich & Rosati and Venture Law Group. Dr. Reutens holds a B.Sc. degree in Physics from the University of Western Australia, a Ph.D. in Physics from the University of Chicago and a J.D. from Yale Law School. Mr. Reutens is a member of the California Bar and the U.S. Patent Bar.

    Roger Rowe, Vice President and Chief Financial Officer, joined Preview Systems in October 1999 as Vice President and Corporate Controller. Mr. Rowe was promoted to Chief Financial Officer in March 2001. From June 1998 to October 1999, Mr. Rowe held several positions at North Pacific Group, a wholesale trading and distribution company, with his most recent position being Vice President. Prior to this, Mr. Rowe spent 10 years in a variety of management capacities with Mentor Graphics Corporation, a software company. Mr. Rowe is a Certified Public Accountant and holds a B.S. degree in Finance and Accounting from the University of Idaho.

    Edward J. Wholihan, Vice President, Business Development, joined Portland Software in August 1996 and has been with Preview Systems since the merger of Preview Software and Portland Software in August 1998. Prior to joining Portland Software, he was employed by McKinsey and Company, a management consulting firm, from 1989 to 1996, where he most recently served as Senior Engagement Manager, developing and implementing marketing, operational, and financial strategies. Mr. Wholihan holds a B.A. degree in Economics from Yale University and an M.B.A. degree from Stanford University.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

    The following table sets forth all compensation awarded to, earned by, or paid to our chief executive officer and each of our other four most highly compensated executive officers (the "Named Executive Officers") for each of our last three completed fiscal years, each of whose total cash compensation exceeded $100,000 during the last fiscal year.

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position	Fiscal Year				Securities Underlying Options(#)	All Other Compensation(1)
		Salary	Bonus
Vincent Pluvinage President and Chief Executive Officer	2000 1999 1998	$204,000 178,333 162,056	$	— 49,680 20,000	— 250,000 150,000	$712 688 229
Michael J. Pinkman Former Vice President, Worldwide Sales(2)	2000 1999	150,000 33,558		83,125 28,438	— 150,000	678 109
Murali Dharan Executive Vice President(3)	2000	162,949		50,000	340,000	578
G. Bradford Solso Former Chief Operating Officer and Chief Financial Officer(4)	2000 1999	186,641 78,256		— 19,563	100,000 150,000	695 280
Patrick G. Reutens Vice President, Strategic Licensing And Intellectual Property(5)	2000 1999	160,000 29,128		48,000 32,282	— 140,000	631 112

(1)
Amounts listed under "All Other Compensation" represent term life insurance premiums paid on behalf of the executive officers.
(2)
1999 salary reflects amounts earned from the time Mr. Pinkman joined Preview Systems on October 12, 1999 through December 31, 1999. Mr. Pinkman's employment was terminated without cause in connection with Preview Systems' reduction in force on February 9, 2001. Mr. Pinkman's bonus amount includes sales commissions.
(3)
2000 salary reflects amounts earned from the time Mr. Dharan joined Preview Systems on March 8, 2000 through December 31, 2000.
(4)
1999 salary reflects amounts earned from the time Mr. Solso joined Preview Systems on July 6, 1999 through December 31, 1999. Mr. Solso resigned from Preview Systems effective March 20, 2001.
(5)
1999 salary reflects amounts earned from the time Dr. Reutens joined Preview Systems on October 26, 1999 through December 31, 1999.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

    Due to recent business developments and our announcement to sell all or parts of our business, we entered into retention and severance arrangements with certain of our named executive officers.

    Under our retention bonus arrangement with Dr. Pluvinage, if he continues his employment through June 30, 2001 or is terminated prior to that time without cause, he will receive a retention payment equal to six months salary plus 50% of his annual target bonus. This retention bonus will be applied against the principal balance of a $175,000 promissory note owed to Preview Systems. If he continues his employment until the completion of a sale or liquidation of Preview Systems or is terminated prior to that time without cause, Preview Systems will forgive the principal and accrued interest amounts due on promissory notes totaling $937,475 relating to the purchase of 375,000 shares of our common stock. In addition, he will receive a cash payment to cover the state and federal income taxes on the amount of forgiven accrued interest and another cash payment of up to $300,000 to cover the state and federal income taxes on the amount of forgiven principal.

    Under our severance arrangement with Dr. Pluvinage, in the event he is terminated without cause, he will receive a severance payment equal to twelve months salary plus 100% of his annual target bonus; a payment of $10,000 for tax and accounting advice with respect to his retention and severance agreement; continuing coverage under Preview Systems' director and officer liability insurance program for up to three years; and reimbursement for expenses related to medical, dental and vision insurance. Further, if Dr. Pluvinage is employed immediately prior to the closing of a transaction involving the sale of substantially all of Preview Systems' assets or the acquisition of more than 50% of the voting shares of Preview Systems' stock, 100% of his unvested options will vest as of his termination date. At December 31, 2000, this change of control provision applies to options to purchase 266,667 shares of our common stock.

    Under our retention bonus arrangement with Mr. Dharan, if he continues his employment through June 30, 2001 or is terminated prior to that time without cause, he will receive a retention payment equal to twelve months salary plus 100% of his annual target bonus.

    Under our severance arrangement with Mr. Dharan, in the event he is terminated without cause, he will receive a severance payment equal to six months salary plus 50% of his annual target bonus; reimbursement of up to $5,000 for tax and accounting advice with respect to his retention and severance agreement; continuing coverage under Preview Systems' director and officer liability insurance program for up to three years; and reimbursement for expenses related to medical, dental and vision insurance. Further, if Mr. Dharan is employed immediately prior to the closing of a transaction involving the sale of substantially all of Preview Systems' assets or the acquisition of more than 50% of the voting shares of Preview Systems' stock, 50% of his unvested options will vest as of his termination date. At December 31, 2000, this change of control provision applies to options to purchase 313,750 shares of our common stock. In addition, Mr. Dharan received an additional option grant in March 2001 to purchase 100,000 shares of our common stock, which are subject to 100% accelerated vesting under the same circumstances as his other option grants.

    Under our retention bonus arrangement with Dr. Reutens, if he continues his employment with Preview Systems through June 30, 2001 or is terminated prior to that time without cause, he will receive a retention payment equal to three months salary plus 25% of his annual target bonus.

    Under our severance arrangement with Dr. Reutens, in the event he is terminated without cause other than on account of his commencement of employment with an acquiring company, he will receive a severance payment equal to three months salary plus 25% of his annual target bonus and 50% of his unvested options will vest as of his termination date. At December 31, 2000, this change of control provision applies to options to purchase 99,167 shares of our common stock.

    On February 9, 2001 Preview Systems terminated the employment of Mr. Pinkman, Vice President, Worldwide Sales, without cause, in connection with Preview Systems' reduction in force. He was paid six months salary pursuant to his employment agreement. Additionally, Preview Systems vested an additional 50% of his unvested options, which covered 51,562 shares of our common stock, as of his termination date.

    On March 20, 2001, G. Bradford Solso, Chief Operating Officer and Chief Financial Officer resigned. In accordance with our severance arrangement with Mr. Solso, he is entitled to receive a severance payment equal to twelve months salary plus 100% of his annual target bonus; a second severance payment equal to six months salary to be paid six months from his termination date; reimbursement of up to $5,000 for tax and accounting advice with respect to his severance agreement; continuing coverage under Preview Systems' director and officer liability insurance program for up to three years; and reimbursement for expenses related to medical, dental and vision insurance benefits through December 31, 2001. With respect to a promissory note for $974,970 from Mr. Solso for the purchase of 150,000 shares of our common stock, which had been subject to a right of repurchase by Preview Systems, Preview Systems will release an additional 37,500 shares from its right of repurchase; repurchase 50,000 shares and apply the proceeds of such repurchase against the principal balance of the note; forgive the remaining principal balance of $649,970 and accrued interest amount; and provide a cash payment to cover the state and federal income taxes on the amount of forgiven interest.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options under Preview Systems' stock option plans to the Named Executive Officers during the last fiscal year. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price ($/Sh.)	Expiration Date	5% ($)	10% ($)
Vincent Pluvinage	—	—	—	—	—	—
Michael J. Pinkman	—	—	—	—	—	—
Murali Dharan(3)	225,000 65,000 50,000	9.81 2.83 2.18%	$31.500 0.100 12.563	04/10/10 04/10/10 06/20/10	$3,907,539 3,169,845 346,317	$9,624,454 4,821,398 852,995
G. Bradford Solso(4)	100,000	4.36	12.563	06/20/10	692,634	1,705,990
Patrick G. Reutens	—	—	—	—	—	—

(1)
These calculations are based on certain assumed annual rates of appreciation as required by rules adopted by the SEC requiring additional disclosure regarding executive compensation. Under these rules, an assumption is made that the shares underlying the stock options shown in this table could appreciate at rates of 5% and 10% per annum on a compounded basis over the ten-year term of the stock options. Actual gains, if any, on stock option exercises are dependent upon a number of factors, including the future performance of Preview Systems' common stock and the timing of option exercises, as well as the optionees' continued employment throughout the vesting period. There can be no assurance that amounts reflected in this table will be achieved.
(2)
Preview Systems granted stock options representing 2,294,550 shares to employees in the last fiscal year.
(3)
Mr. Dharan's options vest as follows:
•
As to the 225,000 options, vesting is at the rate of 1/48th, or 2.08%, per month beginning on March 8, 2001.

  •
  As to the 65,000 options, 20,000 options vested on 4/7/2000 and 15,000 options will vest annually on March 8th in 2001, 2002 and 2003.
  •
  As to the 50,000 options, vesting is at the rate of 1/48th, or 2.08%, per month beginning on June 21, 2000.
(4)
Mr. Solso's 100,000 options vest at the rate of 1/48th, or 2.08%, per month beginning on November 1, 2000.

OPTION EXERCISES AND HOLDINGS

    The following table provides information concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year, with respect to the Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At FY-End (#) Exercisable/ Unexercisable		Value of Unexercised In-The-Money Options At FY-End ($)(1) Exercisable/ Unexercisable
Vincent Pluvinage	—	—	133,333	266,667	$108,984	$59,766
Michael J. Pinkman	—	—	43,750	106,250	—	—
Murali Dharan	—	—	20,000	320,000	60,500	136,125
G. Bradford Solso	—	—	31,253	218,747	—	—
Patrick G. Reutens	—	—	40,833	99,167	—	—

(1)
Market value of the underlying securities at December 31, 2000, $3.125 per share, minus exercise price of the unexercised options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On October 11, 2000, Preview Systems entered into an agreement to lend $175,000 to the Chief Executive Officer. The agreement was later modified on March 13, 2001. The modified note receivable is full recourse, unsecured and bears interest at 11% per annum through March 12, 2001 and 6.25% per annum from March 13, 2001 to maturity. The principal and unpaid interest are due in full on August 15, 2002, however, the note may be prepaid at any time without penalty.

    On March 13, 2001, Preview Systems entered into an agreement to lend $225,000 to the Chief Executive Officer. The note receivable is full recourse, unsecured and bears interest at 6.25% per annum. The principal and unpaid interest are due in full on August 15, 2002, however, the note may be prepaid at any time without penalty. In addition, Preview Systems modified the terms of several previous notes with the Chief Executive Officer. Specifically, the maturity date on four notes aggregating $937,000 was extended from maturity dates ranging between May 2001 and July 2002 to December 15, 2002.

    Due to recent business developments and our announcement to sell all or parts of our business, we entered into retention and severance arrangements with certain of our executive officers as noted below. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" for a summary of the severance and retention arrangements with the named executive officers.

    Under our retention bonus arrangements with Mr. Brown, Vice President of Professional Services, Mr. Davison, Vice President of Planning and Operations, Ms. Maremont, Vice President of Human Resources and Mr. Martin, Vice President of North American Sales, if they continue their employment through June 30, 2001 or are terminated prior to that time without cause, they will receive a retention payment equal to three months salary plus 25% of their annual target bonus.

    Under our severance arrangements with Mr. Brown, Mr. Davison, Ms. Maremont and Mr. Martin, in the event they are terminated without cause other than on account of their commencement of employment with an acquiring company, they will receive a severance payment equal to three months salary plus 25% of their annual target bonus. Further, if they are terminated without cause, 50% of their unvested options will vest as of their termination date. At December 31, 2000, this change of control provision applies to options to purchase 87,503; 55,169; 100,000 and 61,064 shares of our common stock, respectively.

    Under our retention bonus arrangement with Mr. Rowe, Vice President and Chief Financial Officer, if he continues his employment through July 31, 2001 or is terminated prior to that time without cause, he will receive a retention payment equal to six months salary plus 50% of his annual target bonus.

    Under our severance arrangement with Mr. Rowe, in the event he is terminated without cause, other than on account of his commencement of employment with an acquiring company, he will receive a severance payment equal to three months salary plus 25% of his annual target bonus. Further, if he is employed by Preview Systems immediately prior to the closing of a transaction involving the sale of substantially all of Preview Systems' assets or the acquisition of more than 50% of the voting shares of Preview Systems' stock or he terminated prior to that time without cause, 50% of his unvested options will vest as of his termination date. At December 31, 2000, this change of control provision applies to options to purchase 85,417 shares of our common stock. In addition, Mr. Rowe received an additional option grant in March 2001 to purchase 50,000 shares of our common stock, which are subject to 100% vesting under the same circumstances as his other option grants.

    Under our retention arrangement with Mr. Wholihan, Vice President of Business Development, if he continues his employment through June 30, 2001, is terminated prior to that time without cause, or accepts an offer of employment with an acquiring company, he will receive a retention payment equal to nine months salary plus 75% of his annual target bonus.

    Under our severance arrangement with Mr. Wholihan, in the event he is terminated without cause, he will receive a severance payment equal to three months salary plus 25% of his annual target bonus. Further, if he is employed by Preview Systems immediately prior to the closing of a transaction involving the sale of substantially all of Preview Systems' assets or the acquisition of more than 50% of the voting shares of Preview Systems' stock or he is terminated prior to that time without cause, 50% and 100% of certain unvested options will vest as of his termination date. At December 31, 2000, the 50% and 100% change of control provision applies to options to purchase 67,605 and 21,146 shares of our common stock. In addition, Mr. Wholihan received an additional option grant in March 2001 to purchase 40,000 shares of our common stock, which are subject to 100% vesting as of June 30, 2001.

    Under our retention arrangement with Mr. Hohmann, Vice President of Engineering, if he continues his employment through July 31, 2001, is terminated prior to that time without cause, or accepts an offer of employment with an acquiring company, he will receive a retention payment equal to six months salary plus 50% of his annual target bonus. Further, if he accepts an offer of employment with an acquiring company and is still in his position with the acquiring company as of December 15, 2001, he will receive a retention payment equal to nine months salary.

    Under our severance arrangement with Mr. Hohmann, in the event he is terminated without cause other than on account of his commencement of employment with an acquiring company, he will receive a severance payment equal to three months salary plus 25% of his annual target bonus. If he is employed by Preview Systems immediately prior to the closing of a transaction involving the sale of substantially all of Preview Systems' assets or the acquisition of more than 50% of the voting shares of Preview Systems' stock or he is terminated prior to that time without cause, 50% of his unvested options will vest as of his termination date. At December 31, 2000, this change of control provision applies to options to purchase 165,000 shares of our common stock.

    Notwithstanding anything to the contrary set forth in any of Preview Systems' filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report and the Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The following is a report of the Compensation Committee of our Board of Directors describing the compensation policies applicable to Preview Systems' executive officers during the fiscal year that ended December 31, 2000. The Compensation Committee consisted of Mr. Langeler, Mr. Bourbon and Ms. Roizen. The Compensation Committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers. It also makes recommendations to our Board of Directors concerning the granting of options under our stock option plans. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

    Under the supervision of our Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and performance. Our compensation policy is generally aimed at rewarding executives for achieving corporate and individual objectives and aligning the interests of executives with the interests of Preview Systems. It is the objective of our Board of Directors to have a portion of each executive's compensation contingent upon our performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that our Board of Directors establishes from time to time for Preview Systems and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and our stockholders.

    The summary below describes in more detail the factors which our Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

    The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at similar companies and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

    In setting base salaries that are competitive with other Internet technology companies, Preview Systems reviews salaries of other companies within the same industry. When selecting comparable companies, Preview Systems attempts to select companies that are similar in many respects, including industry, profitability and life cycle stage of Preview Systems. Executives' salaries paid in fiscal year 2000 were targeted within the 50th percentile compared to the range of salaries paid by comparable companies reviewed. Many of the companies used for comparisons are also included in the indices used in the Stock Performance Graph.

Cash-Based Incentive Compensation

    Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and our success in achieving specific company-wide goals, such as customer satisfaction, revenue growth and earnings growth. Target and minimum bonus amounts are set annually for each officer that are specifically weighted for identified financial, management, strategic and operational goals.

Long-Term Incentive Compensation

    We have utilized our stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan take the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual's position, his or her performance and responsibilities, internal and external comparability considerations, long-term incentives granted in prior years and current levels of stock ownership.

    Preview Systems' stock option plans provide for the issuance of incentive and non-qualified stock options to officers and employees to acquire shares of common stock at a fixed price per share (generally, the fair market value on the date of grant) over a specified period of time (up to 10 years). See "Option Grants in Last Fiscal Year" table for a summary of options granted to the named executive officers during the last fiscal year.

Compensation of the Chief Executive Officer

    Dr. Pluvinage has served as our President and Chief Executive Officer since June 1997. He earned $204,000 in base salary in fiscal year 2000. Dr. Pluvinage did not receive a cash bonus nor any additional stock option grants during fiscal year 2000. The factors discussed above in "Base Salaries" were applied in establishing the amount of Dr. Pluvinage's salary.

Deductibility of Executive Compensation

    The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by Preview Systems to each of its executive officers is expected to be below $1 million and the committee believes that options granted under the 1998 Stock Option Plan to such officers will meet the requirements for qualifying as performance-based, the committee believes that Section 162(m) will not affect the tax deductions available to Preview Systems with respect to the compensation of its executive officers.

    It is the Compensation Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, in order to retain the flexibility necessary to provide total cash compensation in line with Preview Systems' best interests, Preview Systems may from time to time pay compensation to its executive officers that may not be deductible.

  Submitted by the Compensation Committee of our Board of Directors:
  Bruce R. Bourbon
  Gerard H. Langeler
  Jo Ann Heidi Roizen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of the Compensation Committee of our Board is an officer or employee of Preview Systems nor has any member formerly served as an officer of Preview Systems. None of our executive officers serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation Committee.

AUDIT COMMITTEE REPORT

    The Audit Committee of our Board of Directors reports to our Board and is responsible for overseeing Preview Systems' accounting functions, the system of internal controls established by management, and the processes to assure compliance with applicable laws, regulations and internal policies. The Audit Committee is comprised of three directors, all of whom meet independence requirements under current National Association of Securities Dealers corporate governance standards. The Audit Committee's activities are governed by a written charter, which was adopted by our Board on January 24, 2000. A copy of the Audit Committee charter is attached to this Proxy Statement as Exhibit C.

    In discharging its responsibilities, the Audit Committee and its individual members have met with management and Preview Systems' independent auditors, Arthur Andersen LLP, to review Preview Systems' audited financial statements, accounting functions and the audit process. The Audit Committee discussed and reviewed with its independent auditors all matters that the independent auditors were required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. Audit Committee members also discussed and reviewed the results of the independent auditors' examination of the financial statements, the quality and adequacy of Preview Systems' internal controls, and issues relating to auditor independence. The Audit Committee has obtained a formal written statement relating to independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committee," and discussed with the auditors any relationships that may impact their objectivity and independence.

    Based on its review and discussions with management and Preview Systems' independent auditors, the Audit Committee recommended to our Board that the audited Financial Statements be included in Preview Systems' Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the SEC.

  Submitted by the Audit Committee of our Board of Directors:
  Donald L. Lucas
  R. Douglas Rivers
  Jo Ann Heidi Roizen

STOCK PERFORMANCE GRAPH

    The SEC requires that registrants include in their proxy statement a line-graph presentation comparing cumulative five-year stockholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (a) the registrant, (b) a broad-based equity market index and (c) an industry-specific index. Preview Systems completed its initial public offering on December 8, 1999, therefore the graph represents returns since this date. The broad-based market index used is the Nasdaq Stock Market Total Return Index—U.S. and the industry-specific index used is the S&P Computer Software and Services Index.

	Annual Percentage Return Year Ended
Company/Index
	12/31/99(1)	12/31/00
Preview Systems, Inc.	208.93%	-95.18%
Nasdaq U.S. Index	14.23	-39.88
S&P Computer Software and Services Index	22.00	-52.75

		Indexed Returns Year Ending
Company/Index	Base Period 12/08/99
		12/31/99	12/31/00
Preview Systems, Inc.	$100.00	$308.93	$14.88
Nasdaq U.S. Index	100.00	114.23	68.39
S&P Computer Software and Services Index	100.00	122.00	57.65

(1)
Represents return from December 8, 1999, the date Preview Systems began trading, through December 31, 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires Preview Systems' directors and executive officers and persons who own more than ten percent of the outstanding shares of Preview Systems' common stock (collectively, the "Reporting Persons"), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of common stock and other equity securities of Preview Systems. Officers, Directors and greater than ten percent stockholders are required by regulations of the SEC to furnish Preview Systems with copies of all Section 16(a) forms they file.

    To Preview Systems' knowledge, based solely on review of the copies of such reports furnished to Preview Systems or otherwise in its files and on written representations from certain Reporting Persons, all Directors, officers and greater than ten percent beneficial owners met all applicable filing requirements during the last fiscal year, except that Mr. Halaby, a former officer of Preview Systems, and Mr. Hohmann, an officer of Preview Systems, each filed one late Form 3, Initial Statement of Beneficial Ownership.

STOCKHOLDER PROPOSALS

    Proposals by stockholders intended to be included in Preview Systems' Proxy Statement for its 2002 Annual Meeting must be received by Preview Systems at its principal executive office no later than February 11, 2002.

DOCUMENTS INCORPORATED BY REFERENCE

    This proxy statement incorporates information by reference from the following documents or portions of such documents filed by Preview Systems with the SEC:

  •
  Preview Systems' Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2000;

  •
  Preview Systems' Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001; and

  •
  Preview Systems' Current Reports on Form 8-K filed with the SEC on May 21, 2001 and May 25, 2001.

    You may request a copy of these filings, at no cost, by writing or telephoning Preview Systems at the following address: Roger Rowe, Chief Financial Officer, Preview Systems, Inc., 1195 W. Fremont Blvd., Sunnyvale, California 94087, (503) 220-2300

TRANSACTION OF OTHER BUSINESS

    As of the date of this Proxy Statement, our Board of Directors is not aware of any other matters that may come before this meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters do properly come before the meeting. Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to insure that you will be represented at this important meeting.

    Our 2000 Annual Report was mailed to stockholders together with this proxy statement. Preview Systems will provide, without charge, on the written request of any beneficial owner of shares of Preview Systems' Common Stock entitled to vote at the Annual Meeting of Stockholders, a copy of Preview Systems' complete Annual Report on Form 10-K as filed with the SEC. Written requests should be mailed to Roger Rowe, Chief Financial Officer, Preview Systems, Inc., 1195 W. Fremont Blvd., Sunnyvale, California 94087.

By Order of our Board of Directors:
VINCENT PLUVINAGE President, Chief Executive Officer and Director
Dated: June [ ], 2001

EXHIBIT A

PLAN OF LIQUIDATION AND DISSOLUTION
OF
PREVIEW SYSTEMS, INC.

    This Plan of Liquidation and Dissolution (the "Plan") is intended to accomplish the complete liquidation and dissolution of Preview Systems, Inc., a Delaware corporation (the "Company"), in accordance with the Delaware General Corporation Law (the "DGCL") and Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

    1.  Effective Date.  The Board of Directors of the Company (the "Board") has adopted this Plan and called a meeting (the "Meeting") of the Company's stockholders (the "Stockholders") to take action on the Plan. If Stockholders holding a majority of the Company's outstanding common stock, par value $0.0002 per share (the "Common Stock"), vote for the adoption of this Plan at the Meeting, the Plan shall constitute the adopted Plan of the Company as of the date of the Meeting, or such later date on which the Stockholders may approve the Plan if the Meeting is adjourned to a later date (the "Adoption Date").

    2.  Cessation of Business Activities.  After the Adoption Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs, and distribute its assets in accordance with this Plan. No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

    3.  Continuing Employees and Consultants.  For the purpose of effecting the dissolution of the Company, the Company shall hire or retain, at the discretion of the Board, such employees and consultants as the Board deems necessary or desirable to supervise the dissolution.

    4.  Liquidation Process.  From and after the Adoption Date, the Company shall complete the following corporate actions:

      (a)  Liquidation of Assets.  The Company shall determine whether and when to (i) transfer the Company's property and assets (other than cash, cash equivalents and accounts receivable) to a liquidating trust (established pursuant to Section 7 hereof), or (ii) collect, sell, exchange or otherwise dispose of all of its property and assets in one or more transactions upon such terms and conditions as the Board, in its absolute discretion, deems expedient and in the best interests of the Company and the Stockholders, without any further vote or action by the Company's stockholders. The Company's assets and properties may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The Company will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. In connection with such collection, sale, exchange and other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

      (b)  Payment of Obligations.  The Company shall satisfy or, as determined by the Board, make reasonable provision for the satisfaction of, all legally enforceable claims and obligations of the Company, including the payment of any severance, retention and other compensation claims, all contingent, conditional or unmatured claims known to the Company and all claims which are known to the Company but for which the identity of the claimant is unknown.

      (c)  Distributions to Stockholders.  The Company shall distribute pro rata to the Stockholders, all available cash including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of the Company. Such distribution may occur all at once or in a series

A–1

  of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board or the Trustees (as defined in Section 7 hereof), in their absolute discretion, may determine. If and to the extent deemed necessary, appropriate or desirable by the Board or the Trustees, in their absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the "Contingency Reserve") to satisfy claims against the Company, including, without limitation, tax obligations, all expenses related to the sale of the Company's property and assets, all expenses related to the collection and defense of the Company's property and assets, and the liquidation and dissolution provided for in this Plan.

    5.  Cancellation of Stock.  The distributions to the Stockholders pursuant to Sections 4, 7 and 8 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock of the Company. As a condition to receipt of any distribution to the Stockholders, the Board or the Trustees, in their absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agents for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board or the Trustees ("Satisfactory Evidence and Indemnity"). As a condition to receipt of any final distribution to the Stockholders, the Board or the Trustees, in their absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for cancellation or (ii) furnish the Company with Satisfactory Evidence and Indemnity. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the date on which the Company files its Certificate of Dissolution under the DGCL (following any post-dissolution continuation period thereunder), and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

    6.  Abandoned Property.  If any distribution to a Stockholder cannot be made, whether because the Stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such Stockholder is entitled (unless transferred to the Trust established pursuant to Section 7 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

    7.  Liquidating Trust.  If deemed necessary, appropriate or desirable by the Board, in its absolute discretion, in furtherance of the liquidation and distribution of the Company's assets to the Stockholders, as a final liquidating distribution or from time to time, the Company shall transfer to one or more liquidating trustees, for the benefit of the Stockholders (the "Trustees"), under a liquidating trust (the "Trust'), any assets of the Company which are (i) not reasonably susceptible to distribution to the Stockholders, including without limitation non-cash assets and assets held on behalf of the Stockholders (a) who cannot be located or who do not tender their certificates evidencing the Common Stock to the Company or its agent as herein above required or (b) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the federal securities laws and regulations promulgated thereunder, or (ii) held as the Contingency Reserve. The Board is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the Stockholders and to receive any assets of the Company. Any Trustees appointed as

A–2

provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the Stockholders for the purposes of Section 4 of this Plan. Any such conveyance to the Trustees shall be in trust for the Stockholders of the Company. The Company, subject to this Section and as authorized by the Board, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Stockholders of any such appointment, any such liquidating trust agreement and any transfer of assets by the Company to the Trust as their act and as a part hereof as if herein written.

    8.  Timing of Distribution.  Whether or not a Trust shall have been previously established pursuant to Section 7, in the event it should not be feasible for the Company to make the final distribution to the Stockholders of all assets and properties of the Company prior to August 2004 then, on or before such date, the Company shall be required to establish a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as set forth in Section 7.

    9.  Certificate of Dissolution.  After the Adoption Date, the officers of the Company shall, at such time as the Board, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the "Certificate of Dissolution") in accordance with the DGCL.

    10.  Stockholder Consent to Sale of Assets.  Adoption of this Plan by holders of a majority of the outstanding Common Stock shall constitute the approval of the Stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

    11.  Expenses of Dissolution.  In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

    12.  Compensation.  In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Company's stockholders of the payment of any such compensation.

    13.  Indemnification.  The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its Certificate of Incorporation, as amended, and Bylaws and any contractual arrangements, for the actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board and the Trustees, in their absolute discretion, are

A–3

authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company's obligation hereunder.

    14.  Modification or Abandonment of the Plan.  Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Stockholders, the Board may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Stockholders to the extent permitted by the DGCL.

    15.  Authorization.  The Board of the Company is hereby authorized, without further action by the Stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, to implement this Plan and the transaction contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

A–4

EXHIBIT B

ASSET PURCHASE AGREEMENT

Dated as of May 17, 2001

By and between

PREVIEW SYSTEMS, INC.

And

ALADDIN KNOWLEDGE SYSTEMS, LTD.

–i–

5.7.	Financing	B-16
5.8.	Bankruptcy; Insolvency	B-16
ARTICLE VI.—CERTAIN COVENANTS		B-16
6.1.	Covenants of Both Parties	B-16
6.2.	Seller's Covenants	B-17
6.3.	Employment Matters	B-18
6.4.	Update of Disclosure Schedules	B-19
ARTICLE VII.—CONDITIONS TO SELLER'S OBLIGATIONS		B-19
7.1.	Representations, Warranties and Covenants	B-19
7.2.	No Governmental Proceedings	B-20
7.3.	Certificates	B-20
7.4.	Corporate Documents	B-20
7.5.	Seller's Stockholder Approval	B-20
7.6.	Opinion of Counsel	B-20
ARTICLE VIII.—CONDITIONS TO BUYER'S OBLIGATIONS		B-20
8.1.	Representations, Warranties and Covenants	B-20
8.2.	Consents	B-20
8.3.	No Governmental Proceedings	B-20
8.4.	Certificates	B-21
8.5.	Corporate Documents	B-21
8.6.	Key Employees	B-21
8.7.	Letter Agreement	B-21
8.8.	Silicon Valley Bank Line	B-21
8.9.	Opinion of Corporate Counsel	B-21
8.10.	Opinion of IP Counsel	B-21
ARTICLE IX.—ACTIONS BY PARTIES AFTER THE CLOSING		B-21
9.1.	Resale Certificates	B-21
9.2.	Indemnification	B-21
9.3.	Dispute Resolution Procedures	B-24
9.4.	Confidentiality After Closing	B-24
9.5.	Post Closing Administration	B-24
9.6.	Litigation Support	B-25
9.7.	Certain Payments	B-25
ARTICLE X.—MISCELLANEOUS		B-25
10.1.	Termination	B-25
10.2.	Assignment	B-26
10.3.	Notices	B-26
10.4.	Choice of Law; Venue	B-27
10.5.	Entire Agreement; Amendments and Waivers	B-27
10.6.	Multiple Counterparts	B-27
10.7.	Expenses	B-27
10.8.	Invalidity	B-27
10.9.	Titles	B-28
10.10.	Publicity	B-28
10.11.	Confidential Information	B-28

–ii–

10.12.	Buyer Acknowledgment	B-28
10.13.	Sale of Assets Only	B-28
10.14.	Survival	B-28

LIST OF EXHIBITS

EXHIBIT A	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT B	BILL OF SALE
EXHIBIT C	OPINION OF BUYER'S CORPORATE COUNSEL
EXHIBIT D	OPINION OF BUYER'S IP COUNSEL
EXHIBIT E	LETTER AGREEMENT

–iii–

ASSET PURCHASE AGREEMENT

    This Asset Purchase Agreement (this "Agreement") is made and entered into as of May 17, 2001, by and between PREVIEW SYSTEMS, INC., a Delaware corporation ("Seller"), and ALADDIN KNOWLEDGE SYSTEMS, LTD., an Israeli corporation. ("Buyer").

RECITALS

    A.  Seller is engaged in the business of providing an Internet-based infrastructure solution that enables networks for distribution and licensing of digital goods, linking content providers to their channel partners and end-users worldwide, creating an end-to-end electronic distribution chain that manages the e-commerce of digital goods and associated licensing rights. Seller operates the business in two vertical markets, software (the "ESD Business") and other media (the "Non-ESD Business") which includes music, video, and documents.

    B.  Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, certain assets and assume certain liabilities related to the ESD Business, pursuant to the terms and subject to the conditions set forth herein.

AGREEMENT

    In consideration of the above Recitals and the representations, warranties and covenants contained herein, the adequacy of which is hereby acknowledged, Seller and Buyer mutually agree as follows:

Article I.

Definitions

    1.1.  Defined Terms.  As used herein, the terms below shall have the following meanings:

      "Action" shall mean any action, claim, suit, arbitration, inquiry, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal related to, arising out of or resulting from (i) the Purchased Assets or (ii) the Assumed Liabilities.

      "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person and any member, general partner, director, officer or employee of such Person. For purposes of this definition of Affiliate, "control" shall mean the power of one or more Persons to direct the affairs of the Person controlled by reason of ownership of voting stock, contract or otherwise.

      "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement in substantially the form attached as Exhibit A.

      "Assumed Contracts" shall mean those Contracts listed on Schedule 1.1(a) as such Schedule may be amended or supplemented from time to time following the date hereof in accordance with Section 6.4, to which Seller or any of its Affiliates is a party and for which Buyer shall be responsible after the Effective Time.

      "Assumed Liabilities" shall mean the liabilities listed on Schedule 1.1(b), as such Schedule may be amended or supplemented from time to time following the date hereof in accordance with Section 6.4, for which Buyer shall be responsible after the Effective Time.

      "Bill of Sale" shall mean the Bill of Sale in substantially the form attached hereto as Exhibit B.

B–1

      "Books and Records" shall mean all material records (or true and complete copies thereof), including computerized books and records, owned or used by Seller that are used by Seller for the operation of the ESD Business and that are reasonably necessary for the continued operation of the Purchased Assets following the Closing, including engineering information (including written materials (and machine-readable text subject to display and printout) that directly relate to and/or describe the ESD Product code and the Non-ESD Product code, including development documentation (i.e. documentation used in conjunction with source code in the development process) and user documentation (i.e. documentation in the form of instructions and manuals provided to end-user customers) (collectively "Documentation")), sales and promotional literature, manuals and data, all customer files, all lists of customers, suppliers and vendors, the content of Seller's web-sites related to the ESD Products, copies of the Assumed Contracts, and any files relating to any Action, but specifically excluding (i) corporate minute and stock books and financial information other than financial information relating specifically to the Purchased Assets, (ii) certain employee records and personnel files not permitted to be transferred under applicable law and (iii) the foregoing books and records relating solely to the Excluded Assets.

      "Code" shall mean the United States Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

      "Contracts" shall mean any and all contracts, agreements, arrangements, leases, mortgages, bonds, notes and other instruments and obligations, whether or not in writing.

      "Damages" shall mean any and all direct costs, out of pocket losses paid to third parties, actual damages, or out of pocket expenses (including interest, penalties, fines and reasonable attorneys' fees) incurred in connection with any Claim, except for a Fraud Claim, in which case Damages shall mean any and all costs, losses, damages (including lost profits, indirect, exemplary, incidental, special or consequential damages), or expenses (including interest, penalties, fines and reasonable attorneys' fees incident) incurred in connection with such Fraud Claim.

      "Derivative Works" shall have the meaning set forth in the United States Copyright Act, 17 U.S.C. section 101 et seq.

      "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, right-of-way, mortgage, hypothecation, encumbrance or other right of third parties.

      "Equipment" shall mean the items listed on Schedule 1.1(c), as such Schedule may be amended or supplemented from time to time following the date hereof in accordance with Section 6.4.

      "ESD Products" shall mean Seller's products permitting the electronic distribution and licensing of software, the current and currently supported versions of which are identified on Schedule 1.1(d).

      "Exchange Act" shall mean the United States Securities and Exchange Act of 1934, as amended.

      "Excluded Assets" shall mean all assets other than the Purchased Assets which will not be transferred or conveyed to Buyer hereunder, but instead will be retained by Seller following the Effective Time. Such assets will include, among other things: (a) all accounts and notes receivable (other than those expressly set forth in Section 2.5), including any interest thereon; (b) cash, cash equivalents or any investments, including any interest thereon; (c) except as set forth in Section 2.6.9, all rights to the "Preview Systems" name and identifying logo and all other intellectual property owned by Seller or any of its Affiliates (other than the Intellectual Property); (d) all rights, properties and assets of Seller used by Seller in, or which relate to, businesses or

B–2

  assets of Seller other than the Purchased Assets; (e) any prepaid expenses related to the business or security deposits related to facilities or equipment; (f) all claims, causes of action, causes in action, rights of recovery and rights of set-off of any kind against any person or entity arising out of or relating to the Purchased Assets in connection with any insurance policies; (g) all property and equipment including computer equipment, network equipment, office equipment, software and leasehold improvements other than those items listed on Schedule 1.1(c); and (h) all personnel records and other records which the Company is required by law to retain in its possession.

      "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the facts and circumstances on the date of determination.

      "Intangibles" shall mean all goodwill associated with the Purchased Assets, together with the right to represent to third parties that Buyer is the successor to the Purchased Assets.

      "Intellectual Property" shall mean (i) all of Seller's patents and patent applications and trademark applications and registered trademarks, trade names, trade dress, service marks and all applications and registrations therefor, including those listed on Schedule 4.9(b); (ii) all copyright (and author's rights, whether published or unpublished, including rights to prepare, reproduce and distribute copies, compilations and derivative works) including any such rights in any translation of Sellers documentation or interfaces made by or on behalf of Seller and any moral rights; (iii) trade secret rights, know-how, inventions, inventor's notes, drawings and designs and vendor lists (all as embodied in the form of written documentation generally used by the engineering group of Seller); (iv) all officially maintained ESD Products and Non-ESD Products computer programming code (including source code and object code), and other intellectual property rights owned by Seller in or related to the ESD Products and the Non-ESD Products; (iii) all continuations, continuations in part, reissues, divisions, renewals, reexaminations or extensions of any kind with respect to the intellectual property rights described in (i) and (ii); and (iv) Seller's intellectual property rights in Derivative Works of the ESD Products and Non-ESD Products created by Buyer or Seller prior to the Closing.

      "Legal Requirements" shall mean any and all applicable (i) federal, state and local laws, ordinances and regulations relating to U.S. or foreign jurisdictions and (ii) judgments, orders, writs, injunctions and decrees.

      "Material Adverse Effect" shall mean (i) any circumstance, change in, or effect on the ESD Business, taken as a whole, that is or is reasonably likely in the foreseeable future to be, materially adverse to the assets, operations or results of operations that relate directly to the ESD Business; or (ii) any circumstance, change in, or effect on the Purchased Assets, taken as a whole, that is or is reasonably likely in the foreseeable future to be, materially adverse to the Purchased Assets, taken as a whole.

      "Non-ESD Products" shall mean Seller's current products and technology permitting the electronic distribution and licensing of digital goods other than software.

      "Outside Date" shall mean August 15, 2001.

      "Permits" shall mean all permits, authorizations, consents and approvals of any governmental entity or authority affecting or relating in any way to the Purchased Assets as listed on

B–3

  Schedule 1.1(f) as such Schedule may be amended or supplemented from time to time following the date hereof in accordance with Section 6.4.

      "Person" shall mean any person or entity, whether an individual, trustee, corporation, general partnership, limited partnership, trust, unincorporated organization, limited liability company, business association, firm, joint venture, governmental agency or authority or otherwise.

      "Purchased Assets" shall mean all of Seller's right, title and interest as of the Effective Time in the Assumed Contracts, the Equipment, the ESD Products, the Non-ESD Products, the Intangibles, the Books and Records, the Intellectual Property and, to the extent transferable, the Permits, rights under agreements with employees and consultants of Seller concerning confidentiality, and the assignment of inventions and all related claims, causes of action and similar rights against any Person arising out of or related to such agreements; provided, however, that Buyer shall grant Seller limited rights to such agreements solely for the purpose of contesting or defending against claims brought against Seller with respect to such agreements.

      "Representative" shall mean, with respect to any Person, any officer, director, principal, attorney, employee or other agent, solely in their capacity as such, of such Person.

      "SEC" shall mean the United States Securities and Exchange Commission.

      "Securities Act" shall mean the United States Securities Act of 1933, as amended.

      "Seller Disclosure Schedule" shall mean a schedule executed and delivered by Seller to Buyer prior to the date hereof which sets forth the exceptions to the representations and warranties contained in Article IV hereof and certain other information called for by Article IV hereof and other provisions of this Agreement.

      "Seller's Knowledge" when modifying any representation and warranty shall mean that Seller has no actual knowledge that such representation and warranty is not true and correct to the same extent as provided in the applicable representation and warranty; and that Seller has exercised due diligence and after reasonable inquiry and investigation of any executive of Seller, nothing has come to its attention to believe that such representation and warranty is not true and correct.

      "Taxes" shall mean any U.S. federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

B–4

    1.2.  Other Defined Terms.

      (a) The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term	Section
Claim	9.2(d	)
Claim Notice	9.2(d	)
Closing	3.1
Effective Time	3.1
Employees	6.3(a	)
ESD Business	Recitals
Excluded Liabilities	2.4
Fraud Claim	9.2(e	)
Indemnified Party	9.2(d	)
Indemnifying Party	9.2(d	)
Key Employees	6.3(a	)
Non-Disclosure Agreement	10.5
Non-ESD Business	Recitals
Other Employees	6.3(a	)
Purchase Price	2.2
Requested Services	6.2(d	)
Seller's Bring-Down Disclosure	7.1(b	)
Seller's Compliance Certificate	7.1(b	)
Third Party Claim	9.2(d	)

      (b) For purposes of this Agreement, (i) 'including" shall mean "including, but not limited to," "including, without limitation," and other phrases of similar import and (ii) 'hereof," "herein," and "hereunder," and words of similar import, refer to this Agreement as a whole (including the Exhibits and Schedules to this Agreement) and not to any particular Section or Article hereof.

Article II.

Purchase and Sale of Assets

    2.1.  Transfer of Assets.  Pursuant to the terms and subject to the conditions of this Agreement, in exchange for the consideration set forth in Section 2.2 below, at the Closing, Seller agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to purchase from Seller, the Purchased Assets and assume all obligations of Seller under or with respect to the Assumed Liabilities. Buyer and Seller hereby agree that Buyer shall not have any rights to or obligations under or with respect to the Excluded Assets.

    2.2.  Purchase Price.  In consideration of the transfer of the Purchased Assets, Buyer shall pay to the order of Seller an amount equal to Five Million US Dollars (USD 5,000,000) (the "Purchase Price") and assume the Assumed Liabilities. At Closing, Buyer shall pay to Seller by wire transfer of immediately available funds an amount equal to the Purchase Price, as adjusted pursuant to Section 2.5 hereof.

    2.3.  Certain Expenses.

      (a) Buyer shall not pay or be liable for any of the following fees, expenses, taxes or liabilities incurred by Seller, all of which shall be deemed to be Excluded Liabilities and be borne and timely paid, or caused to be paid, by Seller:

         (i) the fees and expenses, if any, of any person retained by Seller for brokerage, financial advisory or investment banking services or services as a finder rendered to Seller in connection with the proposed sale of the Purchased Assets;

B–5

        (ii) the fees and expenses of legal counsel, auditors and accountants retained or employed by Seller for services rendered to Seller in connection with the proposed sale of the Purchased Assets; and

        (iii) any income, capital gains or other tax on or measured by net income incurred by Seller as a result of the consummation of the transactions contemplated hereby.

      (b) If Buyer shall pay any fee, expense, tax or liability described in subsection (a) above, the amount of such payments shall be reimbursed promptly by Seller to Buyer upon demand.

      (c) Seller shall not pay or be liable for any of the following fees or expenses, all of which shall be borne and timely paid, or caused to be paid, by Buyer:

         (i) the fees and expenses, if any, of any person retained by Buyer for brokerage, financial advisory or investment banking services or services as a finder rendered to Buyer in connection with the proposed purchase of the Purchased Assets;

        (ii) the fees and expenses of legal counsel, auditors and accountants retained or employed by Buyer for services rendered to Buyer in connection with the proposed purchase of the Purchased Assets; and

        (iii) any documentary, stamp, sales, use or transfer taxes or other similar charges, taxes or expenses incurred by Seller or otherwise arising in connection with the sale of the Purchased Assets to Buyer.

      (d) If Seller shall pay any fee, expense, tax or liability described in subsection (c) above, the amount of such payments shall be reimbursed promptly by Buyer to Seller upon demand.

    2.4.  Excluded Liabilities.  Notwithstanding any provision of this Agreement to the contrary, Buyer shall not assume or have any responsibility with respect to any other obligation or liability of Seller other than the Assumed Liabilities (the "Excluded Liabilities").

    2.5  Purchase Price Adjustment.

      (a)  Pre-Closing Adjustments.  Not less than three (3) business days prior to Closing, Seller shall provide an updated Schedule 2.5 (which schedule may be amended from time to time until the Closing in the manner contemplated by Section 6.4) to Buyer which shall identify the allocation of certain accounts receivable and prepayments held by Seller with respect to the Assumed Contracts. The Purchase Price shall be adjusted as set forth in Schedule 2.5.

      (b)  Post-Closing Adjustments.  After the sixty (60) day period following the Closing, Seller shall provide an updated Schedule 2.5 (which schedule may be amended from time to time in the manner contemplated by Section 6.4) to Buyer. The Purchase Price shall be adjusted as set forth in Schedule 2.5.

    2.6  License to Seller.

      2.6.1  Definitions:

2.6.1.1	"Content" shall mean any digital information fixed in a tangible medium of expression, encrypted or unencrypted, which represents any content other than executable software (including without limitation text, documents, graphics, video, motion pictures, sound, sound recordings, Games and still images).
2.6.1.2
"Electronic Distribution" shall mean any form of electronic distribution of electronic and digital information now existing or developed in the future, including without limitation via CDs, DVDs, the Internet or via wireless broadcast.

B–6

2.6.1.3
"Game" shall mean a digital product containing software which is marketed as a game or as a product which is intended to provide interactive entertainment to the end user(s), which additionally satisfies one or more of the following criteria: (i) it is playable on a dedicated game console, or (ii) it contains rules, a scoring system or other feedback mechanism for evaluating user performance or ranking users, or (iii) it permits the user to interactively create, modify and/or explore characters, roles, identities, relationships, communities, environments or enterprises.
2.6.1.3	"Music/Video Content" shall mean music Content (i.e. sound and sound recording Content) and video and motion picture Content.
2.6.1.4	"Additional Media Content" shall mean Content other than Music/Video Content and Games.
2.6.1.5
"Digital Rights Management" shall mean the protection of distributed Content after such Content and the associated Content Rendering Code and Additional Distributed Materials have been delivered to the end user.
2.6.1.6
"Content Rendering Code" shall mean executable code which is (i) integrated into a product containing Content which is distributed pursuant to Section 2.6.2 below, and (ii) used to play, display or otherwise render such Content.
2.6.1.7	"New Media Licensees" shall mean third parties to whom Seller grants sublicenses pursuant to Section 2.6.2 after the Closing.
2.6.1.8	"Existing Media Licensees" shall mean third parties to whom Seller has granted, prior to the Closing, a license to use Non-ESD Products.
2.6.1.9
"Additional Distributed Materials" shall mean (i) end user license rights to use Content, (ii) the mechanism to be used by end users for decrypting Content encrypted by the Non-ESD Product, and (iii) the music license manager component of the Non-ESD Product.

      2.6.2  License Grant.  Buyer hereby grants to Seller, effective as of the Closing,

      (i)
      a worldwide, perpetual, irrevocable, nonexclusive license, with right to sublicense, to use and modify the Intellectual Property and the source and object code of Non-ESD Products for the Electronic Distribution of Music/Video Content and Associated Content Rendering Code and Additional Distributed Materials;

      (ii)
      the right to grant a worldwide, perpetual, irrevocable, nonexclusive sublicense, solely to Matsushita Electric Industrial Co., Ltd. ("MEI"), to use and modify the Intellectual Property and the source and object code of Non-ESD Products for the Electronic Distribution of Games and associated Content Rendering Code and Additional Distributed Materials; provided, that Seller may not sublicense any rights under the Intellectual Property with respect to the Digital Rights Management of Games;

      (iii)
      a worldwide, nonexclusive license, with right to sublicense, to use and modify the Intellectual Property and the source and object code of Non-ESD Products for the Electronic Distribution of Additional Media Content and associated Content Rendering Code and Additional Distributed Materials; provided, that Seller shall cease to exercise the rights granted under this subsection (iii) after the first

B–7

        anniversary of the Closing (provided further, that any sublicenses granted under this subsection (iii) prior to the first anniversary of the Closing shall survive such date).

2.6.3	Notwithstanding anything to the contrary herein, nothing in this Agreement shall be construed to be inconsistent with or to limit or contradict the rights and obligations of Seller or its Existing Media Licensees under contracts entered into by Seller and such Existing Media Licensees prior to Closing.
2.6.4	Seller or its Existing Media Licensees or Future Media Licensees, as applicable, shall own all right to any modifications of the Non-ESD Products that they create after the Closing.
2.6.5
After the Closing, Seller shall have the right to provide the source code of Non-ESD Products to Existing Media Licensees and New Media Licensees, solely for use in connection with the Electronic Distribution of Content and subject to the restrictions set forth in Section 2.6.2 above.
2.6.6
After the Closing, the rights licensed or sublicensed to Existing Media Licensees and New Media Licensees by Seller with respect to the Electronic Distribution of Content, and all corresponding obligations, may be repeatedly transferred thereafter; provided, that (i) such rights and obligations are transferred as a whole, and (ii) without the prior written permission of Buyer, MEI may assign rights sublicensed by Seller to MEI under Section 2.6.2(ii) only to MEI's subsidiaries or Affiliates.
2.6.7
All license agreements relating to Non-ESD Products and/or the Electronic Distribution of Content (other than Games) entered into by Seller and Existing Media Licensees prior to the Closing shall survive the Closing in accordance with the terms and conditions of such license agreements. All license agreements under which Seller sublicenses rights to third parties pursuant to Section 2.6.2 shall survive in accordance with the terms and conditions of such license agreements.
2.6.8
After the Closing, Buyer agrees to (i) pay the applicable maintenance fees required to keep issued patents and trademarks included in the Intellectual Property in effect, (ii) use reasonable efforts to continue to prosecute the patent and trademark applications included in the Intellectual Property, and (iii) consider in good faith and respond in a reasonable manner to requests by any Existing Media Licensee or New Media Licensee ("Requesting Media Licensee") that Buyer enforce the Intellectual Property against alleged infringers of the Intellectual Property; provided, that any such enforcement shall be subject to Buyer and the Requesting Licensee reaching agreement on the allocation of the costs and proceeds of such enforcement action between Buyer and the Requesting Licensee.
2.6.9
Notwithstanding anything to the contrary in this Agreement, after the Closing, Seller shall own the "Preview Systems" trademark and logo, provided that: (i) Buyer shall have the exclusive right, for a maximum period of three (3) years, to use the "Preview Systems" trademark and logo for all purposes related to the ESD Products; and (ii) on or before the third anniversary of the date of Closing, the parties shall cause ownership of the "Preview Systems" trademark and logo to be transferred to Buyer.

Article III.

Closing

    3.1.  Closing.  The closing of the transactions contemplated herein (the "Closing") shall be held at 10:00 a.m. California time on the business day following the satisfaction or waiver of the last of the conditions to Closing as set forth in Articles VII and VIII at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California 94025, United States of America unless the parties hereto

B–8

otherwise agree to any earlier or subsequent time or date of closing; provided, however, that in no event will the Closing be extended to a time later the Outside Date without the parties' mutual written consent, and shall be effective as of 12:01 a.m. (California time) on the day (whether or not a business day) following the day of the Closing (the "Effective Time").

    3.2.  Deliveries at Closing.  At the Closing the following items shall be delivered by the parties:

      (a)  By Buyer.  Buyer shall deliver to Seller:

         (i) an amount equal to the Purchase Price in immediately available funds as provided in Section 2.2;

        (ii) the certificates described in Article VII;

        (iii) an executed counterpart of an Assignment and Assumption Agreement;

        (iv) an opinion of Buyer's counsel reasonably satisfactory in form and scope to Seller; and

        (v) such other documents and instruments as are necessary to consummate the transactions contemplated hereby.

      (b)  By Seller.  Seller shall deliver to Buyer:

         (i) one or more Bills of Sale, in substantially the form attached as Exhibit B;

        (ii) the certificates described in Article VIII;

        (iii) an executed counterpart of an Assignment and Assumption Agreement;

        (iv) appropriate evidence of the consent of the necessary third parties and/or governmental authorities to the transfer and assignment to Buyer of the Assumed Contracts and Permits identified on Schedule 8.2, in each case in form and substance reasonably satisfactory to Buyer;

        (v) such other documents and instruments as are necessary to consummate the transactions contemplated hereby;

        (vi) an opinion of Seller's corporate counsel, addressed to Buyer and dated the date of the Closing, substantially in the form attached as Exhibit C; and

       (vii) an opinion of Seller's intellectual property counsel, addressed to Buyer and dated the date of the Closing, substantially in the form attached as Exhibit D;

The Books and Records shall be delivered by Seller to Buyer at the Closing.

    3.3.  Remote Transferred Assets.  Buyer shall not take title or possession within the State of California of any tangible manifestation of certain Purchased Assets to be identified in advance of Closing by Buyer and Seller that are to be delivered to Buyer by remote telecommunication or similar method (the "Remote Transferred Assets"). At the time of Closing, Seller shall commence delivery to Buyer of the Remote Transferred Assets by remote telecommunications or such other method as Buyer directs. Title to the Remote Transferred Assets shall transfer to Buyer at the time that such assets shall reach Buyer's computer. After the transfer of the Remote Transferred Assets, Seller shall put Buyer into full possession and enjoyment of all tangible Purchased Assets, terms FOB Seller, at such site as identified in Schedule 1.1(c) with title and risk of loss to pass at such facility. In connection with each of these transfers, the parties agree to work together to segregate any Intellectual Property associated with any tangible Purchased Assets from such tangible Purchased Assets prior to the transfer at Closing and to cause such Intellectual Property to be transferred to Buyer outside the State of California.

B–9

    3.4.  Consents to Assignment.  Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, license or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way affect the respective rights of Buyer or Seller thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, Seller will cooperate with Buyer, in all reasonable respects, to provide to Buyer the benefits under any such claim, Contract or license.

Article IV.

Representations and Warranties of Seller

    Except as described in the Seller Disclosure Schedule delivered by Seller to Buyer prior to the execution of this Agreement, Seller represents and warrants to Buyer that the statements contained in this Section 4 (and the information contained in the Seller Disclosure Schedule) are correct and complete as of the date hereof and the date of Closing. Nothing in the Seller Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Seller Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant material facts. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Seller Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4. Any disclosure made pursuant to one or more representations shall also be deemed to be disclosed pursuant to other applicable representations where the disclosure as proposed would have been sufficient had it been provided pursuant to such other representations.

    4.1.  Organization.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to carry on and conduct its business, as it is now being conducted.

    4.2.  Authorization.  Seller has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Seller and is the valid and binding obligation, enforceable against it in accordance with its respective terms subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and limitations imposed by equitable principles, whether considered in a proceeding at law or in equity and the discretion of the court before which any proceeding therefor may be brought.

    4.3.  Brokers.  All negotiations relating to this Agreement and the transactions contemplated hereby have been conducted without the intervention of any person or entity acting on behalf of Seller in such a manner as to give rise to any valid claim against Buyer for any broker's or finder's commission, fee or similar compensation.

    4.4.  Litigation.  There is no claim, action or proceeding pending or, to Seller's Knowledge, threatened by or against Seller affecting, in any material respect, the Purchased Assets before any court, governmental or regulatory authority, arbitration panel or other tribunal. There is no action, proceeding or suit pending, or, to Seller's Knowledge, threatened, that questions the validity of this Agreement or that would prevent or materially hinder the consummation of the transactions contemplated hereby.

B–10

    4.5  Bankruptcy; Insolvency.  Seller is not insolvent, has not proposed a compromise or arrangement to its creditors generally, has not had any petition or receiving order in bankruptcy filed against it, has not made a voluntary assignment in bankruptcy, has not taken any proceeding with respect to a compromise or arrangement, has not taken any proceeding to have itself declared bankrupt or wound-up, has not taken any proceeding to have a receiver appointed with respect to any part of its assets, has not had any execution or distress become enforceable or become levied upon any of its property or, to Seller's Knowledge, had any petition for a receiving order in bankruptcy made against it.

    4.6.  No Conflict or Violation.  Except as set forth in Schedule 4.6, neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby by Seller will result in (i) a violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws of Seller, (ii) a material breach or termination of, or a default under, any term or provision of any Assumed Contract or any other agreement (including an agreement with stockholders), or an event which, with notice, lapse of time, or both, would result in any such material breach, termination or default; (iii) a material violation by Seller of any Legal Requirement or an event which with notice, lapse of time or both, would result in such a material violation, or (iv) the creation of any lien or Encumbrance upon the Purchased Assets.

    4.7.  Consents and Approvals.  No consent, waiver, approval or authorization of or by, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

    4.8.  Ownership of Purchased Assets.  Seller is the sole and exclusive owner, free and clear of any Encumbrance, of the entire right, title, and interest in and to the Purchased Assets, (other than licenses set forth in the Assumed Contracts, or licenses granted to third parties in the Non-ESD Business), subject to the rights of any third parties in identical, independently developed trade secrets or copyrights. Except as set forth in Schedule 4.9(c), Seller has not entered into any agreement, license, release, or order that restricts the right of Seller or Buyer to sell, distribute or otherwise exploit the Purchased Assets in any way. This representation is not intended to be a representation as to the non-infringement of third-party rights by Seller.

    4.9.  Intellectual Property.

      (a) Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the Purchased Assets and the ESD Businesses as presently conducted. Each item of Intellectual Property owned or used by Seller immediately prior to the Closing hereunder will be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing hereunder.

      (b) Schedule 4.9(b) lists all patents and patent applications and all trademark applications and registered trademarks owned by Seller that relate to the Purchased Assets. With respect to each item of Intellectual Property: (i) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; (ii) no action, suit, charge, complaint, claim, or demand, or except with respect to any applications included in the Intellectual Property, proceeding, hearing, investigation, is pending or, to Seller's Knowledge, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item.

      (c) Schedule 4.9(c) lists (i) all licenses or other agreements to which Seller is a party and pursuant to which Seller is authorized to use any third party's intellectual property relating to the Purchased Assets; and (ii) all agreements under which Seller obtained rights to a third party's intellectual property relating to the Purchased Assets and under which Seller is obligated to make royalty or other payments. With respect to each item of intellectual property required to be

B–11

  identified in Schedule 4.9(c): (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect; (B) except with respect to contracts with annual license fees below USD 50,000, the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) to Seller's Knowledge, no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder; (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof; (E) to Seller's Knowledge, the underlying item of intellectual property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; (F) to Seller's Knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of intellectual property; and (G) other than in its customer agreements, Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

      (d) Seller has not interfered with, infringed upon or misappropriated any intellectual property rights of third parties.

      (e) Except as disclosed on Schedule 4.9(e), to Seller's Knowledge, no claims with respect to the Intellectual Property have been asserted against Seller, or, to Seller's Knowledge, are threatened by any person, and, to Seller's Knowledge, no claims exist (i) to the effect that Seller in the conduct of the ESD Business infringes any copyright, patent, trade secret, or other intellectual property right of any third party or violates any license or agreement with any third party, (ii) that contest the right of Seller to use or license any Intellectual Property in the ESD Business, or (iii) that challenge the ownership of any of the Intellectual Property. Seller has not previously granted and will not grant any rights in the Purchased Assets to any third party which are inconsistent with the rights granted to Buyer herein.

      (f)  Except as disclosed on Schedule 4.9(f), Seller has not been served with any legal complaint or similar form of legal process or, to Seller's Knowledge, charged as a defendant in any claim, suit, action or proceeding that involves a claim of infringement of any patents, trademarks, service marks, copyrights or other intellectual property rights relating to the Purchased Assets.

      (g) Except as set forth in Schedule 4.9(g), to Seller's Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Seller.

      (h) Seller has taken commercially reasonable actions to maintain and protect each item of Intellectual Property that it owns or uses. To Seller's Knowledge, Seller has not taken or failed to take any commercially reasonable action that directly or indirectly has caused any trade secret contained in the Purchased Assets to enter the public domain, or in any way affected its ownership thereof and all of Seller's trade secrets are being (and have been) continuously maintained in confidence by taking commercially reasonable precautions to protect and prevent its disclosure to unauthorized parties. Except as set forth on Schedule 4.9(h), each employee, consultant and officer of Seller has executed an agreement with Seller pertaining to confidentiality and assignment of invention sufficient to vest in Seller good title to the work product or result of endeavors of every employee, officer or contractor, free of any retained rights or royalty or similar obligations. To Seller's Knowledge, the ESD Product has not been published or disclosed under circumstances that have caused loss of the Intellectual Property. With respect to the ESD Product code, (i) the source code is not in the possession of any Person other than Seller or an escrow agent, and has been maintained as confidential by Seller; and (ii) Seller has used commercially reasonable efforts to ensure that all code documentation is accurate and sufficient in detail and content to identify and

B–12

  explain the nature of the code, and to allow its full and proper use by reasonably knowledgeable programmers without reliance on the special knowledge or memory of others.

    4.10.  Financial Statements.  Seller has furnished to Buyer (a) true, correct and complete copies of the audited balance sheet of Seller as of December 31, 2000 and December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the three (3) fiscal years ended December 31, 2000, December 31, 1999 and December 31, 1998, and (b) an unaudited balance sheet as of March 31, 2001 and the related statements of operations and cash flows for the three months then ended (collectively, the "Financial Statements"). Except as set forth on the Financial Statements or otherwise set forth on Schedule 4.10, Seller does not have any liability, indebtedness. obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, mature, unmatured or other that is required to be reflected in financial statements in accordance with GAAP relating to the Purchased Assets which (i) have not been reflected in or reserved against in the Financial Statements, or (ii) have not arisen in the ordinary course of business consistent with past practices which would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect since March 31, 2001.

    4.11.  Absence of Certain Changes.  Since March 31, 2001, Seller:

      (a) has not created, incurred or assumed any obligation which in any material way affects the Purchased Assets or Buyer's ability to operate the Purchased Assets following the Closing in substantially the same manner and condition as operated by Seller on the date of this Agreement;

      (b) has maintained insurance coverage in amounts adequate to cover the reasonably anticipated risks of the ESD Business;

      (c) has not violated, amended or otherwise changed in any way the material terms of any of the Assumed Contracts; or

      (d) made any agreement to do any of the foregoing.

    4.12  Accounts Receivable.  The accounts receivable of Seller, as disclosed in Schedule 2.5, related to the Assumed Contracts are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, and, to Seller's Knowledge, are and will be collectible in accordance with their terms.

    4.13.  Major Contracts.  Except as set forth in Schedule 4.13, Seller is not a party to or subject to:

      (a) Any current out-license agreement with its customers relating to the ESD Business that is expected to involve payments to Seller of more than USD 50,000 per annum;

      (b) Any lease for real or personal property used in the ESD Business involving payments of more than USD 50,000 per annum;

      (c) Any instrument evidencing or related in any way to indebtedness for borrowed money which results in an Encumbrance on any Purchased Asset in an amount in excess of USD 50,000;

      (d) Any agreement of indemnification in connection with the ESD Business, other than those entered into by Seller in its out-license agreements with its customers;

      (e) Except as set forth in Seller's out-license agreements entered into in the ordinary course of business, any agreement providing for ongoing support or warranty obligations on the part of Seller in connection with the ESD Business in excess of USD 50,000.

      Each agreement, Contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license and commitment listed on Schedule 4.13, with annual license fees in excess of USD 50,000: (i) is valid and binding on Seller, (ii) is in full force and effect, (iii) has not been breached by Seller or, to Seller's Knowledge, any other party thereto in any material manner.

B–13

    4.14  Assumed Contracts.  With respect to each of the Assumed Contracts having annual license fees in excess of USD 50,000: (i) the Contract is legal, valid, binding, enforceable and in full force and effect.; (ii) the Contract will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) except with respect to terms of payment, neither Seller nor, to Seller's Knowledge, any other party is in breach or default of any material term or provision, and no event has occurred, with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration under such agreements; and (iv) no party has repudiated, nor does Seller have any reason to believe that any party will repudiate any provision of the Contract. To Seller's Knowledge, neither Seller, nor any of its officers or employees violated any provision of the Foreign Corrupt Practices Act.

    4.15.  Warranties and Indemnities   Seller has not granted any express or implied warranties with respect to the ESD Products other than as expressly set forth in the Assumed Contracts. Other than as set forth in the Assumed Contracts or the Seller Disclosure Schedule, each of the ESD Products currently sold or supported by Seller has not materially failed to conform with all express warranties. The ESD Product code when and as delivered by Seller to any Person did not and does not contain any "time-bombs," "usage authorization codes," or other codes or programming devices that might or might be used to access, modify, delete, damage, deactivate or disable the code or other software, computer hardware or data of any user. Seller has used commercially reasonable efforts to ensure that the ESD Product was not and is not infected with any "worms", "viruses', "Trojan horses" or other programs or programming devices that might be used to modify, delete, damage, deactivate or disable the Code or other software, computer hardware or data of any user. Except as set forth in Seller's license agreements with its customers, Seller has given no warranties or indemnifications with respect to the ESD Products.

    4.16.  SEC Documents.  Seller has filed all required reports, schedules, forms, statements and other documents with the SEC since December 8, 1999 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and as of their respective dates, none of the SEC Documents contained any untrue statement of material fact or omitted to state a material fact relating to the Purchased Assets required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    4.17.  Licenses and Permits.  Seller holds all licenses and permits of, and has made all filings with, or notification to, all governmental entities pursuant to applicable requirements of laws, rules or regulations applicable to the Purchased Assets, the absence of which license or permit would have a Material Adverse Effect.

    4.18.  Employees, Etc.  To Seller's Knowledge, none of Seller's employees, consultants, officers or directors is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with the Purchased Assets. To Seller's Knowledge, none of Seller's employees, consultants, officers, directors or stockholders that has had knowledge or access to information relating to the Purchased Assets has taken, removed or made use of any proprietary documentation, manuals, products, materials, or any other tangible item from his or her previous employer relating to the Purchased Assets by such previous employer which has resulted in Seller's access to or use of such proprietary items included in the Purchased Assets, and Seller will not gain access to or make use of any such proprietary items in the Purchased Assets. Seller has paid all wages and compensation currently due to employees that will be hired by Buyer after the Closing.

B–14

    4.19.  Employee Bargaining Agreements.  Seller is not a party to any collective bargaining agreement covering any employee and Seller knows of no effort to organize any such employee as a part of any collective bargaining unit.

    4.20.  Taxes.  All Taxes relating to the Purchased Assets have been or will be paid by Seller for all periods (or portions thereof) prior to and including the Closing, other than the Taxes referred to in Section 2.3(c)(iii), if any, which shall be borne by Buyer, as provided therein. Seller and any other person required to file returns or reports of Taxes have duly and timely filed (or will file prior to the Closing) all returns and reports of Taxes relating to the Purchased Assets required to be filed prior to such date, and all such returns and reports are true, correct, and complete. There are no liens for Taxes on any of the Purchased Assets. Seller has complied with all record keeping and tax reporting obligations relating to income and employment taxes due with respect to compensation paid to employees or independent contractors providing services related to the Purchased Assets. Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code. There are no pending or, to Seller's Knowledge, threatened proceedings with respect to Taxes relating to the Purchased Assets, and there are no outstanding waivers or extensions of statutes of limitations with respect to assessments of Taxes relating to the Purchased Assets and the ESD Business. No agreement or arrangement regarding compensation of any employee providing services related to the Purchased Assets provides for any payments which could result in a nondeductible expense to Buyer pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

    4.21.  Compliance with Law.  To Seller's Knowledge, Seller has complied in all respects with all laws or regulations that are applicable to the Purchased Assets except where the failure to comply, singly or in the aggregate, would not have a Material Adverse Effect. The Purchased Assets are not subject to any outstanding judgment, order, writ, injunction or decree.

    4.22.  Accuracy of Statements.  Seller does not know of any fact that has resulted or that, in the reasonable judgment of Seller, will result in any material adverse change in the Purchased Assets that has not been set forth in this Agreement, other than general industry or economic news known to the public that may so affect the Purchased Assets. This Agreement, the Seller Disclosure Schedule, the Exhibits and Schedules hereto and all certificates, documents and statements furnished to Buyer by or on behalf of Seller in connection herewith do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

    4.23  Disclaimer of Warranties.  EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE IV, SELLER IS NOT PROVIDING THE PURCHASED ASSETS WITH ANY WARRANTY, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE PURCHASED ASSETS.

Article V.

Representations and Warranties of Buyer

    Buyer hereby represents and warrants to Seller as follows:

    5.1.  Organization of Buyer.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of Israel and has full corporate power and authority to own, lease and operate its properties and to carry on and conduct its business as it is now being conducted.

    5.2.  Authorization.  Buyer has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement to which it is a party has been duly executed and delivered by Buyer and is a valid and binding obligation, enforceable against it in

B–15

accordance with its respective terms subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws relating to or affecting the rights of creditors generally and limitations imposed by equitable principles, whether considered in a proceeding at law or in equity and the discretion of the court before which any proceeding therefor may be brought.

    5.3.  Brokers.  All negotiations relating to this Agreement and the transactions contemplated hereby have been conducted without the intervention of any person or entity acting on behalf of Buyer in such a manner as to give rise to any valid claim against Seller for any broker's or finder's commission, fee or similar compensation.

    5.4.  No Conflict or Violation.  Neither the execution and delivery of this Agreement by Buyer nor the consummation of the transactions contemplated hereby will result in (i) a violation of or a conflict with any provision of the Articles of Association or Bylaws of Buyer or (ii) a material violation by Buyer of any Legal Requirement or an event which with notice, lapse of time or both, would result in such a material violation.

    5.5.  Consents and Approvals.  No consent, waiver, approval or authorization of or by, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

    5.6.  Litigation.  There is no claim, action or proceeding pending or, to the knowledge of Buyer, threatened by or against Buyer affecting, in any material respect, its ability to operate the Purchased Assets before any court, governmental or regulatory authority, arbitration panel or other tribunal. There is no action, proceeding or suit pending, or, to the knowledge of Buyer, threatened, that questions the validity of this Agreement or that would prevent or materially hinder the consummation of the transactions contemplated hereby.

    5.7.  Financing.  Buyer possess, or has access to, sufficient unencumbered cash and cash equivalents to enable Buyer to pay the Purchase Price and all fees and expenses payable by Buyer related to the transactions contemplated by this Agreement.

    5.8  Bankruptcy; Insolvency.  Buyer is not insolvent, has not proposed a compromise or arrangement to its creditors generally, has not had any petition or receiving order in bankruptcy filed against it, has not made a voluntary assignment in bankruptcy, has not taken any proceeding with respect to a compromise or arrangement, has not taken any proceeding to have itself declared bankrupt or wound-up, has not taken any proceeding to have a receiver appointed with respect to any part of its assets, has not had any execution or distress become enforceable or become levied upon any of its property or, to Buyer's knowledge, had any petition for a receiving order in bankruptcy made against it.

Article VI.

Certain Covenants

    6.1.  Covenants of Both Parties.  Buyer, on the one hand, and Seller, on the other hand, each covenant to the other that:

      (a)  Notice.  Each party shall give prompt written notice to each other party to this Agreement if an event occurs which makes it reasonably likely that a condition to the Closing set forth in Article VII or Article VIII will not be satisfied as of the Closing; provided, however, that the giving of any such notice shall not excuse such party's performance hereunder.

      (b)  Reasonable Best Efforts.  The parties shall negotiate in good faith and shall use their reasonable best efforts to fulfill all conditions to Closing set forth in this Agreement in order to consummate the transactions contemplated hereby by the Closing.

B–16

      (c)  Further Assurances.

         (i) Both before and after the Closing, each party will cooperate in good faith with the other and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder. From and after the Closing, Seller will promptly as practicable refer all inquiries and other communications with respect to the ownership and operation of the Purchased Assets to Buyer and execute such documents as Buyer may reasonably request from time to time to evidence transfer of the Purchased Assets to Buyer, and Buyer will execute such documents as Seller may reasonably request from time to time to evidence assumption of the Assumed Liabilities.

        (ii) After the Closing, Seller shall cooperate in its reasonable best efforts to (a) provide for an orderly transfer of the ESD Business to Buyer and (b) avoid any action that is intended to have the effect of discouraging any licensor, customer or supplier of Seller from participating in the ESD Business as such licensor, customer or supplier had previously participated prior to the Closing.

      (d)  Allocation of Purchase Price.  The Purchase Price shall be allocated among the Purchased Assets in accordance with Schedule 6.1(d) attached to this Agreement, which the parties acknowledge complies with the requirements of Section 1060 of the Code and regulations thereunder. Buyer and Seller agree to each prepare and file on a timely basis with the United States Internal Revenue Service substantially identical initial and supplemental Internal Revenue Service Forms 8594 "Asset Acquisition Statements Under Section 1060" consistent with Schedule 6.1(d).

    6.2.  Seller's Covenants.  Seller covenants to Buyer that:

      (a)  Access by Buyer.  Seller shall allow Buyer and its Representatives, at Buyer's own expense and during regular business hours and accompanied by Seller and its Representatives if Seller so desires, to inspect the Purchased Assets and to inspect the Books and Records, including promotional and marketing information and such other matters as Buyer may reasonably request in order to conduct its due diligence examination. All such information shall be provided to Buyer in such form as such information may presently exist or be readily available and, except as specifically provided in Article IV to the contrary, without representation or warranty as to the accuracy or completeness thereof.

      (b)  Consents.  As soon as practicable following the date hereof, Seller shall commence all reasonable action required hereunder to obtain all applicable Permits, consents, approvals and agreements of, and to give all notices and make all filings with, any third parties and governmental authorities as may be necessary to authorize, approve or permit the sale of the Purchased Assets. Buyer shall cooperate in good faith with Seller's efforts as provided in Section 6.1(c).

      (c)  No Shop.  Following the date of this Agreement, Seller and its Representatives will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal (defined below) or (ii) engage in negotiations with, or disclose any nonpublic information relating to Seller to, or afford access to the properties, books or records of Seller to, any person that has advised Seller that it may be considering making, or that has made, a Takeover Proposal, except in event that the Board of Directors of Seller determines in good faith, after consultation with outside counsel, that it is necessary to engage in such activities in order to comply with its fiduciary duties to Seller's stockholders under the Delaware General Corporation Law (the "DGCL"). Seller will promptly notify Buyer after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for nonpublic information relating to Seller or for access to the properties, books or records of Seller by any person that has advised Seller

B–17

  that it may be considering making, or that has made, a Takeover Proposal and will keep Buyer fully informed of the status and details of any such Takeover Proposal notice or request. Upon notice of each Takeover Proposal, Buyer shall have the right to contact and make a presentation to the Board of Directors of Seller at a board meeting convened for the purposes of discussing such Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a purchase or other business combination involving Seller or the acquisition of any significant equity interest in, or a significant portion of the assets of, Seller, other than the transactions contemplated by this Agreement.

      (d)  Interim Conduct of Business.  From the date hereof until the Closing, Seller shall continue to operate the ESD Business in its ordinary operating manner, including using its commercially reasonable efforts to retain all existing customers and employees (other than those employees whom Buyer indicates in writing it is not interested in retaining following the Closing), to market and sell the products and services offered by the ESD Business, and to maintain, protect and support the Intellectual Property related thereto. Notwithstanding the foregoing, in the event that Buyer shall request Seller or any of Seller's employees to (i) perform any services relating to the Purchased Assets or the ESD Business beyond those performed in the ordinary course of the ESD Business as of the date hereof or (ii) otherwise incur expenses incremental to those being incurred by Seller in the ESD Business in the ordinary course as of the date hereof (collectively, the "Requested Services"), then if Seller consents to perform the Requested Services and provided further that the parties agree upon the applicable commercial terms of such specific Requested Services (e.g., indemnification, ownership of any resulting derivative works, etc.), Buyer shall promptly reimburse Seller for any expenses (including but not limited to any incremental compensation, equipment, operating, travel or other costs) reasonably incurred by Seller in the performance of such Requested Services.

      (e)  Notification of Events.  From the date hereof until the Closing, Seller shall inform Buyer, in writing, of any meeting of Seller's stockholders at least 48 (forty-eight) hours in advance. Seller shall allow an observer on behalf of Buyer to attend such a meeting, provided that such an observer signs a customary confidentiality agreement with Seller, and shall provide Buyer with copies of all minutes and resolutions thereof.

      (f)  Portland Facilities Sublease.  Seller agrees to negotiate in good faith with Buyer concerning a sublease of a portion of Seller's Portland, Oregon facility as requested by Buyer following the execution of this Agreement and prior to the Closing.

    6.3.  Employment Matters.

      (a)  Employees.

         (i) Within 14 calendar days hereof, the employees identified on Schedule 6.3(a) (which schedule may be amended from time to time until the Closing in the manner contemplated by Section 6.4) (the "Key Employees") will be offered employment by Buyer ("Offers of Employment"), provided that such Offers of Employment shall provide the Key Employees with compensation, benefits, and responsibilities substantially comparable to the existing compensation, benefits and responsibilities of such Key Employees. Seller hereby reserves the right to retain any person working in the ESD Business or Non-ESD Business who is not identified on Schedule 6.3(a).

        (ii) After the date hereof, Buyer shall have the right to solicit for employment the employees and former employees of Seller, provided that Seller has so consented with respect to such respective employees or former employees (the "Other Employees"). Seller shall cooperate with and provide reasonable assistance to Buyer in its efforts to secure satisfactory

B–18

    employment arrangements with the Other Employees. The Key Employees and Other Employees are collectively referred to herein as the "Employees."

      (b)  Obligations.  Except as set forth in this Section 6.4(b), Seller shall pay all amounts due or that would otherwise have become due to the Employees hired by Buyer with respect to their employment by Seller prior to the Effective Time, including accrued vacation time, and Buyer shall not assume any of Seller's employee benefit plans or policies or any obligation or liability thereunder, including any severance or termination obligations. All Employees that will be hired by Buyer after the Closing will be terminated by Seller prior to the Closing, so that Buyer shall have no liability with respect to such employees with respect to wages and compensation for the period prior to Closing.

      (c)  No Third Party Beneficiary Rights.  Nothing contained in this Agreement shall confer upon any Employee any right with respect to continuance of employment by Buyer or Seller, nor shall anything herein interfere with the right of Buyer or Seller to terminate the employment of any of the Employees at any time, with or without cause. No provision of this Agreement shall create any third party beneficiary rights in any Employee, any beneficiary or dependents thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Employee by Buyer or under any benefit plan which Buyer may maintain.

      (d)  Employee Benefits.  Buyer and Seller agree that Buyer will provide benefits to Employees following the Effective Time that are substantially identical to the benefits provided to similarly situated employees of Buyer, including salary, bonuses and stock options, if any. Buyer shall give each Employee credit for such Employee's years of most recent continuous service with Seller for purposes of determining participation and benefit levels under all of Buyer's vacation policies and benefit plans and programs. Buyer shall provide health continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA") and in accordance with Treasury Regulation Section 54.4980B-9 to any employee of Seller who is an "M&A qualified beneficiary" within the meaning of Treasury Regulation Section 54.4980B-9, Q&A-4(a).

    6.4.  Update of Disclosure Schedules   At or prior to Closing, Seller shall deliver to Buyer updated Schedule 1.1(f) to Seller Disclosure Schedule to reflect material changes to the operations or condition of the Purchased Assets between the date hereof and Closing, which updated disclosure schedule shall be in form and substance satisfactory to Buyer. New items arising prior to Closing shall be added to Schedule 1.1(a) (Assumed Contracts), Schedule 1.1(b) (Assumed Liabilities), Schedule 2.5 (Allocation of Accounts Receivable) and Schedule 6.3(a) (Key Employees) in this manner only with the prior consent of Buyer. With respect to Schedule 2.5 (Allocation of Accounts Receivable), Seller shall update such schedule during the sixty (60) day period following the Closing only with the prior consent of Buyer.

Article VII.

Conditions to Seller's Obligations

    The obligations of Seller to consummate the transactions provided for hereby are subject to the satisfaction of or waiver by Seller, on or prior to the Closing, of each of the following conditions:

    7.1.  Representations, Warranties and Covenants.  All representations and warranties of Buyer contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement (provided that any such representation and warranty made as of a specific date shall have been true and correct as of such specific date), and Buyer shall have performed and complied in all material respects with all of its covenants and agreements set forth in this Agreement to be performed or complied with at or before the Closing.

B–19

    7.2.  No Governmental Proceedings.  No suit, action or other legal or administrative proceeding by any governmental authority shall have been instituted in writing and remain unresolved which questions the validity or legality of the transactions contemplated hereby.

    7.3.  Certificates.  Buyer shall furnish Seller with such certificates of Buyer's officers and others to evidence compliance with the foregoing conditions set forth in this Article VII as may be reasonably requested by Seller.

    7.4.  Corporate Documents.  Seller shall have received from Buyer resolutions adopted by the board of directors of Buyer approving this Agreement and the transactions contemplated hereby, certified as true and correct by its corporate secretary or assistant secretary.

    7.5.  Seller's Stockholder Approval.  Stockholders of Seller shall have approved and adopted by the requisite vote in accordance with applicable law and Seller's Certificate of Incorporation and Bylaws providing for the sale of the Purchased Assets.

    7.6  Opinion of Counsel.  Seller shall have received the opinion of Berkman Wechsler Sahar Bloom & Co., counsel to Buyer, satisfactory in form and scope to Seller.

Article VIII.

Conditions to Buyer's Obligations

    The obligations of Buyer to consummate the transactions provided for hereby are subject to the satisfaction of or waiver by Buyer, on or prior to the Closing, of each of the following conditions:

    8.1  Representations, Warranties and Covenants.

      (a) All representations and warranties of Seller contained in this Agreement shall be true and correct as of the date of this Agreement, and (except to the extent that the aggregate of all breaches thereof would not reasonably be expected to have a Material Adverse Effect) at and as of the date of Closing, with the same effect as if made at and as of the date of Closing (except as a result of the taking of any action contemplated hereby or to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material Adverse Effect qualification); and Seller shall have performed and complied in all material respects with all of its covenants and agreements set forth in this Agreement to be performed or complied with at or before the Closing.

      (b) Prior to the date of Closing, Seller shall deliver to Buyer a certificate executed by Seller's Chief Executive Officer confirming Seller's compliance with the requirements of this Section 8.1 ("Seller's Compliance Certificate"). Seller shall be permitted as part of Seller's Compliance Certificate to disclose any additional matters whereby Seller is or may not be in compliance with the requirements of this Section 8.1 ("Seller's Bring-Down Disclosure"). If Seller provides any Seller's Bring-Down Disclosure, it shall not be deemed in any way to waive the condition that the requirements of this Section 8.1 be met as a condition of Closing to Buyer, but if Buyer nevertheless elects to waive such condition with respect to the matters disclosed in Seller's Bring-Down Disclosure, then it shall limit Seller's liability under Section 9.2(a) to the extent provided therein.

    8.2.  Consents.  All consents, waivers, approvals and authorizations of or by, and declarations, filings and registrations with, governmental or regulatory authorities and other parties or entities identified on Schedule 8.2 and required in connection with the transfer by Seller of the Purchased Assets to Buyer as contemplated hereby shall have been obtained or made.

    8.3.  No Governmental Proceedings.  No suit, action or other legal or administrative proceeding by any governmental authority shall have been instituted in writing and remain unresolved which questions

B–20

the validity or legality of the transaction contemplated hereby and which could reasonably be expected to materially and adversely affect the right or ability of Buyer to own, operate or possess the Purchased Assets after the Effective Time.

    8.4.  Certificates.  Seller shall furnish Buyer with such certificates of Seller's officers and others to evidence compliance with the foregoing conditions set forth in this Article VIII as may be reasonably requested by Buyer.

    8.5.  Corporate Documents.  Buyer shall have received from Seller resolutions adopted by Seller's board of directors approving this Agreement and the transactions contemplated hereby, certified as true and correct by its corporate secretary or assistant secretary.

    8.6  Key Employees.  Not less than seven (7) of the Key Employees listed on Schedule 6.3 shall have accepted Offers of Employment.

    8.7  Letter Agreement.  The parties to that certain Letter Agreement in substantially the form attached hereto as Exhibit E shall have executed such Letter Agreement.

    8.8  Silicon Valley Bank Line.  Seller shall have terminated that certain Loan and Security Agreement dated August 4, 2000 by and between the Company and Silicon Valley Bank.

    8.9  Opinion of Corporate Counsel.  Buyer shall have received the opinion of Venture Law Group, A Professional Corporation, corporate counsel to Seller, substantially in the form attached hereto as Exhibit C.

    8.10  Opinion of IP Counsel.  Buyer shall have received the opinion of Burns, Doane, Swecker & Mathis, intellectual property counsel to Seller, substantially in the form attached hereto as Exhibit D.

Article IX.

Actions by Parties After the Closing

    9.1.  Resale Certificates.  Buyer will provide Seller with such resale certificates or other documents as may be required or contemplated by the laws of California or any other applicable jurisdiction in order to avoid imposition of sales or use tax with respect to Purchased Assets intended to be resold.

    9.2.  Indemnification.

      (a)  By Seller.  From and after the Effective Time, Seller shall indemnify, save and hold harmless Buyer and its Affiliates and their respective Representatives, from and against any and all Damages caused by, arising out of, asserted against, resulting from or suffered by Buyer or any of its Affiliates or Representatives in connection with (i) the breach of any representation or warranty made by Seller in this Agreement, (ii) the breach of any covenant in Article VI herein, or any agreement made by Seller in this Agreement and (iii) any of the Excluded Liabilities.

      (b)  By Buyer.  From and after the Effective Time, Buyer shall indemnify, and save and hold harmless Seller and its Affiliates and their respective Representatives, from and against any and all Damages caused by, arising out of, asserted against, resulting from or suffered by Seller or any of its Affiliates or Representatives in connection with (i) the breach of any representation or warranty made by Buyer in this Agreement, (ii) the breach of any covenant in Article VI herein, or any agreement made by Buyer in this Agreement, (iii) any of the Assumed Liabilities and (iv) the ownership and operation of the Purchased Assets from and after the Effective Time.

      (c)  Limitation as to Indemnified Parties' Own Negligence.  The respective obligations of the Indemnifying Parties under subsections (a) and (b) above to provide indemnification shall be terminated, modified or abated as appropriate to the extent that the underlying claim giving rise to Damages for which such indemnification is provided hereunder (i) would not have arisen but for a

B–21

  voluntary act which is carried out at the express written request of, or with the express written approval, concurrence or with the knowing assistance of the Indemnified Party or (ii) is based, in whole or in part, on the gross negligence, bad faith or willful misconduct of the party seeking indemnification. For purposes of this Section 9.2(c), "voluntary" shall mean an act other than any act which is required to be taken by law or which, if taken, would constitute prudent business practice.

      (d)  Notice of and Defense of Third Party Claims.

         (i) For the purpose of this Article IX, the term "Indemnifying Party" when used in connection with a particular Claim (as defined below) shall mean the party having an indemnification obligation pursuant to this Article IX, and the term "Indemnified Party" when used in connection with a particular Claim shall mean the persons having the right to be indemnified pursuant to this Article IX. Each party agrees that as promptly as practical under the circumstances after it becomes aware of facts or circumstances giving rise to a claim by it for indemnification pursuant to this Article IX (a "Claim"), including the filing of any lawsuit, enforcement action or similar proceeding by any third party (a "Third Party Claim"), such party will provide notice thereof in writing (a "Claim Notice") to the Indemnifying Party with respect to such Claim specifying in reasonable detail the nature and specific basis to the extent then known by the Indemnified Party for such Claim and to the extent feasible the estimated amount of Damages attributable thereto.

        (ii) With respect to Third Party Claims, after such Claim Notice the Indemnifying Party shall be entitled, if it so elects, to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing to the effect that the Indemnifying Party will indemnify the Indemnified Party from and against the Damages caused by the Third Party Claim and (B) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and such attorneys in the investigation, trial and defense of any lawsuit or action with respect to any such Third Party Claim and any appeal arising therefrom, including the filing in the Indemnified Party's name of appropriate cross claims and counterclaims. The Indemnified Party may, at its own cost, participate in any investigation, trial and defense of such Third Party Claim controlled by the Indemnifying Party and any appeal arising therefrom. If the Indemnified Party joins in any such Third Party Claim, the Indemnifying Party shall have full authority to determine all action to be taken with respect thereto; provided, however, that unless the settlement or other resolution of any such Third Party Claim includes the complete and unconditional release of the Indemnified Party, the Indemnifying Party will not (y) consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim or (z) be liable for any settlement of any such Third Party Claim without, in each instance, the Indemnified Party's express written consent, which in any event shall not be unreasonably withheld.

        (iii) If the Indemnifying Party shall object to any Claim pursuant to this Agreement, the Indemnifying Party shall give written notice of such objection to the Indemnified Party within 20 days after the date of the Claim Notice is given to the Indemnifying Party (the "Notice Date"). If the Indemnifying Party does not give notice of an objection within 20 days after the Notice Date, or shall have agreed within such 20-day period that such Claim should be paid, the Indemnifying Party shall, promptly cause to be transferred to the Indemnified Party an amount equal to that set forth in the Claim Notice (or such lesser amount agreed in writing by the Indemnified Party and the Indemnifying Party).

B–22

        (iv) In case the Indemnifying Party shall object in writing to any Claim or Claims by the Indemnified Party, the Indemnifying Party and the Indemnified Party shall attempt in good faith to resolve the dispute under the procedures set forth in Section 9.3.

        (v) Payments by an Indemnified Party of amounts for which such Indemnified Party is indemnified hereunder shall not be a condition precedent to recovery.

      (e)  Limitation on Indemnification.

         (i) The indemnification obligations under the provisions of Section 9.2(a)(i), 9.2(a)(ii), 9.2 (b)(i) and 9.2(b)(ii) shall survive for the period ending one hundred eighty (180) days from the Closing. The indemnification obligations under the provisions of Sections 9.2(a)(iii), 9.2(b)(iii) and 9.2(b)(iv) shall survive without limitation as to time. Notwithstanding anything to the contrary contained herein, no Indemnified Party seeking indemnification pursuant to this Section 9.2 hereof shall be entitled to indemnification unless a Claim Notice specifying the basis of such Claim has been delivered to the Indemnifying Party prior to the applicable termination date as described above.

        (ii) Seller's liability under Sections 9.2(a)(i) and 9.2(a)(ii) shall be limited to the sum of Two Million Five Hundred Thousand US Dollars (USD 2,500,000), provided however that in the event that Seller has provided any Seller's Bring-Down Disclosure, Seller's liability with respect to the matters explicitly described in Seller's Bring-Down Disclosure shall be limited to the sum of One Million US Dollars (USD 1,000,000). Notwithstanding the foregoing, in no event shall Seller's aggregate liability under Sections 9.2(a)(i) and 9.2(a)(ii) exceed Two Million Five Hundred Thousand US Dollars (USD 2,500,000). Seller's liability under Section 9.2(a)(iii) and with respect to any Fraud Claim (as defined below) filed against Seller by Buyer (provided that Buyer has delivered such Claim Notice of the Fraud Claim prior to the one-year anniversary of the Closing) shall be without limitation. For the purposes of this Agreement, a Fraud Claim shall mean a Claim arising out of or otherwise relating to any breach by Buyer or Seller, as the case may be, of any representation, warranty, covenant or agreement contained herein committed with the knowing intent to be materially false or misleading.

        (iii) Buyer's liability under Sections 9.2(b)(i) and 9.2(b)(ii) shall be limited to the sum of Two Million Five Hundred Thousand US Dollars (USD 2,500,000). Buyer's liability under Sections 9.2(b)(iii) and 9.2(b)(iv) and with respect to any Fraud Claim (as defined below) filed against Buyer by Seller (provided that Seller has delivered such Claim Notice of the Fraud Claim prior to the one-year anniversary of the Closing) shall be without limitation.

        (iv) Neither party shall be liable to the other party under Section 9.2 for any Damages arising out of one or more Claims unless the amount of Damages exceeds Two Hundred Fifty Thousand US Dollars (USD 250,000) and if the amount of Damages for any such Claim or Claims exceeds Two Hundred Fifty Thousand US Dollars (USD 250,000) in the aggregate (collectively, a "Qualified Claim"), in which case the Indemnifying Party shall be liable to the Indemnified Party for all such Damages arising under the Qualified Claim; provided, however, that the foregoing limitation shall not apply to any Fraud Claim.

        (v) NOTWITHSTANDING ANYTHING TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, EXEMPLARY, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES, EXCEPT FOR DAMAGES ARISING OUT OR OTHERWISE RELATING TO FRAUD CLAIMS.

B–23

      (f)  Offset.  Seller may withhold and set off against any amount otherwise due Buyer any amount as to which Buyer is obligated to pay Seller pursuant to this Agreement. Buyer may withhold and set off against any amount otherwise due Seller any amount as to which Seller is obligated to pay Buyer pursuant to this Agreement.

      (g)  No Personal Liability.  No individual Representative of any party shall be personally liable for any Damages under the provisions of this Section 9.2 or any other provision of this Agreement. Nothing herein shall relieve any party of any liability to make any payment expressly required to be made by such party pursuant to this Agreement.

      (h)  Insurance Benefits.  The amount of any payments required to be made under this Article IX shall be reduced by the amount of any insurance payments received or to be received by the recipient by reason of the payment or incurrence by such recipient of the item for which the indemnity is being sought. Each party shall notify the other of such receipt of any such insurance benefits.

      (i)  Bulk Sale Compliance.  Subject to Buyer's rights to indemnification under Section 9.2(a), Buyer hereby waives compliance by Seller with the provisions of the bulk sales laws of California and Seller shall pay and discharge when due all claims of creditors that could be asserted against Buyer by reason of such non-compliance to the extent that such claims are not specifically assumed by Buyer.

      (j)  Remedies Exclusive.  The remedies provided in this Section 9.2 shall be exclusive as to all claims by either party against the other with respect to the Purchased Assets, the Intellectual Property, the Excluded Liabilities, the Assumed Liabilities and the matters contemplated by this Agreement; provided, however, that nothing set forth in this Section 9.2 shall be deemed to prohibit or limit any party's right at any time before, on or after the Closing to seek injunctive relief or other equitable relief for the failure of any other party to perform any covenant or agreement contained in this Agreement.

    9.3.  Dispute Resolution Procedures.  All disputes arising in connection with this Agreement or the grounds for termination thereof shall be resolved as follows: The senior management of both parties shall meet to attempt to resolve such disputes. If the disputes cannot be resolved by the senior management, either party may make a written demand for formal dispute resolution and specify therein the scope of the dispute. Within thirty (30) days after such written notification, the parties agree to meet for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty days after the one day mediation, either party may begin litigation proceedings.

    9.4.  Confidentiality After Closing.  After the date of Closing, except as may be required for tax purposes, other regulatory purposes or pursuant to Seller's exercise of its license rights granted under Section 2.6 hereof, neither Seller nor any Affiliate (nor any of their respective successors and assigns) shall retain any document, databases or other media embodying any trade secret or proprietary know-how which constitutes a part of the Purchased Assets or use, publish or disclose to any third person any such trade secret or proprietary know-how.

    9.5.  Post-Closing Administration.  After the date of Closing, Seller shall permit Buyer to collect, in the name of Seller or otherwise, all receivables which shall be transferred hereunder to Buyer as listed on Schedule 2.5 (the "Transferred Receivables"), and to endorse with the name of Seller any checks, receivables or other items relating to the Transferred Receivables. Seller shall transfer and deliver to Buyer any cash or other property which Seller may receive in respect of the Transferred Receivables or the Purchased Assets. In the event that Buyer shall receive any checks, cash or other property relating to receivables or other assets retained by Seller, Buyer shall promptly as practicable forward such materials to Seller.

B–24

    9.6.  Litigation Support.  In the event and for so long as any party to this Agreement is actively contesting or defending against a Third Party Claim relating to or in connection with any transaction contemplated under this Agreement, subject to attorney-client or other privilege it may invoke, the other party will cooperate with such defending party or its counsel in the contest or defense and shall make available its respective personnel and provide access to its respective books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Section 9.2 above). Without limiting the foregoing, Seller shall retain such rights in and to the Intellectual Property for the purpose of contesting or defending against claims brought against Seller.

    9.7  Certain Payments.

      (a) Seller shall pay and fully discharge all liabilities and obligations to customers and suppliers of the ESD Business which are not assumed by Buyer as and when due.

      (b) Seller shall otherwise pay, discharge or make adequate provision for all other liabilities and obligations of Seller, or otherwise resolve such liabilities and obligations in a commercially reasonable fashion.

Article X.

Miscellaneous

    10.1.  Termination.  This Agreement and the transactions contemplated hereby may be terminated or abandoned at any time prior to the Closing:

      (a) by the mutual written agreement of Buyer and Seller;

      (b) by the written notice from either Buyer to Seller or from Seller to Buyer if the Closing shall not have occurred on or prior to the Outside Date;

      (c) by any party if a final nonappealable judgment has been entered against such party or any of its Affiliates restraining, prohibiting, or declaring illegal the consummation of this Agreement or the transactions contemplated hereby or which imposes or awards damages which would have a Material Adverse Effect on the economic benefits contemplated hereby;

      (d) by Buyer if there is:

         (i) a material breach of any representation or warranty set forth in Article IV or any covenant or agreement to be complied with or performed by Seller pursuant to the terms of this Agreement, Buyer has notified Seller of the material breach, and the material breach has continued without cure for a period of fifteen (15) days after the notice of the material breach;

        (ii) the failure of a condition set forth in Article VIII to be satisfied (and such condition is not waived in writing by Buyer) on the Closing (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);

      (e) by Seller if there is:

         (i) a material breach of any representation or warranty set forth in Article V or any covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement, Seller has notified Buyer of the material breach, and the material breach has continued without cure for a period of fifteen (15) days after the notice of the material breach; or

B–25

        (ii) the failure of a condition set forth in Article VII to be satisfied (and such condition is not waived in writing by Seller) on or prior to the Closing (unless the failure results primarily from Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

    Notwithstanding the above, a party shall not be allowed to exercise any right of termination pursuant to this Section 10.1 if the event giving rise to the termination right shall be due to the failure of such party seeking to terminate this Agreement to perform or observe in any material respect any of the covenants or agreements set forth to be performed or observed by such party. If this Agreement is terminated as permitted under this Section 10.1, such termination shall be without liability of or to any party to this Agreement, or any Representative of such party; provided however, if such termination shall result from (X) the willful failure of any party to fulfill a condition to the performance of any other party or (Y) a material and willful breach by any party of this Agreement, then such non-breaching party would suffer direct and substantial damages, which damages cannot be determined with reasonably certainty. To compensate such non-breaching party for such damages and its costs, fees and expenses incurred in connection with this Agreement, the breaching party shall pay to the non-breaching party an amount in immediately available funds equal to Two Million Five Hundred Thousand US Dollars (USD 2,500,000) in liquidated damages immediately upon the occurrence or non-occurrence of the event leading to the termination. It is specifically agreed that the amount to be paid pursuant to this Section 10.1 represents liquidated damages and not a penalty.

    10.2.  Assignment.  Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Buyer without the prior written consent of Seller or by Seller without the prior written consent of Buyer. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder. Notwithstanding the foregoing, Buyer may assign all its rights and obligations (but not less than all its rights and obligations) under this Agreement to any wholly-owned subsidiary; provided, however, that in the event of such assignment, Buyer shall unconditionally and fully guarantee all obligations of such wholly-owned subsidiary with respect to any and all performance required under this Agreement.

    10.3.  Notices.  Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and delivered by telecopy or other facsimile (with receipt acknowledged), delivered personally or mailed by certified or registered mail, postage prepaid (and by airmail if sent internationally), return receipt requested or by internationally recognized courier (such as Federal Express or DHL) (such mailed or couriered notice to be effective on the date such receipt is acknowledged or refused), as follows:

If to Seller, addressed to:
Preview Systems, Inc. 1195 W. Fremont Avenue, Suite 2001 Sunnyvale, CA 94087 Attn: Vincent Pluvinage, Chief Executive Officer Fax: (408) 720-3550
With a copy to:
Venture Law Group 2800 Sand Hill Road Menlo Park, CA 94025 Attn: Elias Blawie Fax: (650) 233-8386

B–26

If to Buyer, addressed to:
Aladdin Software Systems, Ltd. 15 Beit Oved St., P.O. Box 11141 Tel Aviv, 61110 Israel Attn: Yanki Margalit Fax: +972 3 537 5796
With a copy to:
Berkman Wechsler Sahar Bloom & Co. Law Offices 1 Azrieli center Tel Aviv, 67021 Israel Attn: Alon Sahar Fax:+972-3-6072250/20
And an additional copy to:
Carr & Ferrell, LLP 2225 E. Bayshore Road, Second Floor Palo Alto, CA 94303 Attn: Barry A. Carr Fax: (650) 812-3444

or to such other place and with such other copies as either party may designate as to itself by written notice to the other.

    10.4.  Choice of Law; Venue.  This agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware (without reference to the choice of law provisions thereof); provided, however, that with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters, the law of the jurisdiction under which the respective entity derives its powers shall govern. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the courts of the state and federal courts of Santa Clara County, California.

    10.5.  Entire Agreement; Amendments and Waivers.  This Agreement, together with all exhibits and schedules hereto, and that certain Confidentiality Agreement dated April 16, 2001 (the "Non-Disclosure Agreement") between Seller and Buyer constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

    10.6.  Multiple Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    10.7.  Expenses.  Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

    10.8.  Invalidity.  In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such provision or

B–27

provisions shall be judicially reformed consistent with the parties' intentions so as to be valid, legal and enforceable to the maximum extent possible and such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

    10.9.  Titles.  The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

    10.10.  Publicity.  Unless otherwise required by law, no party shall issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior written approval of the other party. The parties have agreed to the form of a joint press release announcing the transaction contemplated hereby. If it is determined that any press release or public statement regarding the transactions contemplated hereby is required by law, the party required to make such disclosure will (i) notify the other party five (5) days in advance of such disclosure, (ii) coordinate with the other party regarding the content of such disclosure, (iii) disclose only such information as is required by law to be disclosed and (iv) request confidential treatment for such disclosure. Seller and Buyer shall consult with each other regarding any mutual press release which the parties believe is necessary or desirable to issue with respect to the transactions contemplated by this Agreement.

    10.11.  Confidential Information.  This Agreement and its terms, including the Purchase Price, shall be deemed "confidential information" for purposes of the Non-Disclosure Agreement and treated accordingly.

    10.12.  Buyer Acknowledgment.  Buyer acknowledges that it has received and reviewed sufficient information about Seller and has had an opportunity to review and discuss Seller's business, management and financial affairs with its senior management and to tour Seller's facilities. Buyer understands that such discussions, as well as any written information issued by Seller, were intended to describe the aspects of Seller's business which Seller believes to be material, but were not necessarily a thorough or exhaustive description thereof. Buyer further acknowledges that Seller has given Buyer ample time and opportunity to ask questions of appropriate officers and employees of Seller, insofar as they relate to Seller's business, and that such questions were answered to Buyer's satisfaction. Buyer further acknowledges that it has had ample time and opportunity to conduct its own independent due diligence investigation of Seller, including, without limitation, the ESD Business, the Purchased Assets and the Assumed Liabilities, and Buyer has completed such due diligence investigation. Notwithstanding the foregoing, Buyer shall be entitled to fully rely upon each of the representations and warranties of Seller contained in Article IV above.

    10.13.  Sale of Assets Only.  This Agreement constitutes a sale of certain assets of Seller only and is not a sale of any stock in any entity comprising Seller.

    10.14  Survival.  Except as otherwise provided herein or as expressly provided by their terms, the covenants contained within this Agreement shall terminate upon at the Effective Time. Following the Effective Time, (i) the covenants in Sections 6.1(c)(i), 6.1(d), 6.3(c), 6.3(d), 9.2 (subject to the limitations set forth in Section 9.2(e)), 9.3, 9.4, 9.5, 9.6, 9.7(a), the last paragraph of Section 10.1,10.3, 10.4, 10.5, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12 and 10.14 shall survive the termination of this Agreement; (ii) the covenants contained in Sections 6.1(c)(ii), 6.2(b), 9.1 and 9.7(b) shall survive for a period of one year from the date of Closing; (iii) Article IV and Article V shall survive for a period of 180 days from the date of Closing; and (iv) the covenant in Section 6.4 shall survive for a period of 60 days from the date of Closing.

[Signature Page Follows]

B–28

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, in multiple originals, all as of the day and year first above written.

PREVIEW SYSTEMS, INC., a Delaware corporation
By:	/s/ VINCENT PLUVINAGE Vincent Pluvinage Chief Executive Officer
ALADDIN KNOWLEDGE SYSTEMS, LTD. an Israeli corporation
By:	/s/ YANKI MARGALIT Yanki Margalit Chairman and Chief Exeutive Officer

B–29

EXHIBIT C

AUDIT COMMITTEE CHARTER
January 24, 2000

I.  OVERALL PURPOSE

    The primary purpose of the Audit Committee is to assist the Board of Directors in achieving its oversight responsibilities in the following areas:

  •
  Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

  •
  Overseeing that management has established and maintained processes to assure that an adequate system of internal control over key business risks is functioning within the Company;

  •
  Overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policies.

II.  COMPOSITION

    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

    The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and will serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS

    The Committee shall meet at least quarterly, prior to the Company's release of earnings for the preceding quarter. In addition to the Committee members, Company management and the independent accountants will attend these quarterly meetings. The agenda for the quarterly meetings shall include, at a minimum, a review of the Company's financial results and an executive session with the independent accountants. The Committee will include other agenda topics, which, in its opinion, are necessary to executing its responsibilities under this charter. The Committee may meet more frequently as circumstances dictate.

IV.  ACTIVITIES

    In fulfilling its overall purpose, the audit committee shall annually schedule and carry out the following activities. The five broad areas of activities include:

  •
  General

  •
  Reporting

  •
  Independent Accountants

  •
  Key Risks and Controls

  •
  Ethical and Legal Standards

C–1

Area: GENERAL

1.
Determine that each Committee member is independent and free from any relationships that would interfere with the exercise of his or her judgment as a member of the Committee. Definition of independence would exclude directors who:

•
Have been employed by the corporation during the past three years,

•
Accept compensation in excess of $60,000 from the Company, or any of its affiliates during the previous fiscal year other than for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation,

•
Are members of the immediate family of any executive officer employed during the past three years,

•
Are executives of other corporations where any of the corporations executives serves on the compensation committee

•
Is a partner in, a controlling shareholder or executive officer of any for-profit business organization to which the corporation made or received payments in any of the past three years that exceed 5% of the company's or business organizations consolidated gross revenues for that year, or $200,000, whichever is greater. Payments resulting solely from investments in the company's securities need not be considered for this purpose.

2.
Determine that all Committee members are "financially literate" and at least one member has financial management experience, as defined by the full board.

3.
Review and update this Charter periodically, at least annually, as conditions dictate. Full board approval is required for adoption and significant changes to the charter.

4.
Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each meeting with the full Board of Directors.

5.
The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

Area: REPORTING

1.
Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

2.
Review with management and the Company's independent public accountants the applicability and impact of any new pronouncements issued by FASB or other applicable regulatory agencies.

3.
Disclose in the annual proxy statement whether the Committee has satisfied its responsibilities in compliance with this charter. Specifically, the report would require audit committees to state that they have reviewed and discussed the financial statements with management, discussed the items required by SAS 61 (including the quality of reporting) with independent auditors, and indicate that the audit committee has received the written report from auditors required by ISB 1 regarding auditors' independence. Finally, the report would require audit committee's to recommend to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for filing with the Commission.

4.
Publish the written charter in the annual report at least every three years or in the next proxy statement after a significant amendment.

C–2

5.
Meet with (telephonic or in person) financial management and the independent accountants following the completion of the independent accountants SAS #71 interim financial review and prior to the form 10-Q filing/release of earnings.

Area: INDEPENDENT ACCOUNTANTS

1.
Review and approve the selection of the independent accountants. It should be clear to the independent accountants that they are ultimately accountable to the board of directors and the audit committee as representatives of the shareholders

2.
Review with the independent accountants the scope of their examinations of the books and records of the Company and its subsidiaries and direct the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable.

3.
On an annual basis, receive a formal written statement from the independent auditors as to all significant relationships the accountants have with the Company to determine the accountants' independence.

4.
Review with management and the independent auditor their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

5.
Review with management and the independent accountants at the completion of their audit:

•
The existence of any fraud or illegal acts that the auditor may have become aware of;

•
Any significant deficiencies in the design or operation of internal controls noted during the audit;

•
Selection of and changes in significant accounting policies or their application;

•
Process used by management in making significant accounting judgments or estimates

•
Significant audit adjustments

•
Review by the auditors of other information in the audited financial statements.

•
Disagreements with management

•
Consultation, if any, with other auditors on significant accounting matters

•
Serious difficulties encountered during the audit

6.
Consider recommendations from the independent accountants and internal auditors regarding internal controls, information technology controls and security and other matters relating to the Company and its subsidiaries and reviewing the correction of controls or processes deemed to be needing improvement.

7.
Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

C–3

Area: KEY RISKS AND CONTROLS

1.
Inquire of management, the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks.

2.
Review accounting and financial human resources and succession planning.

Area: ETHICAL AND LEGAL STANDARDS

1.
Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

2.
Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

3.
Review and approve updates periodically to the Corporations Code of Conduct and ensure that management has established a system to enforce this Code.

4.
Perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

C–4

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS
OF PREVIEW SYSTEMS, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 13, 2001

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated June [  ], 2001, and hereby names, constitutes and appoints Vincent Pluvinage and Roger Rowe, proxies and attorneys-in-facts, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Stockholders of Preview Systems, Inc. (the "Company") to be held at the Marriott Hotel, 2700 Mission College Blvd., Santa Clara, California 95054 on July 13, 2001, at 8:00 a.m., Pacific Daylight Savings Time, and at any postponement or adjournment thereof, and to vote all shares of Common Stock, which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

PROPOSAL 1—Approval and adoption of the Plan of Liquidation and Dissolution of Preview Systems.

/ / FOR PROPOSAL 1	/ / AGAINST PROPOSAL 1	/ / ABSTAIN ON PROPOSAL 1

Our Board of Directors unanimously recommends a vote for the approval of Proposal 1.

PROPOSAL 2—If the Plan of Liquidation and Dissolution is Approved, approval of the sale of assets pursuant to the Asset Purchase Agreement by and between Preview Systems and Aladdin Knowledge Systems, Ltd.

/ / FOR PROPOSAL 1	/ / AGAINST PROPOSAL 1	/ / ABSTAIN ON PROPOSAL 1

Our Board of Directors unanimously recommends a vote for the approval of Proposal 2.

PROPOSAL 3—Election of Directors

  / / FOR all nominees listed below

  / / WITHHOLD authority to vote for all nominees listed below

  To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

    Gerard H. Langeler

    R. Douglas Rivers

Our Board of Directors unanimously recommends a vote for each of the nominees named above.

PROPOSAL 4—Ratification of the appointment of Arthur Andersen LLP as Preview Systems' independent accountants for the year ending December 31, 2001.

/ / FOR PROPOSAL 4	/ / AGAINST PROPOSAL 4	/ / ABSTAIN ON PROPOSAL 4

Our Board of Directors unanimously recommends a vote for the approval of Proposal 4.

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE APPROVAL AND ADOPTION OF THE PLAN OF LIQUIDATION AND DISSOLUTION OF PREVIEW SYSTEMS; (2) IF THE PLAN OF DISSOLUTION IS APPROVED, FOR THE APPROVAL OF THE SALE OF ASSETS PURSUANT TO THE TERMS OF THE ASSET PURCHASE AGREEMENT; (3) FOR THE ELECTION OF DIRECTORS; (4) FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSON LLP AS THE INDEPENDENT ACCOUNTANTS OF PREVIEW SYSTEMS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

Signature	Date:
Signature	Date:

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

QuickLinks

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
APPROVAL AND ADOPTION OF PLAN OF LIQUIDATION AND DISSOLUTION (Proposal No. 1)
BACKGROUND AND REASONS FOR THE PLAN
FACTORS TO BE CONSIDERED BY STOCKHOLDERS IN DECIDING WHETHER TO APPROVE THE PLAN
POSSIBLE EFFECTS OF THE APPROVAL OF THE PLAN UPON DIRECTORS, OFFICERS AND CERTAIN EMPLOYEES
PRINCIPAL PROVISIONS OF THE PLAN
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
LIQUIDATION ANALYSIS AND ESTIMATES
VOTE REQUIRED AND BOARD RECOMMENDATION
APPROVAL OF ASSET PURCHASE AGREEMENT (Proposal No. 2)
BACKGROUND AND KEY TERMS OF THE ASSET PURCHASE AGREEMENT
FACTORS TO BE CONSIDERED BY STOCKHOLDERS IN DECIDING WHETHER TO APPROVE THE ASSET PURCHASE AGREEMENT
OTHER MATTERS
VOTE REQUIRED AND BOARD RECOMMENDATION
ELECTION OF DIRECTORS (Proposal No. 3)
BOARD OF DIRECTOR AND NOMINEE BIOGRAPHICAL INFORMATION
MEETINGS AND COMMITTEES OF OUR BOARD OF DIRECTORS
DIRECTOR COMPENSATION
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS (Proposal No. 4)
Fees Paid to Auditors Related to Fiscal 2000
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Summary Compensation Table
STOCK OPTIONS
Option Grants in Last Fiscal Year
OPTION EXERCISES AND HOLDINGS
Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
DOCUMENTS INCORPORATED BY REFERENCE
TRANSACTION OF OTHER BUSINESS
PLAN OF LIQUIDATION AND DISSOLUTION OF PREVIEW SYSTEMS, INC.
ASSET PURCHASE AGREEMENT Dated as of May 17, 2001 By and between PREVIEW SYSTEMS, INC. And ALADDIN KNOWLEDGE SYSTEMS, LTD.
TABLE OF CONTENTS
LIST OF EXHIBITS
ASSET PURCHASE AGREEMENT
RECITALS
AGREEMENT
Article I. Definitions
Article II. Purchase and Sale of Assets
Article III. Closing
Article IV. Representations and Warranties of Seller
Article V. Representations and Warranties of Buyer
Article VI. Certain Covenants
Article VII. Conditions to Seller's Obligations
Article VIII. Conditions to Buyer's Obligations
Article IX. Actions by Parties After the Closing
Article X. Miscellaneous
AUDIT COMMITTEE CHARTER January 24, 2000